   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998.


                                                      REGISTRATION NO. 333-64367
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             ---------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            GOLDEN SKY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                          DELAWARE                                                     43-1749060
      (State or Other Jurisdiction of Incorporation or                  (I.R.S. Employer Identification Number)
                       Organization)



                            AND AFFILIATE GUARANTORS




       ARGOS SUPPORT SERVICES COMPANY                           TEXAS                                75-2475630
              PRIMEWATCH, INC.                              NORTH CAROLINA                           56-1798070
 (Exact Name of Registrants as Specified in        (State or Other Jurisdiction of    (I.R.S. Employer Identification Number)
         Their Respective Charters)                 Incorporation or Organization)



                                                                                         JO ELLEN LINN, ESQ.
                                                                                    SECRETARY AND GENERAL COUNSEL
                                                                                       GOLDEN SKY SYSTEMS, INC.
   605 WEST 47TH STREET, SUITE 300                                                 605 WEST 47TH STREET, SUITE 300
        KANSAS CITY, MO 64112                                                           KANSAS CITY, MO 64112
            (816) 753-5544                               4841                               (816) 753-5544
  (Address, Including Zip Code, and          (Primary Standard Industrial        (Name, Address, Including Zip Code,
Telephone Number, Including Area Code,       Classification Code Number)         and Telephone Number, Including Area
 of Registrant's Principal Executive                                                 Code, of Agent For Service)
               Offices)


                                    Copy to:

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                               NEW YORK, NY 10111
                                 (212) 841-5700

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------


                        CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                     TITLE OF EACH                        AMOUNT TO     PROPOSED MAXIMUM    PROPOSED MAXIMUM
                CLASS OF SECURITIES TO                        BE            OFFERING            AGGREGATE          AMOUNT OF
                     BE REGISTERED                        REGISTERED    PRICE PER NOTE(1)   OFFERING PRICE(1)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
12 3/8 % Senior Subordinated Notes due 20006, Series
  B....................................................  $195,000,000         100%            $195,000,000          $57,525
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of 12 3/8% Senior Subordinated Notes due
  2006, Series B.......................................   195,000,000                 (2)              (2)                   (2)
--------------------------------------------------------------------------------------------------------------------------------
Total..................................................  $195,000,000         100%            $195,000,000          $57,725
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee.



(2) No additional consideration will be paid for the guarantees by the recipients of the Notes. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                            GOLDEN SKY SYSTEMS, INC.
                             OFFER TO EXCHANGE ITS
             12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A
                             ---------------------
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

                       JANUARY 27, 1999, UNLESS EXTENDED.

                             ---------------------


     Golden Sky Systems, Inc., a Delaware corporation ("GSS" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 12 3/8% Senior Subordinated Notes due 2006, Series B ("New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount of its issued and outstanding 12 3/8% Senior Subordinated Notes due 2006, Series A (the "Old Notes" and, collectively with the New Notes, the "Notes"), of which $195,000,000 aggregate principal amount is outstanding, from the holders thereof. The Company will not receive any proceeds from the Exchange Offer and has agreed to pay all the expenses incident to the Exchange Offer. The Company is a wholly-owned subsidiary of Golden Sky Holdings, Inc., a Delaware corporation ("Holdings"). The Notes are unconditionally guaranteed, on a senior subordinated basis, by GSS's subsidiaries Argos Support Services Company and Primewatch, Inc. (together with any other subsidiaries of the Company that may guarantee the Notes in the future, the "Guarantors"). Each guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.



     The terms of the New Notes are identical in all material respects (including principal amount, interest rate, maturity and guarantees) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Notes rank pari passu with all present and future senior subordinated debt of the Company, and senior to all present and future subordinated debt of the Company. As of September 30, 1998, the aggregate amount of outstanding indebtedness (excluding the Notes) of the Company was approximately $52.3 million. See "Description of the New Notes." Upon a Change of Control (as defined herein), each holder of the New Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. In the event of a Change of Control, the Company may not have sufficient funds to satisfy its obligation to repurchase the New Notes and other debt that may come due as a result thereof. See "Description of the New Notes -- Change of Control."


     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the registration rights agreement relating to the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, and such holder has no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by a broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

                                                  (Cover continued on next page)

      SEE "RISK FACTORS" ON PAGE 15 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


               The date of this Prospectus is December 28, 1998.

(Continued from cover page)


     The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires (the "Expiration Date"), which will be January 27, 1999 unless the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See "The Exchange Offer."


     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture (as defined herein). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes" and "The Exchange Offer -- Terms of the Exchange Offer."

     The New Notes will initially be available only in book-entry form. The Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, a New Note in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See "Description of the New Notes -- Book Entry; Delivery and Form."
                             ---------------------

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.
                             ---------------------


     This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of December 28, 1998.


     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Additional Information......................................    1
Forward-Looking Statements..................................    2
Sources of Material Information.............................    2
Summary of the Prospectus...................................    4
Risk Factors................................................   15
Use of Proceeds.............................................   26
The Exchange Offer..........................................   26
Capitalization..............................................   31
Pro Forma Financial Statements..............................   32
Selected Consolidated Financial Data........................   41
Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................   42
Business....................................................   52
Management..................................................   66
Principal Stockholders......................................   71
Certain Relationships and Related Transactions..............   75
Description of Other Indebtedness...........................   77
Description of the New Notes................................   80
Certain Federal Income Tax Considerations...................  110
Plan of Distribution........................................  111
Legal Matters...............................................  111
Experts.....................................................  111
Index to Financial Statements...............................  F-1


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the New Notes. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants, including the Company, that file such information electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company, other than the fiscal year in which such registration statement or registered exchange offer for the New Notes becomes effective. However, the indenture, dated as of July 31, 1998 (the "Indenture"), by and among the Company, as issuer, Argos Support Services Company, as guarantor, PrimeWatch, Inc., as guarantor, and State Street Bank and Trust Company of Missouri, N.A., as trustee (the "Trustee"), provides that the Company must file with the Commission and provide the holders of the Notes with copies of annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act as long as the Notes are outstanding.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN, OR DELIVERED WITH, THE PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 605 WEST 47TH STREET, SUITE 300, KANSAS CITY, MISSOURI 64112, ATTENTION: INVESTOR RELATIONS, (816) 753-5544. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH INFORMATION, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements involving known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends, including consolidation; the continued growth of the direct-to-home television industry; uncertainties regarding business strategies, including the Company's acquisition strategy; the ability of the Company to obtain and retain subscribers; changes in the regulatory environment affecting the Company; and actions of the Company's competitors. All statements herein other than statements of historical fact, including, without limitation, the statements under "Summary of the Prospectus," "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," and "Business" regarding the Company's profitability, financial position, liquidity and capital requirements are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, under "Risk Factors." All written forward-looking statements by or attributable to the Company or persons acting on its behalf contained in this Prospectus are expressly qualified in their entirety by the Cautionary Statements.

                        SOURCES OF MATERIAL INFORMATION

     THIS PROSPECTUS CONTAINS INFORMATION OBTAINED FROM SOURCES OTHER THAN THE COMPANY CONCERNING, AMONG OTHER THINGS, THE COMPANY'S INDUSTRY AND MARKETS, THE COMPANY'S PRINCIPAL DIRECT AND INDIRECT SUPPLIERS OF SERVICES, DIRECTV, INC. ("DIRECTV"), THE NRTC (AS DEFINED HEREIN), THE RURAL DIRECTV MARKETS (AS DEFINED HEREIN), AND THE NRTC'S RELATIONSHIP (CONTRACTUAL AND OTHERWISE) WITH DIRECTV. SUCH INFORMATION IS MATERIAL TO UNDERSTANDING THE COMPANY'S BUSINESS AND PROSPECTS. SPECIFICALLY, WHILE THE COMPANY'S SOLE BUSINESS IS THE OFFERING OF DIRECTV SERVICES, THE COMPANY HAS NO DIRECT CONTRACTUAL RELATIONSHIP WITH DIRECTV RELATING TO ITS PRINCIPAL MARKETS AND OBTAINS THOSE SERVICES THROUGH THE NRTC. THE NRTC RECEIVES DIRECTV SERVICES PURSUANT TO ARRANGEMENTS WITH DIRECTV THE TERMS OF WHICH HAVE BEEN KEPT CONFIDENTIAL BY THE NRTC. THE COMPANY RELIES UPON THE NRTC TO HAVE ACCURATELY REPRESENTED THE SCOPE AND TERM OF ITS ARRANGEMENTS WITH HUGHES (AS DEFINED HEREIN) AND DIRECTV. UNDER THE COMPANY'S ARRANGEMENTS WITH THE NRTC, THE NRTC PROVIDES SUBSTANTIAL SERVICES TO THE COMPANY, INCLUDING BILLING AND CUSTOMER AUTHORIZATION, AND THE COMPANY RELIES UPON THE NRTC TO PROVIDE IT WITH ACCURATE AND COMPLETE INFORMATION CONCERNING THE COMPANY'S CUSTOMERS. INFOR-

MATION CONCERNING THE NRTC AND ITS ARRANGEMENTS WITH DIRECTV IS BASED UPON INFORMATION THAT HAS BEEN MADE AVAILABLE TO THE COMPANY BY THE NRTC OR IS OTHERWISE PUBLICLY AVAILABLE. EXCEPT WHERE OTHERWISE INDICATED, INFORMATION REGARDING NUMBERS OF HOUSEHOLDS AND/OR SUBSCRIBERS IN RURAL DIRECTV MARKETS IS BASED UPON INFORMATION COMPILED BY CLARITAS, INC., WHICH THE COMPANY HAS SUPPLEMENTED WHERE NECESSARY WITH INFORMATION COMPILED BY THE U.S. POSTAL SERVICE. OTHER INDUSTRY-RELATED INFORMATION HAS BEEN DERIVED FROM SKY REPORT AND DBS DIGEST. WHILE THE COMPANY BELIEVES THESE AND OTHER THIRD-PARTY SOURCES OF INFORMATION TO BE RELIABLE, IT HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND IS NOT IN A POSITION TO DO SO. SEE "RISK FACTORS -- RISKS RELATED TO RELATIONSHIP WITH NRTC."

     The following trademarks owned by third parties are used in this
Prospectus: DIRECTV(R), DSS(R), and USSB(R).

                           SUMMARY OF THE PROSPECTUS

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the risk factors and consolidated financial statements and the notes thereto included elsewhere in this Prospectus. As used herein, unless the context requires otherwise, the term "Company" includes Golden Sky Systems, Inc. and its consolidated subsidiaries. The term "NRTC" refers to the National Rural Telecommunications Cooperative, an organization whose members are engaged in the distribution of telecommunications and other services in rural America. The term "Rural DIRECTV Markets" means those areas in the United States in which the NRTC and certain of its members and affiliates (including the Company) have the exclusive right to provide DIRECTV services to residential customers.

                                  THE COMPANY

     The Company is the second largest independent provider of DIRECTV, the leading Direct Broadcast Satellite ("DBS") company serving the continental United States. The Company markets and provides DIRECTV's programming package ("DIRECTV Programming") on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of multiple dwelling units ("MDUs") and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc. ("Hughes"), DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households, or approximately 9% of total U.S. television households, but account for approximately 900,000, or approximately 22%, of total DIRECTV customers.

     Since its formation by management in June 1996, the Company has:

     - acquired 43 Rural DIRECTV Markets in 22 states with approximately 1.7 million households and 124,000 subscribers at the dates of acquisition;


     - increased its subscriber base in these markets by over 71% in aggregate, to approximately 212,400 as of November 30, 1998, achieving a subscriber penetration rate of approximately 12.3% through aggressive marketing and a local service-driven approach to the customer;



     - entered into binding letters of intent to acquire two additional Rural DIRECTV Markets with approximately 40,000 households and 5,800 subscribers;



     - commenced marketing and distributing DIRECTV Programming to approximately 3,400 commercial and MDU customers in six cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide; and


     - together with its corporate parent, raised $87.4 million of equity capital from several institutional venture capital firms and Company management, and secured $150.0 million of senior bank financing.

     Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual subscriber disconnect ("churn") rate of approximately 8%. The Company's net internal subscriber growth in its Rural DIRECTV Markets for the first nine months of 1998 totaled approximately 49,100. This represented approximately 6.5% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets represent approximately 1.5% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA (as defined herein). The Company had EBITDA of negative $5.4 million for the year ended December 31, 1997 and negative $10.5 million for the nine months ended September 30, 1998.

     The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:

     - The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription multichannel television services.

     - Competition from cable television providers in Rural DIRECTV Markets is often limited.

     - Local providers of DIRECTV Programming, such as the Company, are supported by DIRECTV's national marketing campaigns and extensive retail distribution network. Additionally, three major consumer electronics manufacturers currently compete to provide customers with satellite receivers and related equipment required to receive DIRECTV Programming ("DSS Equipment").

     - Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage.

     The Company intends to leverage its competitive strengths by pursuing the following strategies: (i) emphasizing direct sales and local customer service,
(ii) acquiring additional Rural DIRECTV Markets, and (iii) developing related business opportunities.

     In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV as a Master System Operator to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in six major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to leverage its fixed cost base over a larger universe of potential subscribers.

                                  RISK FACTORS


     An investment in the Notes is subject to a number of risks, including, without limitation, the following:



     - net losses and negative EBITDA,



     - substantial leverage,



     - ability to service indebtedness,



     - subordination of the New Notes,



     - asset encumbrances,



     - restrictions imposed by terms of indebtedness,



     - substantial capital requirements,



     - risks attendant to acquisition strategy,



     - dependence upon DIRECTV,



     - reliance upon the NRTC,



     - ability to acquire DBS services from NRTC and DIRECTV after expiration of NRTC Agreements,



     - ability to manage growth effectively,



     - absence of public market for the New Notes, and



     - consequences of the Exchange Offer to non-tendering holders of the Old Notes.

Holders of the Old Notes should consider carefully all of the information contained in the Prospectus prior to tendering their Old Notes in the Exchange Offer. In particular, holders of Old Notes should consider the factors set forth under "Risk Factors" beginning on page 15 of this Prospectus.


                            OWNERSHIP AND MANAGEMENT

     The Company was formed by management on June 25, 1996 ("Inception") and completed its first Rural DIRECTV Market acquisition in November 1996. To date, the Company, together with its parent, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC, including an aggregate $2.5 million investment by management. Substantially all the proceeds of such financings have been contributed to the Company.

     The Company has assembled an experienced management team to execute its business strategy. Rodney A. Weary, the Company's Chief Executive Officer, has over 27 years of experience in building, consolidating and expanding rural cable television systems. Mr. Weary also helped found and take public Premiere Page, Inc., a regional paging company. William J. Gerski, the Company's Vice President, Sales and Marketing, has 26 years of experience building and leading sales forces in the communications industry, including multi-channel subscription television services. The Company's management team also includes executives with long-term affiliations with the NRTC and DIRECTV, as well as others experienced in other aspects of the telecommunications industry.

     The Company's principal executive offices are located at 605 West 47th Street, Suite 300, Kansas City, Missouri 64112, and its telephone number is
(816) 753-5544.

                              PENDING ACQUISITIONS


     The Company is party to binding letters of intent to purchase the DBS operating rights for two additional Rural DIRECTV Markets for an aggregate cash purchase price of approximately $10.9 million, which territories include approximately 40,000 households and 5,800 subscribers. The Company is also negotiating to acquire two other Rural DIRECTV Markets, which territories include approximately 33,000 households and 4,700 subscribers. There can be no assurance that these proposed acquisitions will be consummated. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with its growth strategy.

                         THE OFFERING OF THE OLD NOTES

Old Notes.....................   The Old Notes were sold (the "Offering") by the
                                 Company on July 31, 1998 to Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and
                                 NationsBanc Montgomery Securities LLC (the
                                 "Initial Purchasers") pursuant to a Purchase
                                 Agreement, dated July 24, 1998 (the "Note
                                 Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified
                                 Institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United
                                 States within the meaning of Regulation S under the Securities Act.

Registration Rights
Agreement.....................   Pursuant to the Note Purchase Agreement, the
                                 Company and the Initial Purchasers entered into a Registration Rights Agreement, dated July 31,
                                 1998 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The
                                 Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the Exchange Offer.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............   The Company is offering to exchange up to
                                 $195,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due 2006,
                                 Series B, for a like amount of its 12 3/8%
                                 Senior Subordinated Notes due 2006, Series A.
                                 The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. See "Description of the New
                                 Notes." The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement relating to the Old Notes.

Expiration Date; Withdrawal of

  Tender......................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on January 27, 1999, or such later date and time to which it is extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.


Accrued Interest on the New
Notes and the Old Notes.......   Each New Note will bear interest from the most
                                 recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Holders of
                                 Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the New Notes, or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after the last date to which interest has been paid or duly provided for on the Old Notes, or, if no such interest has been paid or duly provided for, from and after July 31, 1998.

Procedures for Tendering......   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation, to State Street Bank and Trust
                                 Company of Missouri, N.A., as Exchange Agent, at the address set forth herein and therein.
                                 The Letter of Transmittal will contain a representation by the tendering holder that, among other things, (i) the New Notes to be received pursuant to the Exchange Offer are being acquired in the ordinary course of the business of the person receiving such New
                                 Notes, (ii) such holder has no arrangement with another person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, and (iv) if the tendering holder is a broker or a dealer (as defined in the Exchange
                                 Act), it acquired the Old Notes for its own account as a result of market-making activities or other trading activities, and that it has not entered into any arrangement with the Company or any "affiliate" of the Company to distribute the New Notes to be received in the Exchange Offer. In the case of a broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making or other trading activities, the Letter of Transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this Prospectus in connection with the resale by it of New Notes received pursuant to the Exchange
                                 Offer. See "Plan of Distribution."

Guaranteed Delivery
Procedures....................   Holders who wish to accept the Exchange Offer
                                 and cannot complete the procedures for
                                 tendering on a timely basis may effect a tender according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering."

Federal Income Tax
Consequences..................   The exchange pursuant to the Exchange Offer
                                 will not result in any income, gain or loss to the holders of the Notes or the Company for Federal income tax purposes. See "Certain
                                 Federal Income Tax Considerations."

Exchange Agent................   State Street Bank and Trust Company of
                                 Missouri, N.A. is serving as Exchange Agent in connection with the Exchange Offer. The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange
                                 Agent."

Consequences of Exchanging Old
  Notes Pursuant to the
  Exchange Offer..............   Generally, based on interpretations by the
                                 staff of the Commission, the Company believes that holders of Old Notes (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus-delivery provisions of the Securities Act; provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New
                                 Notes. Each broker-dealer that receives New
                                 Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New
                                 Notes. The Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

Untendered Old Notes..........   Following the consummation of the Exchange
                                 Offer, holders of Old Notes eligible to
                                 participate but who do not tender their Old
                                 Notes will not have any further exchange rights, and such Old Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange....................   If a holder of Old Notes does not exchange such
                                 Old Notes for New Notes pursuant to the
                                 Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The
                                 Exchange Offer -- Consequences of Failure to
                                 Exchange."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The form and terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes will evidence the same debt as the New Notes, and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of the New Notes."

Securities Offered............   $195,000,000 aggregate principal amount of
                                 12 3/8% Senior Subordinated Notes due 2006,
                                 Series B.

Maturity Date.................   August 1, 2006.

Interest Payment Dates........   Interest on the New Notes will accrue at the
                                 rate of 12 3/8% per annum and will be payable semi-annually on each February 1 and August 1, commencing February 1, 1999.

Escrow Account................   The Company has purchased certain Government
                                 Securities (as defined herein), representing an amount (the "Escrow Account") sufficient to pay, together with interest received from the investment thereof in Government Securities, the first four semi-annual interest payments on the Notes (estimated to be $45.2 million), as security for repayment of the first four scheduled interest payments on the Notes. The
                                 Notes will be secured by a security interest in the Escrow Account to the extent set forth herein. The Escrow Account will be held by the Escrow Agent (as defined herein) under the Escrow Agreement (as defined herein) pending disbursement. See "Description of the New
                                 Notes -- Escrow Account."

Optional Redemption...........   The New Notes will be redeemable, in whole or
                                 in part, at the option of the Company on or after August 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public
                                 Equity Offerings (provided that, in the case of any such sale or sales by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of New Notes. See
                                 "Description of the New Notes -- Redemption."

Change of Control.............   Upon the occurrence of a Change of Control,
                                 each holder of the Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase.
                                 See "Description of the New Notes -- Change of
                                 Control."

Ranking.......................   The Notes will be unsecured (except as
                                 described under "-- Escrow Account") senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein).
                                 As of September 30, 1998, on a pro forma basis after giving effect to the Included
                                 Acquisitions (as defined herein), the Company would have had approximately $275.6 million of outstanding indebtedness, of which approximately $63.3 million was Senior
                                 Indebtedness, and $17.3 million was
                                 unsubordinated indebtedness that would not constitute Senior Indebtedness.



Guarantees....................   The New Notes are unconditionally guaranteed,
                                 on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Company's wholly-owned subsidiaries Argos Support
                                 Services Company and PrimeWatch, Inc., and may, under certain circumstances, be guaranteed in the future by other subsidiaries of the Company
                                 (together with Argos Support Services Company and PrimeWatch, Inc., the "Guarantors"). Each guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to prior payment in full of all Guarantor
                                 Senior Indebtedness (as defined in the
                                 Indenture) of such Guarantor.


Certain Covenants.............   The Indenture imposes certain limitations on
                                 the ability of the Company to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the New
                                 Notes -- Certain Covenants."

     For additional information regarding the New Notes, see "Description of the New Notes."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The summary historical consolidated financial data for the periods ended December 31, 1996 and 1997 and for the nine-month periods ended September 30, 1997 and 1998 were derived from the Consolidated Financial Statements of the Company included elsewhere in this Prospectus, which, in the case of the financial statements for the periods ended December 31, 1996 and 1997, are audited. The summary consolidated financial statement data for the nine-month periods ended September 30, 1997 and 1998 have been derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The financial information for the Included Acquisitions has been derived from the respective historical financial statements of the acquired entities.


     As used herein, the "Pro Forma" financial and operating data reflect (i) the Company's acquisitions of DBS businesses and operating rights completed since Inception excluding four acquisitions that are immaterial individually and in the aggregate (the "Completed Acquisitions"), (ii) two acquisitions of DBS operating rights for which the Company has entered into binding letters of intent (the "Pending Acquisitions" and, together with the Completed Acquisitions, the "Included Acquisitions"), and (iii) the Offering. Pro Forma revenues and expenses for one of the Company's Pending Acquisitions are excluded as they are immaterial. The Pro Forma financial and operating data also excludes the effects of two Rural DIRECTV Markets the acquisition of which are under negotiation but for which binding letters of intent have not been executed. See "Summary of Prospectus -- Pending Acquisitions." The Pro Forma information is presented as if each of these events had occurred at the beginning of the period presented with respect to the statement of operations data and as of September 30, 1998 with respect to the balance sheet data. The summary Pro Forma data do not purport to be indicative of the results of operations that would have been achieved had the Included Acquisitions and the borrowings under the Credit Facility been consummated as of the assumed dates, nor are the results intended to be indicative of the Company's future results of operations. The following information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Company's Consolidated Financial Statements and notes thereto, the Pro Forma Financial Statements and notes thereto, and the individual financial statements and notes thereto of certain acquired businesses appearing elsewhere in this Prospectus.



                                                         YEAR ENDED
                                                      DECEMBER 31, 1997       NINE MONTHS ENDED SEPTEMBER 30,
                                     INCEPTION TO   ---------------------   -----------------------------------
                                     DECEMBER 31,                  PRO         1997         1998        1998
                                         1996       HISTORICAL    FORMA     HISTORICAL   HISTORICAL   PRO FORMA
                                     ------------   ----------   --------   ----------   ----------   ---------
                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue
  DBS services.....................    $   219       $ 16,452    $ 51,288    $ 8,462      $ 50,139    $ 62,972
  Lease and other..................         36            944       1,601        675           751         869
                                       -------       --------    --------    -------      --------    --------
          Total revenue............        255         17,396      52,889      9,137        50,890      63,841
Costs and Expenses
  Cost of DBS services.............        130          9,304      30,703      4,868        29,764      37,932
  System operations................         26          3,796      12,587      2,076         7,317       9,247
  Sales and marketing..............         73          7,316      12,006      2,898        19,560      20,023
  General and administrative.......      1,035          2,331       2,810      1,593         4,737       4,776
  Depreciation and amortization....         97          7,300     (33,931)     4,352        15,814      22,870
                                       -------       --------    --------    -------      --------    --------
          Total cost and
            expenses...............      1,361         30,047      86,820     15,787        77,192      94,848
                                       -------       --------    --------    -------      --------    --------
Operating loss.....................     (1,106)       (12,651)    (32,625)    (6,650)      (26,302)    (31,007)
Net interest expense...............        (61)        (3,133)    (32,585)    (1,368)      (11,100)    (23,697)
                                       -------       --------    --------    -------      --------    --------
Net loss before extraordinary
  charge...........................    $(1,167)      $(15,784)   $(66,516)   $(8,018)     $(37,402)   $(54,704)
                                       =======       ========    ========    =======      ========    ========

                                                                                SEPTEMBER 30, 1998
                                                                              ----------------------
                                                          DECEMBER 31, 1997   HISTORICAL   PRO FORMA
                                                          -----------------   ----------   ---------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...............................      $ 13,632         $ 31,001    $  5,001
Restricted cash:
  Current...............................................            --           23,534      23,534
  Long-term.............................................            --           27,406      27,406
Working capital.........................................         3,827           43,042      17,140
Total assets............................................       156,236          302,517     341,634
Total debt..............................................        69,113          247,301     275,596
Stockholder's equity....................................        70,449           30,470      40,670



                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                          ------------------------------------
                                    INCEPTION TO         YEAR ENDED          1997         1998         1998
                                  DECEMBER 31, 1996   DECEMBER 31, 1997   HISTORICAL   HISTORICAL   PRO FORMA
                                  -----------------   -----------------   ----------   ----------   ----------
                                              (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA:
EBITDA(1).......................       $(1,009)          $   (5,351)       $ (2,298)   $  (10,488)
Net cash provided by (used in)
  operating activities..........          (790)              (3,099)         (2,788)      (25,675)
Net cash provided by (used in)
  investing activities..........        (3,231)            (120,729)        (81,633)     (113,781)
Net cash provided by financing
  activities....................         4,500              136,981          85,784       156,825
Capital expenditures............           105                  998             405         2,408   $    2,408
Aggregate purchase price of
  acquisitions..................         5,256              129,725          86,398        69,674      134,359
OPERATING DATA:
Households at end of
  period(2)(3)..................        21,800            1,134,700         692,000     1,467,000    1,767,000
Subscribers acquired in
  acquisitions(3)...............         2,975               65,706          40,000        33,500       61,000
Subscribers added in existing
  territories(3)................           229               22,014           7,600        49,100       49,100
Subscribers at end of
  period(3)(4)..................         3,204               90,924          50,700       173,500      201,000
Subscriber acquisition costs,
  per net subscriber added(3)...       $   319           $      314        $    384    $      377   $      408
Penetration at end of period....          14.7%                 8.0%            7.3%         11.8%        11.4%
Ratio of earnings to fixed
  charges(5)....................            --                   --              --            --


---------------


(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, the Company believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of the Company's financial covenants. Further, the Company believes that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in the Company's free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with the Company in terms of operating performance, leverage and liquidity. EBITDA as calculated by the Company is not necessarily comparable to similarly captioned amounts of other companies.

(2) Household numbers are rounded to the nearest hundred. Pro Forma households include households as of the later of September 30, 1998 or acquisition date for Completed Acquisitions and households as of the most recent date for which information is available for the Pending Pro Forma Acquisitions.


(3) Household and subscriber data reflect 100% of the households or subscribers comprising the Company's Rural DIRECTV Markets, including two Rural DIRECTV Markets in which the Company acquired less than 100% ownership. The Company receives 100% of the revenue generated by all subscribers in its Rural DIRECTV Markets.


(4) For Completed Acquisitions, subscriber data are as of the later of September 30, 1998 or acquisition date. For the Pending Pro Forma Acquisitions, subscriber data is as of the date of the most recent available information.



(5) The ratio of earnings to fixed charges is determined by dividing the sum of net loss before interest expense and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the periods ended December 31, 1996 and 1997 and the nine-month periods ending September 30, 1997 and 1998, the deficiency of earnings to fixed charges was $1.2 million, $15.8 million, $8.0 million and $38.3 million, respectively.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should consider carefully the following risk factors before tendering their Old Notes in the Exchange Offer.

NET LOSSES AND NEGATIVE EBITDA

     The Company has had a limited operating history, during which time it has generated net losses and negative EBITDA. This is due primarily to the costs incurred to acquire Rural DIRECTV Markets, to integrate acquired operations and to expand the Company's sales and marketing activities, including the creation of a direct sales force. The Company reported net losses of approximately $(15.8) million and $(40.0) million for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, and EBITDA of approximately negative $5.4 million and negative $10.5 million for the year ended December 31, 1997 and nine months ended September 30, 1998, respectively. The extent to which the Company actually experiences positive EBITDA in the future will depend upon a number of factors, including the Company's ability to acquire new Rural DIRECTV Markets, the time and expense required to integrate new operations and implement adequate systems and controls and to train direct sales and other personnel, the Company's ability to generate internal subscriber growth and introduce new products and services, the degree of competition encountered by the Company, the cost of programming services, and economic conditions generally. There can be no assurance when or whether the Company will generate or sustain positive EBITDA.

SUBSTANTIAL LEVERAGE


     The Company is highly leveraged and is expected to increase its leverage as it pursues further acquisitions by borrowing additional funds and by issuing additional seller notes. At September 30, 1998, on a Pro Forma basis, the Company's total consolidated long-term indebtedness, including the current portion, would have approximated $275.6 million, representing approximately 87% of the Company's total capitalization, and the Company's earnings would have been insufficient to cover its fixed charges by approximately $55.6 million. On such Pro Forma basis, assuming satisfaction of the conditions to borrowing (including satisfaction of the subscriber borrowing base requirements and financial maintenance covenants), the Company would have had the ability to borrow an additional $66.8 million under the Credit Facility and expects to do so principally to fund additional acquisitions of Rural DIRECTV Markets.


     The degree to which the Company is leveraged could have adverse consequences to holders of the New Notes, including, but not limited to, the following: (i) the Company's ability to fund internally or obtain additional debt or equity financing in the future for acquisitions, working capital, operating losses, capital expenditures and other purposes could be impaired;
(ii) the Company's flexibility in planning for, or reacting to, changes to its business and market conditions may be limited; (iii) the Company may be constrained from competing with less highly leveraged competitors; and (iv) the Company may be financially vulnerable in the event of a downturn in its business or the economy generally. In addition, borrowings under the Credit Facility bear interest at variable rates, which could further increase the Company's debt service obligations in the event of an increase in interest rates generally. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."

ABILITY TO SERVICE INDEBTEDNESS

     The ability of the Company to meet its debt service obligations, including in respect of the New Notes, will be dependent upon the Company's future operating performance. Such operating performance can be subject to many factors, some of which will be beyond the Company's control, such as prevailing economic conditions and relations with the NRTC. See "-- Reliance Upon the NRTC." There can be no assurance that the Company will be able to generate sufficient cash flow to service required interest and principal payments. Borrowings under the revolving credit facility established pursuant to the Credit Facility will be available to the Company until June 2004, but commitments and borrowings are subject to quarterly reductions commencing June 30, 2000. Borrowings under the term loan facility established pursuant thereto are required to be repaid in 16 consecutive quarterly installments commencing June 30, 2001, with the balance due in March 2005. If the Company does not have sufficient available resources to repay indebtedness under the Credit Facility at such time, the Company may find it necessary to refinance such indebtedness, and there can be no assurance that such refinancing would be available, or available on reasonable terms. See "Management's Discussion and Analysis of Results of Operations and Financial
Condition -- Liquidity and Capital Resources," "Description of Other Indebtedness -- Credit Facility" and "Description of the New Notes."

SUBORDINATION OF THE NEW NOTES


     The New Notes will be general unsecured (other than the first-priority security interest in the Escrow Account) obligations of the Company and will be subordinate in right of payment to all Senior Indebtedness, including indebtedness under the Credit Facility. As of September 30, 1998, on a Pro Forma basis, the Company would have had $63.3 million of Senior Indebtedness outstanding and $66.8 million of availability under the Credit Facility. The Company also had approximately $17.3 million of unsubordinated indebtedness, representing the Seller Notes (as defined herein) and obligations under capital leases, to which the New Notes will not be subordinated. The Indenture permits the Company to incur additional indebtedness, which may take the form of Senior Indebtedness, subject to certain limitations, and the Company expects from time to time to incur additional Senior Indebtedness. By reason of the subordination provisions of the Indenture, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company, holders of Senior Indebtedness must be paid in full before payment of amounts due on the New Notes may be made. Accordingly, there may be insufficient assets remaining after such payments of Senior Indebtedness to pay amounts due on the New Notes. The guarantees of the Notes by the Guarantors are subordinated to Guarantor Senior Indebtedness of each Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company, and the ability to collect under such guarantees may therefore be similarly limited.


     In addition, during the continuance of any default in payment in respect of any Designated Senior Indebtedness (as defined herein), no payment (subject to limited exceptions) may be made on account of the obligations with respect to the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. In addition, during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated and after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such default, no payment (subject to limited exceptions) may be made by the Company on account of the Obligations (as defined herein) with respect to the Notes for a specified period. If any Event of Default (as such term is defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. However, such a continuing Event of Default also would permit the acceleration of all outstanding obligations under the Credit Facility. In such an event, the subordination provisions of the Indenture would prohibit any payments to holders of the Notes unless and until such obligations (and any other accelerated Designated Senior Indebtedness) have been repaid in full in cash or Cash Equivalents (as defined herein). See "Description of the New Notes -- Subordination."

ASSET ENCUMBRANCES

     The New Notes will not be secured by any assets of the Company other than the Escrow Account that secures the first four interest payments on the Notes. The obligations of the Company under the Credit Facility will be secured by substantially all of its assets and those of its subsidiaries, including the NRTC Agreements referred to below. If the Company becomes insolvent or is liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facility. Accordingly, any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. See "Description of Other Indebtedness -- Credit Facility."

     The Company's valuable assets are comprised primarily of its rights under the agreements between the NRTC and its members, pursuant to which the members acquired the right to distribute DIRECTV Programming in the Rural DIRECTV Markets (collectively, the "NRTC Agreements") and the Company's interest in its subscriber base. Because the NRTC Agreements are terminable upon a bankruptcy or insolvency of the Company, and the nature of the Company's interest in its subscriber base is the subject of uncertainty, there can be no assurance as to the ability of creditors, including holders of Notes, to realize upon these assets and to satisfy all or any part of their claims against the Company. See "Reliance Upon the NRTC."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Credit Facility and the Indenture contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Credit Facility also contains a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests, and availability under the revolving credit facility of the Credit Facility depends upon satisfaction of these covenants as well as minimum subscriber base requirements. See "Description of Other Indebtedness -- Credit Facility" and "Description of the New Notes -- Certain Covenants." The Company's ability to meet these covenants and requirements can be affected by events beyond its control, and, in any event, there can be no assurance that the Company will meet such covenants and requirements. A failure to comply with the obligations in the Credit Facility or the Indenture could result in an event of default under the Credit Facility or an Event of Default under the Indenture that, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Credit Facility or an Event of Default under the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Notes.

SUBSTANTIAL CAPITAL REQUIREMENTS

     The Company's operations have required and will continue to require substantial capital to finance acquisitions of Rural DIRECTV Markets and the costs associated with integrating acquired operations and expanding the Company's sales and marketing activities in new markets, as well as general working capital requirements and operating expenses. No assurance can be given that actual cash requirements will not materially exceed the Company's estimated capital requirements and available capital. Moreover, because the Company's ability to access the total availability of the Credit Facility is dependent on maintaining certain specified financial and operating covenants, there can be no assurance that the Company will be able to draw funds under the Credit Facility sufficient to finance its planned acquisitions and the continued development of its operations. The amount of capital the Company requires will depend upon a number of factors, including costs of future acquisitions, capital expenditures and negative cash flow generally. No assurance can be given that, in the event the Company were to require additional financing, such additional financing would be available on terms satisfactory to the Company or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."

RISKS ATTENDANT TO ACQUISITION STRATEGY

     An essential part of the Company's business strategy is to acquire additional Rural DIRECTV Markets. Since November 1996, the Company has acquired the right to provide DIRECTV Programming in 43 Rural

DIRECTV Markets, and the Company is continually identifying additional potential acquisition targets. The Company is aware of at least one other DIRECTV Programming provider that is currently pursuing an acquisition strategy targeted on Rural DIRECTV Markets that is similar to the Company's. The prices paid in acquisitions by the Company are a function of numerous factors, including the demographics of the particular Rural DIRECTV Market, the extent of penetration by the prior operator and of other pay television operators in such market and the extent of competition for the particular acquisition. Other acquirers of Rural DIRECTV Markets may have greater financial resources than the Company.

     Each of the Company's potential acquisitions is subject to the negotiation of a definitive agreement and, among other conditions, the prior approval of Hughes and the NRTC, which approval may be beyond the Company's control. See "-- Reliance Upon the NRTC" for a discussion of the risks attendant to securing NRTC approval of acquisitions. In addition, each acquisition is subject to conditions typical in acquisitions of this nature, certain of which also may be beyond the control of the Company. There can be no assurance that the anticipated benefits of any of the acquisitions described herein or future acquisitions will be realized. The process of integrating acquired operations into the Company's operations may result in unforeseen operating difficulties, could divert management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. There also can be no assurance that the Company will be able to identify suitable acquisitions in the future or, if identified, to arrive at favorable prices and terms. In addition, possible future acquisitions by the Company could result in the incurrence of additional debt and contingent liabilities which could materially adversely affect the Company's financial condition and results of operations.

DEPENDENCE UPON DIRECTV

     The Company obtains substantially all of its revenue through the distribution of DIRECTV Programming and sales of related equipment. As a result, the Company may be adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Such adverse effects could result from possible electronic, computer or other technical problems experienced by DIRECTV or DIRECTV's failure to retain or renew its Federal Communications Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites, at least some of which licenses expire and are subject to renewal in December 1999. In addition, there can be no assurance that the satellites upon which the Company relies will be replaced upon the expiration of their useful orbital lives or that services will not be disrupted for any reason, including a delay in launching a successor satellite. There can be no assurance that the Company could continue to provide DBS services following any such event. While the Company has not been provided access to the agreement between the NRTC and Hughes (the "Hughes Agreement"), it is relying upon DIRECTV to continue to provide programming services on a basis consistent with past practice. There can be no assurance that any change in the manner in which DIRECTV performs its obligations under the Hughes Agreement or otherwise provides services to the NRTC would not materially adversely affect the Company. See "-- Reliance Upon the NRTC" and "-- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."

RELIANCE UPON THE NRTC

     Rights Based Solely Upon NRTC Agreements. Virtually all of the Company's business is comprised of the distribution of DIRECTV Programming to residential households and commercial establishments in rural markets pursuant to the NRTC Agreements. The NRTC has obtained such rights pursuant to the Hughes Agreement. Under the NRTC Agreements, the NRTC has granted to the Company the exclusive right to market, sell and retain revenue from DIRECTV Programming (other than Non-Select Services (as defined herein)) transmitted over Hughes' 27 frequencies from the 101 degrees W.L. orbital location to identified residences or identified areas, as applicable. The Company does not have a direct contractual arrangement with Hughes (except with respect to its Systems Operator and commercial licenses, which have not generated material revenue to date), and the NRTC has declined to make available to the Company a copy of the Hughes Agreement. Accordingly, the Company relies upon the NRTC to have accurately represented the scope and term of its rights and obligations and to diligently perform all of its obligations under the Hughes Agreement, as well as pursue any rights and remedies which it may have against Hughes. The NRTC Agreements provide that, in general, upon a default or breach by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Programming directly from DIRECTV either, at Hughes' option, (i) by the assumption by Hughes of the NRTC's obligations under the NRTC Agreements or (ii) under a new agreement between the Company and Hughes on terms no less favorable to the Company than those in the NRTC Agreements. There can be no assurance as to the actual scope of such right under the Hughes Agreement (e.g., whether Hughes is obligated to exercise any such option) or as to the Company's ability to timely and successfully exercise such right. There can be no assurance that the NRTC will act or fail to act in a manner that will preserve the Company's ability to offer DIRECTV Programming on a basis consistent with past practice. While Hughes is an intended third party beneficiary under the NRTC Agreements and is entitled to enforce the NRTC Agreements against the Company, the Company is not a third party beneficiary under the Hughes Agreement.

     The Company would also be materially adversely affected by the termination of the NRTC Agreements by the NRTC prior to the expiration of their respective terms. Such agreements may be terminated by the NRTC (i) as a result of a termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreements and such failure or breach continues for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. If the NRTC Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Programming in the Rural DIRECTV Markets. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     The NRTC Agreements also require the Company to comply with policies of the NRTC promulgated from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of affiliated DIRECTV providers. The NRTC Agreements provide that NRTC affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.

     Certain Services and Information. The NRTC Agreements provide that the NRTC supply the Company with certain support services, including subscriber authorization and data reporting capability, retail billing services and central office subscriber services. In addition to the fees paid upon signing of the NRTC Agreements, the Company is required to pay to the NRTC monthly operating fees, monthly security services fees, monthly programming fees (based on accepted cable industry rate cards) and a "reasonable margin" on the cost of providing DBS services to the Company. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources or provide them for themselves. There can be no assurance that the cost to the Company of acquiring those services elsewhere or providing them internally would not exceed the amounts payable to the NRTC under the NRTC Agreements or, alternatively, that the Company would not be able to secure such services on a more economic basis on its own but continue to be required to obtain such services from the NRTC.

     The NRTC Agreements do not provide for direct or complete access to or control by the Company of the management information systems of the NRTC, including certain management information systems data concerning individual subscribers of the Company. Therefore, although the Company is entitled to verify the accuracy of individual customer financial accounts, it must rely on the NRTC to accurately provide detailed general demographic and other information regarding its subscribers, which information is critical to the growth and development of the Company's ongoing marketing and sales strategy. The Company must also rely upon the NRTC and DIRECTV to be Year 2000 compliant on a timely basis.

     Potential Divergence of Interests from the NRTC. The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The Company is not an NRTC Member, but rather a non-voting affiliate. The interests of NRTC and its affiliates, such as the Company, may conflict, and there can be no assurance that the NRTC will act in the interest of the Company.

ABILITY TO ACQUIRE DBS SERVICES FROM NRTC AND DIRECTV AFTER EXPIRATION OF NRTC AGREEMENTS

     The DIRECTV Programming offered by the Company to its subscribers is acquired pursuant to the NRTC Agreements. The NRTC, in turn, acquires the services through the Hughes Agreement. The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. Although, according to Hughes and United States Satellite Broadcasting, Inc. ("USSB"), which owns five transponders on the first DIRECTV satellite, the three DIRECTV satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to obtain DBS services pursuant to the NRTC Agreements. The Company is not certain whether the NRTC is entitled to services from all three DIRECTV satellites as a contractual matter and, therefore, whether it will receive services for the life of all three satellites. All of these uncertainties may render it more difficult to refinance the Notes and other indebtedness, if necessary, and affect the Company's ability to secure additional financing, if necessary or desirable.

     The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services (other than programming services) in substantially the same form as such DBS services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The NRTC is not obligated to exercise any right of first refusal. There can be no assurance that, upon removal of the current satellites from their orbital locations at the end of their useful lives (estimated to be in 2008 or 2009), the Company would continue to have access to DIRECTV Programming or the exclusive right to control or dispose of its interest in its subscriber base. See "-- Reliance Upon the NRTC -- Rights Based Solely Upon NRTC Agreements."

     Any right of first refusal in the Hughes Agreement may not be available to the NRTC if Hughes does not launch a successor satellite, which may be the case, for example, if Hughes ceases to own the FCC licenses necessary to transmit from its existing orbital locations. Such right of first refusal also may not be available to the NRTC if the NRTC is in default under the Hughes Agreement or if the NRTC is unable to raise sufficient funds from its then existing members or others to purchase rights in any successor Hughes satellite. Whether or not a right of first refusal exists, the terms and conditions, including the financial terms, of any continuing relationship between the NRTC and Hughes following the expiration of the NRTC Agreements cannot be predicted. Moreover, the terms and conditions, including the financial terms under which the NRTC may make available such rights to the Company and other NRTC members and affiliates is unknown, which may impact the economics of the Company's business and its ability to meet its obligations, including in respect of the Notes. In the event the Company is unable to acquire DIRECTV Programming through Hughes and the NRTC after the expiration of the NRTC Agreements, the Company would be required to acquire such DBS services from others, or to attempt to sell its subscriber base to one or more other DBS providers (which it may be unable to do for contractual or other reasons) and cease or fundamentally change its business operations.

ABILITY TO MANAGE GROWTH EFFECTIVELY

     The Company has experienced a period of rapid growth, primarily as a result of acquisitions. In order to achieve its business objectives, the Company expects to continue to expand largely through acquisitions of additional Rural DIRECTV Markets, which have placed and will continue to place a significant strain on its management, operating systems and procedures, financial resources, employees and other resources. This growth has affected the preparation of financial and operating information, and the Company has hired additional personnel and implemented additional accounting practices and procedures to address this concern. The Company will need to continue to improve its operational systems and procedures and to hire and retain additional qualified personnel as the size of its operations grows. If the Company is unable to do so, the Company's financial condition and results of operations could be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

     The Company's future success may depend to a significant extent upon the performance of a number of the Company's key personnel, including Rodney A. Weary, who is the Company's Chief Executive Officer. The Company has employment and non-competition agreements with Mr. Weary and seven other executives. See "Management." Although the Company maintains "key-man" insurance on the life of Mr. Weary, the loss of Mr. Weary or other key management personnel or the failure to recruit and retain additional qualified personnel could have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION AND TECHNOLOGICAL CHANGE

     The industry in which the Company operates is highly competitive, and the Company expects to face intense competition from existing and future competitors. The Company's competitors include a broad range of companies engaged in the provision of communications and entertainment services, including cable operators, other direct-to-home ("DTH") programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Certain of these competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than the Company. The Company expects to compete primarily against providers of subscription programming, such as cable and satellite operators. The Company also expects to encounter a number of challenges in competing with cable television providers. Cable operators generally have large installed customer bases, and many cable television operators have significant investments in, and access to, programming. The Company anticipates that many cable systems in the United States will be upgraded to provide better quality programming and a better signal than are currently available through cable, but that cable's programming and signal will remain inferior to those available through DBS services. The Company further believes that due to the expense of upgrading less densely populated areas such as those within the Rural DIRECTV Markets, cable systems in the Rural DIRECTV Markets in general will be upgraded more slowly (if at all) than those in more densely populated areas. In order to substantially increase its subscriber base, however, the Company may find it necessary to attract customers who currently subscribe to cable.

     The Company competes with companies offering programming through various satellite broadcasting systems, although DIRECTV, USSB and EchoStar Communications Corporation ("EchoStar") are the only current domestic DBS operators. All other domestic DTH operators currently transmit from low power or medium power satellites, which generally require the use of larger and, in the case of low power DTH broadcasting, more expensive dishes. Several companies, including medium power DTH operators, have announced plans to broadcast from DBS satellites. Certain regional telephone operators have also expressed an interest in becoming subscription television providers. The entry of these competitors into the subscription television market would increase competition substantially and could have a material adverse effect on the financial condition and results of operations of the Company.

     A variety of other technologies are under development that could result in increased competition for the Company, including, among others, the expansion of the Internet to include and use developing video and audio compression technologies to develop the "information superhighway." There can be no assurance that additional competitors will not enter the markets that the Company serves or that the Company will be able to succeed against such competition. Moreover, changes in technology could lower the cost of competitive services to a level where the Company's services will become less competitive or where the Company will need to reduce its service prices in order to remain competitive. See "Business -- Competition."

REGULATION; PRIMETIME 24 LITIGATION

     Unlike cable operators, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return and other regulation. However, there are laws and regulations that affect DIRECTV and, therefore indirectly, the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) licensing of satellites,
(ii) avoidance of interference with other broadcasting signals and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses.

     State and local authorities in some jurisdictions (including some residential developments) restrict or prohibit the use of satellite dishes pursuant to zoning and other regulations. The FCC has adopted new rules that preempt state and local regulations that affect satellite dishes that are (i) three feet or less in diameter in any area or (ii) six feet or less in diameter in any area where commercial or industrial uses are generally permitted by local land use regulation. As the DSS dishes are only 18 inches in diameter, the FCC's rules are expected to ease local regulatory burdens on the use of such dishes. See "Business -- Regulation."

     The Satellite Home Viewer Act of 1994 (the "SHVA") establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24 Joint Venture ("PrimeTime 24"), a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services. On July 10, 1998, a Federal District Court in Florida granted a preliminary injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on Longley-Rice propagation maps recognized by the Court as identifying those households that receive "a signal of at least Grade B intensity" or past subscription to cable) and to any business. The preliminary injunction further required the disconnection within 90 days of any such current PrimeTime 24 customers for CBS or Fox programming that began receiving PrimeTime 24's network programming via satellite after March 11, 1997, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The injunction also imposed other obligations on PrimeTime 24 and its distributors with respect to future sales of Fox and CBS programming nationwide. There can be no assurance as to how long the preliminary injunction will remain in effect or as to what final relief may ultimately be granted to the plaintiffs. On September 30, 1998, the Florida court issued an order granting PrimeTime 24 until February 28, 1999 to comply with the terms of the injunction. In addition, on July 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether PrimeTime 24, and its agents and distributors, will be subjected to claims of damages or other judicially ordered relief through these or other proceedings.

     In November 1998, the FCC adopted a notice of proposed rulemaking to consider whether and how it might redefine the standard for measuring a "Grade B intensity" signal for purposes of the SHVA. The FCC has publicly stated that it will attempt to complete this rulemaking prior to February 28, 1999. In addition, in

October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade B signal 95% of the time with a 50% degree of confidence. The lawsuit also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength.

     While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and the Company does not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect the Company's financial results or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services to certain subscribers will not have such effects. In addition, should the Company elect to continue to offer network services, there can be no assurance that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and the Company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth. See "Business -- Regulation."

     In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. While the Company is aware of efforts to overturn this decision, there can be no assurance that it will be overturned. Under the terms of the NRTC Agreements, the Company may expect to have this cost passed along to it, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV Programming.

RELIANCE ON SATELLITE TRANSMISSION TECHNOLOGY

     There are numerous risks associated with satellite transmission technology, in general, and DIRECTV's delivery of DBS services, in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although according to Hughes and USSB the DIRECTV satellites used to provide the DBS services have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites or that loss, damage or changes in the satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris will not occur. While the Company does not believe that the loss of a single satellite would adversely affect its operations, the loss of two or more satellites could have a material adverse effect on DIRECTV and the Company. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Such changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment, which modifications could be costly. Such costs would likely be passed through by DIRECTV or the NRTC to the Company, and would be borne by the Company to the extent it could not pass such costs through to its subscribers in the form of higher fees.

RISK OF SIGNAL THEFT

     The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used in the DSS Equipment will remain totally effective. If the DSS Equipment encryption technology is compromised in a manner that is not promptly corrected, the Company's revenue could be adversely affected.

     DIRECTV and the Company are prohibited by law from providing DIRECTV Programming outside the United States. Despite subscribers' assurances that they receive programming within one of the Company's Rural DIRECTV Markets, a portion of the Company's subscribers may, in fact, be receiving DIRECTV Programming outside the Company's markets. If the Company must disconnect a significant portion of its subscribers because they receive services outside the Company's Rural DIRECTV Markets, the Company's financial condition and results of operations could be adversely affected.

DEPENDENCE ON THIRD PARTY PROGRAMMERS

     DIRECTV, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DIRECTV's programming agreements have terms that expire on various dates with different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original term. In the event any such agreements are not renewed or are canceled, there is no assurance that DIRECTV would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality, marketability or cost to the Company's existing programming. The ability of the Company to compete successfully will depend on DIRECTV's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DIRECTV."

     Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on nondiscriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. The Company anticipates that DIRECTV will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC or Congress. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of DIRECTV, could adversely affect DIRECTV's ability, and therefore the Company's ability, to acquire programming or acquire programming on a cost-effective basis.

LIMITED CONSUMER ADOPTION OF SATELLITE TELEVISION

     The Company believes that one of the largest hurdles to the mass market adoption of DBS has been the cost to the subscriber of purchasing the DSS Equipment, currently ranging from $99 to $299 depending upon the level of features desired and number of television sets to be connected. While the cost of such equipment has decreased over time, and the Company believes that the suppliers of the subscriber equipment have strong incentives to supply equipment at affordable prices as the subscriber base expands and as competition increases among equipment vendors, there can be no assurance that such costs will continue to decrease. To the extent that the cost of the equipment remains an obstacle to increased demand for satellite services offered by the Company, the growth of the Company's subscriber base could be delayed, adversely affecting the Company's financial condition and results of operations.

     Another potential hurdle to widespread adoption of DBS is that subscribers do not receive local news and sports in the DIRECTV Programming. In order to make such programming available to its subscribers, the Company integrates an off-air antenna into its equipment package upon request by the subscriber. While all of the major DBS providers, including DIRECTV, offer broadcast network channels on an a la carte or package basis, it is unclear whether FCC regulations prohibit satellite providers from selling network programming to households that can receive a signal from that network's local affiliate station using traditional off-air antennae. Certain subscribers may not be willing to purchase DBS because of this uncertainty. See "-- Regulation; PrimeTime 24 Litigation."

CERTAIN CONSEQUENCES OF ESCROW ACCOUNT RELATED TO BANKRUPTCY

     The right of the Trustee under the Indenture and the Escrow Agent under the Escrow Agreement to foreclose upon and sell collateral upon the occurrence of an Event of Default is likely to be impaired significantly by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company or one or more of its subsidiaries. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. The Escrow Account is only pledged to secure the first four scheduled interest payments on the Notes, including amounts accruing following the commencement of any bankruptcy or reorganization case. See "Description of the New Notes -- Escrow Account."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were sold to the Initial Purchasers on July 31, 1997 and then resold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities
Act) and pursuant to offers and sales outside the United States within the meaning of Regulation S under the Securities Act and are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The New Notes are securities for which there currently is no market. If the New Notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, and other factors. The Company does not intend to apply for listing of the New Notes on any securities exchange or the Nasdaq National Market. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the New Notes.

CONSEQUENCES OF THE EXCHANGE OFFER TO NON-TENDERING HOLDERS OF THE OLD NOTES

     In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, the New Notes would rank pari passu with the Old Notes, and the holders of Old Notes seeking liquidity in their investment would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act. A reduction of the aggregate principal amount of the Old Notes outstanding as a result of the consummation of the Exchange Offer may have an adverse effect on the ability of holders of the Old Notes to transfer such Old Notes.

YEAR 2000 COMPLIANCE

     Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. There can be no assurance that the software products currently used by the Company contain all necessary date code changes. Management is currently conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing. The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of DSS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third-parties. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations. Any adverse impact on subscribers in the Company's Rural DIRECTV Markets could also have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offer. The Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the Notes. As of September 30, 1998, approximately $118.0 million of the remaining net proceeds had been utilized ($83.3 million for the retirement of existing indebtedness and related accrued interest, $15.0 million in acquisitions, $14.4 million for working capital purposes, and $5.3 million was placed in escrow to cover a portion of the contingent reduction of the Company's availability under the Credit Facility). The remaining $26.0 million in proceeds was utilized to finance acquisitions in October, 1998. See "Management's Discussion and Analysis of Operations and Financial Condition -- Liquidity and Capital Resources."


     The Credit Facility currently provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. Interest on both the term loan and the revolving credit facility is, at the Company's option, at either the lenders' base rate plus an applicable margin or LIBOR plus an applicable margin. On a pro forma basis, as of September 30, 1998, indebtedness incurred under the Credit Facility was comprised of $35.0 million borrowed under the term loan facility and $28.3 million borrowed under the revolving credit facility. Such borrowing was used, together with funds from the Company's equity financings, to acquire the exclusive rights to provide DIRECTV Programming in the Company's Rural DIRECTV Markets, to cover operating losses and for general corporate purposes. See "Description of Other Indebtedness -- Credit Facility."


                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     The holders of the Old Notes currently are entitled to certain registration rights under the Registration Rights Agreement. Pursuant thereto, the Company became obligated to file with the Commission a registration statement covering the offer by the Company to the holders of the Old Notes to exchange all of the Old Notes for the New Notes. The Exchange Offer being made hereby, if consummated, will satisfy the Company's obligations under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders have no arrangement with any person to participate in the distribution of such New Notes. See Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

     If any person were to be participating in the Exchange Offer for the purposes of distributing securities in a manner not permitted by the Commission's interpretation, such person (i) could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     As of the date of this Prospectus, there was $195,000,000 aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all such registered holders as of the date of this Prospectus.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     If Old Notes are not tendered, they shall remain outstanding and shall continue to accrue interest from their date of issue, July 31, 1998, at a rate of 12 3/8% per annum.

     In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes."

     The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     In addition, the Company will issue notice of each such extension by press release or other public announcement as contemplated by the provisions of Rule 14e-1 promulgated under the Exchange Act.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from July 31, 1998, payable semiannually on February 1 and August 1 of each year, commencing February 1, 1999, at a rate of 12 3/8% per annum.

PROCEDURES FOR TENDERING

     The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a book-entry transfer facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc., which firm must also be a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (any of the foregoing being hereinafter referred to as an "Eligible Institution"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSTANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY FAR IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution, that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the back cover page of this Prospectus on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer, and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder has no arrangement with any person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, and (iv) if such holder is a broker or a dealer (as defined in the Exchange Act), that it acquired the Old Notes for its own account as a result of market-making activities on other trading activities and that it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company to distribute the New Notes received in the Exchange Offer.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written transmission notice of withdrawal via telegram, telex, facsimile transmission or letter must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the depositor withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but that are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     The Exchange Offer is not subject to any conditions other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission.

EXCHANGE AGENT

     State Street Bank and Trust Company of Missouri, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:

By Hand/Overnight Express:   By Facsimile (for Eligible   By Mail:
                             Institutions only):          State Street Bank and
State Street Bank and                                     Trust Company of Missouri,
Trust Company of Missouri,   (617) 664-5290               N.A.
N.A.                         Attention: Corporate Trust   Two International Place,
61 Broadway, 15th Floor      Department                   4th Floor
New York, NY 10016                                        Boston, MA 02110
Attention: Corporate Trust   Confirm by telephone:        Attention: Corporate Trust
Department                                                Department
                             (617) 664-5587               Kellie Mullen

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and their affiliates in person, by telegraph or telephone.

     The Company will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, but not including transfer taxes, if any, relating to the sale or disposition of the Old Notes by a holder of the Old Notes, will be paid by the Company, and are estimated in the aggregate to be $200,000.

                                 CAPITALIZATION

     The following table sets forth the cash and the total capitalization of the Company as of September 30, 1998 (i) on an historical basis, and (ii) on a Pro Forma basis to give effect to the Included Acquisitions. The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and notes related thereto, the financial statements related to certain of the acquisitions and the Pro Forma Financial Information included elsewhere in this Prospectus. See "Description of Other Indebtedness -- Seller Notes," "Description of Other Indebtedness -- Credit Facility," "Pro Forma Financial Statements," "Use of Proceeds" and "Management's Discussion and Analysis of Results of Operations and Financial Condition."


                                                              AS OF SEPTEMBER 30, 1998
                                                              ------------------------
                                                              HISTORICAL    PRO FORMA
                                                              -----------   ----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................   $ 31,001      $  5,001
                                                               ========      ========
Restricted cash(1)..........................................   $ 50,940      $ 50,940
                                                               ========      ========
Long-term debt (including current maturities):
  Credit Facility...........................................   $ 35,000      $ 63,295
  Seller Notes..............................................     16,407        16,407
  Other.....................................................        894           894
  Notes.....................................................    195,000       195,000
                                                               --------      --------
          Total long-term debt..............................    247,301       275,596
                                                               --------      --------
Stockholder's equity:
  Common Stock, $.01 par value, 1,000 shares authorized,
     issued and outstanding.................................         --            --
                                                               --------      --------
  Additional paid-in capital................................     87,400        97,600
  Accumulated deficit.......................................    (56,930)      (56,930)
                                                               --------      --------
          Total stockholder's equity........................     30,470        40,670
                                                               --------      --------
          Total capitalization..............................   $277,771      $316,266
                                                               ========      ========


---------------

(1) Represents the amount of the Escrow Account to fund, together with the interest received thereon, the first four scheduled interest payments on the Notes, and $5.3 million deposited with the managing agent of the Credit Facility to fund the contingent reduction of availability under the term loan facility.

                         PRO FORMA FINANCIAL STATEMENTS

GENERAL


     The following pro forma financial statements reflect (i) the Company's acquisitions of DBS businesses and operating rights completed since Inception excluding four acquisitions that are immaterial individually and in the aggregate, (ii) the Pending Acquisitions, and (iii) the Offering. The pro forma financial statements also exclude revenues and expenses for one of the Pending Acquisitions which is immaterial and the pro forma effects of two potential acquisitions which are under negotiation but for which binding letters of intent have not been executed. See "Summary of Prospectus -- Pending Acquisitions." The Pro Forma information is presented as if each of these events had occurred at the beginning of the period presented with respect to the Statement of Operations data and as if they had occurred on September 30, 1998 with respect to the Balance Sheet data.


     Historical information for the Company for the year ended December 31, 1997 was derived from audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. Historical information for the Company as of September 30, 1998 and for the nine months then ended has been derived from the unaudited condensed consolidated financial statements of the Company presented elsewhere in this Prospectus, which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The financial information for the Included Acquisitions has been derived from the respective historical financial statements of the acquired entities included elsewhere in this Prospectus. See "Summary of the Prospectus -- Pending Acquisitions."

     The Pro Forma financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of actual or future results had the Included Acquisitions, the borrowings under the Credit Facility or the Offering been completed on the dates indicated.

                            GOLDEN SKY SYSTEMS, INC.


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1997


                                                1997 ACQUISITIONS                     1998 ACQUISITIONS
                                       -----------------------------------   -----------------------------------
                                          ACQUIRED DBS       ACQUIRED DBS       ACQUIRED DBS       ACQUIRED DBS        PENDING
                          HISTORICAL   OPERATING RIGHTS(1)   BUSINESSES(2)   OPERATING RIGHTS(3)   BUSINESSES(4)   ACQUISITIONS(5)
                          ----------   -------------------   -------------   -------------------   -------------   ---------------
                                                                       (IN THOUSANDS)
Revenue:
  DBS services..........   $ 16,452          $6,610             $ 9,070            $8,943             $9,075           $1,138
  Lease and other.......        944             264                  83               270                 31                9
  Other.................         --             541                 572                 7                249               --
                           --------          ------             -------            ------             ------           ------
Total revenue...........     17,396           7,415               9,725             9,220              9,355            1,147
Costs and Expenses:
  Cost of DBS
     services...........      9,304           4,100               5,577             5,592              5,410              720
  Other cost of
     revenue............         --             361                  89                --                134               --
  System operations.....      3,796           2,108               3,361             1,465              1,640              217
  Sales and marketing...      7,316             597               1,736               991              1,256              110
  General and
     administrative.....      2,331              27                 231               105                116               --
  Depreciation and
     amortization.......      7,300             754                 575               606                365              185
                           --------          ------             -------            ------             ------           ------
Total costs and
  expenses..............     30,047           7,947              11,569             8,759              8,921            1,232
                           --------          ------             -------            ------             ------           ------
Operating loss..........    (12,651)           (532)             (1,844)              461                434              (85)
Non-operating items:
  Interest and
     investment
     income.............         40              94                 115                82                293                6
  Interest expense......     (3,173)            (72)               (238)             (173)               (72)              --
                           --------          ------             -------            ------             ------           ------
Total non-operating
  items.................     (3,133)             22                (123)              (91)               221                6
                           --------          ------             -------            ------             ------           ------
Net loss before income
  taxes and other.......    (15,784)           (510)             (1,967)              370                655              (79)
Gain on sale of wireless
  TV rights.............         --              --                  --                --              4,655               --
Net profit on asset
  disposal..............         --           4,945                  26                --                173               --
                           --------          ------             -------            ------             ------           ------
Net loss before taxes...    (15,784)          4,435              (1,941)              370              5,483              (79)
  Income taxes..........         --             150                   9               (59)                36               --
                           --------          ------             -------            ------             ------           ------
Net loss................   $(15,784)         $4,585             $(1,932)           $  311             $5,519           $  (79)
                           ========          ======             =======            ======             ======           ======


                           PRO FORMA          PRO
                          ADJUSTMENTS        FORMA
                          -----------       --------
                                (IN THOUSANDS)
Revenue:
  DBS services..........   $     --         $ 51,288
  Lease and other.......         --            1,601
  Other.................     (1,369)(a)           --
                           --------         --------
Total revenue...........     (1,369)          52,889
Costs and Expenses:
  Cost of DBS
     services...........         --           30,703
  Other cost of
     revenue............       (584)(a)           --
  System operations.....         --           12,587
  Sales and marketing...         --           12,006(6)
  General and
     administrative.....         --            2,810
  Depreciation and
     amortization.......     (2,485)(b)       28,714
                             21,414(c)
                           --------         --------
Total costs and
  expenses..............     18,345           86,820
                           --------         --------
Operating loss..........    (19,714)         (33,931)
Non-operating items:
  Interest and
     investment
     income.............       (590)(d)           40
  Interest expense......        555(d)       (32,625)
                            (29,452)(e)
                           --------         --------
Total non-operating
  items.................    (29,487)         (32,585)
                           --------         --------
Net loss before income
  taxes and other.......    (49,201)         (66,516)
Gain on sale of wireless
  TV rights.............     (4,655)(a)           --
Net profit on asset
  disposal..............     (5,144)(a)           --
                           --------         --------
Net loss before taxes...    (59,000)         (66,516)
  Income taxes..........       (136)(f)           --
                           --------         --------
Net loss................   $(59,136)        $(66,516)
                           ========         ========

---------------

(1) Includes 1997 acquisitions of DBS operating rights from January 1, 1997 through acquisition dates.



(2) Includes 1997 acquisitions of DBS businesses from January 1, 1997 through acquisition dates.



(3) Includes activity for the year ended December 31, 1997 for acquisitions of DBS operating rights acquired during 1998.



(4) Includes activity for the year ended December 31, 1997 for acquisitions of DBS businesses acquired during 1998.



(5) Includes activity for the year ended December 31, 1997 for the DBS operating rights to be acquired.



(6) Includes net equipment and installation subsidies of $1,845 (proceeds from the sale and installation of DBS equipment of $8,256 net of related costs of $10,101).



(a) To give effect to the elimination of other revenue and expense related to operations not acquired.



(b) To give effect to the elimination of historical amortization of intangible assets.



(c) To give effect to the amortization of goodwill and other intangible assets recorded in purchase accounting. Goodwill and other intangible assets consist of non-compete agreements, customer lists, and goodwill. The non-compete agreements are amortized over the contract period (3 years) while customer lists are amortized over 5 years. Goodwill is amortized over the remaining useful life of the satellites (expiring in 2008), generally 10-12 years depending upon date of acquisition.



(d) To give effect to the elimination of interest income and expense related to operations not acquired.



(e) To give effect to interest expense on borrowings under the Credit Facility and the Offering assumed to be incurred in connection with the 1997, 1998 and Pending Acquisitions as if such borrowings had occurred at the beginning of the period at their respective historical interest rates.



(f) To give effect to the elimination of historical income tax expense
(benefit).

                            GOLDEN SKY SYSTEMS, INC.


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      NINE MONTHS ENDED SEPTEMBER 30, 1998


                                        PRE-SEPTEMBER 30,    PRE-SEPTEMBER 30,   POST-SEPTEMBER 30,    POST-SEPTEMBER 30,
                                        1998 ACQUIRED DBS    1998 ACQUIRED DBS    1998 ACQUIRED DBS    1998 ACQUIRED DBS
                          HISTORICAL   OPERATING RIGHTS(1)     BUSINESSES(2)     OPERATING RIGHTS(3)     BUSINESSES(4)
                          ----------   -------------------   -----------------   -------------------   ------------------
                                                                  (IN THOUSANDS)
Revenue:
  DBS services..........   $ 50,139          $2,950               $ 1,190              $4,410                $3,168
  Lease and other.......        751              52                     7                  57                    --
  Other.................         --              11                    --                  --                    --
                           --------          ------               -------              ------                ------
Total revenue...........     50,890           3,013                 1,197               4,467                 3,168
Costs and Expenses:
  Cost of DBS
     services...........     29,764           1,891                   860               2,942                 1,776
  Other cost of
     revenue............         --              --                    --                   2                    --
  System operations.....      7,317             325                   408                 621                   447
  Sales and marketing...     19,560             225                    25                  72                    54
  General and
     administrative.....      4,737              26                    (8)                 --                    21
  Depreciation and
     amortization.......     15,814             158                    36                 193                    93
                           --------          ------               -------              ------                ------
Total costs and
  expenses..............     77,192           2,625                 1,321               3,830                 2,391
                           --------          ------               -------              ------                ------
Operating loss..........    (26,302)            388                  (124)                637                   777
Non-operating items:
  Interest and
     investment
     income.............        866              42                    --                  40                   159
  Interest expense......    (11,966)            (33)                  (22)                (78)                   (1)
                           --------          ------               -------              ------                ------
Total non-operating
  items.................    (11,100)              9                   (22)                (38)                  158
                           --------          ------               -------              ------                ------
Net loss before income
  taxes and other.......    (37,402)            397                  (146)                599                   935
Gain on sale of wireless
  TV rights.............         --           1,956                    --                  --                    --
Net profit on asset
  disposal..............         --              --                 8,421                  --                    --
                           --------          ------               -------              ------                ------
Net loss before taxes...    (37,402)          2,353                 8,275                 599                   935
Income taxes............         --             (45)               (3,000)                (37)                   --
                           --------          ------               -------              ------                ------
Net loss................   $(37,402)         $2,308               $ 5,275              $  562                $  935
                           ========          ======               =======              ======                ======


                              PENDING        PRO FORMA       PRO
                          ACQUISITIONS(5)   ADJUSTMENTS     FORMA
                          ---------------   -----------    --------
                                       (IN THOUSANDS)
Revenue:
  DBS services..........      $1,115         $     --      $ 62,972
  Lease and other.......           2               --           869
  Other.................          --              (11)(a)        --
                              ------         --------      --------
Total revenue...........       1,117              (11)       63,841
Costs and Expenses:
  Cost of DBS
     services...........         699               --        37,932
  Other cost of
     revenue............          --               (2)(a)        --
  System operations.....         129               --         9,247
  Sales and marketing...          87               --        20,023(6)
  General and
     administrative.....          --               --         4,776
  Depreciation and
     amortization.......         138             (618)(b)    22,870
                                                7,056(c)
                              ------         --------      --------
Total costs and
  expenses..............       1,053            6,436        94,848
                              ------         --------      --------
Operating loss..........          64           (6,447)      (31,007)
Non-operating items:
  Interest and
     investment
     income.............           4             (245)(d)       866
  Interest expense......          --              134(d)    (24,563)
                                              (12,597)(e)
                              ------         --------      --------
Total non-operating
  items.................           4          (12,708)      (23,697)
                              ------         --------      --------
Net loss before income
  taxes and other.......          68          (19,155)      (54,704)
Gain on sale of wireless
  TV rights.............          --           (1,956)(a)        --
Net profit on asset
  disposal..............          --           (8,421)(a)        --
                              ------         --------      --------
Net loss before taxes...          68          (29,532)      (54,704)
Income taxes............          --            3,082(f)         --
                              ------         --------      --------
Net loss................      $   68         $(26,450)     $(54,704)
                              ======         ========      ========

---------------


(1) Includes 1998 acquisitions of DBS operating rights from January 1, 1998 through acquisition dates.



(2) Includes 1998 acquisitions of DBS businesses from January 1, 1998 through acquisition dates.



(3) Includes activity for the nine-months ended September 30, 1998 for acquisitions of DBS operating rights completed after September 30, 1998.



(4) Includes activity for the nine-months ended September 30, 1998 for acquisitions of DBS businesses completed after September 30, 1998.



(5) Includes activity for the nine-months ended September 30, 1998 for the DBS operating rights to be acquired.



(6) Includes net equipment and installation subsidies of $7,676 (proceeds from the sale and installation of DBS equipment of $8,438 net of related costs of $16,114).



(a) To give effect to the elimination of other revenue and expense related to operations not acquired.



(b) To give effect to the elimination of historical amortization of intangible assets.



(c) To give effect to the amortization of goodwill and other intangible assets recorded in purchase accounting. Goodwill and other intangible assets consist of non-compete agreements, customer lists, and goodwill. The non-compete agreements are amortized over the contract period (3 years) while customer lists are amortized over 5 years. Goodwill is amortized over the remaining useful life of the satellites (expiring in 2008), generally 10-12 years depending upon date of acquisition.



(d) To give effect to the elimination of interest income and expense related to operations not acquired.



(e) To give effect to interest expense on borrowings under the Credit Facility and the Offering assumed to be incurred in connection with the completed and pending acquisitions as if such borrowings had occurred at the beginning of the period at their respective historical interest rates.



(f) To give effect to the elimination of historical income tax expense.

                            GOLDEN SKY SYSTEMS, INC.



                      PRO FORMA CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1998



                                                        POST-
                                                    SEPTEMBER 30,       POST-
                                                        1998        SEPTEMBER 30,
                                                    ACQUIRED DBS         1998
                                                      OPERATING      ACQUIRED DBS        PENDING        PRO FORMA
                                       HISTORICAL     RIGHTS(1)     BUSINESSES(2)    ACQUISITIONS(3)   ADJUSTMENTS      PRO FORMA
                                       ----------   -------------   --------------   ---------------   -----------      ---------
                                                                             (IN THOUSANDS)
Current assets:
  Cash and cash equivalents..........   $ 31,001       $   82          $     5            $ --          $    (87)(a)    $  5,001
                                                                                                         (26,000)(e)
  Restricted cash....................     23,534           --               --              --                --          23,534
  Subscriber receivables.............      6,526          609              227              12              (128)(a)       7,246
  Other receivables..................      1,454           --               --              --                --           1,454
  Earnest deposits...................        916           --               --              --                --             916
  Inventory..........................     10,780          153               17              40              (210)(a)      10,780
  Prepaid expenses...................        846            3               --              --                (3)(a)         846
                                        --------       ------          -------            ----          --------        --------
Total current assets.................     75,057          847              249              52           (26,428)         49,777
Restricted cash, net of current
  portion............................     27,406           --               --              --                --          27,406
Property and equipment, net..........      4,494          321               38             245              (579)(a)       4,519
Intangible assets, net...............    184,787        1,013              584             480            (2,077)(b)     249,159
                                                                                                          64,372(C)
Deferred financing costs.............     10,563           --               --              --                --          10,563
Other assets.........................        210          121              128              49              (298)(a)         210
                                        --------       ------          -------            ----          --------        --------
Total assets.........................   $302,517       $2,302          $   999            $826          $ 34,990        $341,634
                                        ========       ======          =======            ====          ========        ========
Current liabilities:
  Trade accounts payable.............   $ 11,731       $  566          $   228            $ 90          $   (884)(d)      11,731
  Current maturities of other notes
    payable and obligations under
    capital leases...................      9,903           --               --              --                --           9,903
  Payable to parent..................         12           --               --              --                --              12
  Unearned revenue...................      4,509          290              199              --               133(d)        5,131
  Interest payable...................      4,683           --               --              --                --           4,683
  Accrued payable and other
    liabilities......................      1,177          631                2              56              (689)(d)       1,177
                                        --------       ------          -------            ----          --------        --------
Total current liabilities............     32,015        1,487              429             146            (1,440)         32,637
Long-term obligations, net of current
  portion:
  Senior Notes.......................    195,000           --               --              --                --         195,000
  Credit Facility....................     35,000           --               --              --            28,295(d)       63,295
  Other notes payable and obligations
    under capital leases, net of
    current maturities...............      7,398        1,491               --              --            (1,491)(d)       7,398
  Minority interest..................      2,634           --               --              --                --           2,634
                                        --------       ------          -------            ----          --------        --------
Total long-term obligations, net of
  current portion....................    240,032        1,491               --              --            26,804         268,327
                                        --------       ------          -------            ----          --------        --------
Total liabilities....................    272,047        2,978              429             146            25,364         300,964
Total stockholder's equity...........     30,470         (676)             570             680              (574)(d)      40,670
                                                                                                          10,200(f)
                                        --------       ------          -------            ----          --------        --------
Total liabilities and stockholder's
  equity.............................   $302,517       $2,302          $   999            $826          $ 34,990        $341,634
                                        ========       ======          =======            ====          ========        ========

---------------

(1) Includes acquisitions of DBS operating rights completed after September 30, 1998.



(2) Includes acquisitions of DBS businesses completed after September 30, 1998.



(3) Includes pending pro forma acquisitions of DBS operating rights.



(a) To give effect to assets not purchased.



(b) To give effect to the elimination of historical intangible assets.



(c) To give effect to intangible assets resulting from acquisitions completed subsequent to September 30, 1998 and Pending Pro Forma Acquisitions.



(d) To give effect to the elimination of liabilities not assumed and historical equity.



(e) To give effect to cash utilized and new debt issued in connection with the Acquisitions.



(f) To give effect to the issuance of preferred stock of the Company's parent in connection with an acquisition consummated in October 1998.

     (2) The following represents the unaudited statements of operations and pro forma adjustments for the Completed Acquisitions for the nine months ended September 30, 1998:

                                     ACQUISITIONS COMPLETED
                                     JANUARY 1, 1998 THROUGH                    ACQUISITIONS COMPLETED
                                       SEPTEMBER 30, 1998                      AFTER SEPTEMBER 30, 1998
                              -------------------------------------   ------------------------------------------
                               JANUARY 1,
                              1998 THROUGH                                JANUARY 1,                                 ADJUSTED
                              ACQUISITION     PRO FORMA      PRO         1998 THROUGH       PRO FORMA      PRO       INCLUDED
                                 DATES       ADJUSTMENTS    FORMA     SEPTEMBER 30, 1998   ADJUSTMENTS    FORMA    ACQUISITIONS
                              ------------   -----------   --------   ------------------   -----------   -------   ------------
                                                                       (IN THOUSANDS)
Revenue:
  DBS services..............    $ 4,140       $     --     $  4,140         $7,578           $    --     $ 7,578     $ 11,718
  Lease and other...........         59             --           59             57                --          57          116
  Other.....................         11            (11)(a)       --             --                --          --           --
                                -------       --------     --------         ------           -------     -------     --------
        Total revenue.......      4,210            (11)       4,199          7,635                --       7,635       11,834
Costs and Expenses:
  Cost of DBS services......      2,751             --        2,751          4,718                --       4,718        7,469
  Other cost of revenue.....         --             --           --              2                (2)(a)      --           --
  System operations.........        733             --          733          1,068                --       1,068        1,801
  Sales and marketing.......        250             --          250            126                --         126          376
  General and
    administrative..........         18             --           18             21                --          21           39
  Depreciation and
    amortization............        194           (194)(b)    1,955            286              (286)(b)   4,503        6,458
                                                 1,955(c)                                      4,503(c)
                                -------       --------     --------         ------           -------     -------     --------
        Total costs and
          expenses..........      3,946          1,761        5,707          6,221             4,215      10,436       16,143
                                -------       --------     --------         ------           -------     -------     --------
Operating loss..............        264         (1,772)      (1,508)         1,414            (4,215)     (2,801)      (4,309)
                                -------       --------     --------         ------           -------     -------     --------
Non-operating items:
  Interest and investment
    income..................         42            (42)(d)       --            199              (199)(d)      --           --
  Interest expense..........        (55)            55(d)   (10,475)           (79)               79(d)   (1,500)     (11,975)
                                               (10,475)(e)                                    (1,500)(e)
                                -------       --------     --------         ------           -------     -------     --------
        Total non-operating
          items.............        (13)       (10,462)     (10,475)           120            (1,620)     (1,500)     (11,975)
                                -------       --------     --------         ------           -------     -------     --------
Net loss before income taxes
  and other.................        251        (12,234)     (11,983)         1,534            (5,835)     (4,301)     (16,284)
  Gain on sale of wireless
    TV rights...............      1,956         (1,956)(a)       --             --                --          --           --
  Net profit on asset
    disposal................      8,421         (8,421)(a)       --             --                --          --           --
                                -------       --------     --------         ------           -------     -------     --------
Net loss before taxes.......     10,628        (22,611)     (11,983)         1,534            (5,835)     (4,301)     (16,284)
                                -------       --------     --------         ------           -------     -------     --------
Income taxes................     (3,045)         3,045(f)        --            (37)               37(f)       --           --
                                -------       --------     --------         ------           -------     -------     --------
Net loss....................    $ 7,583       $(19,566)    $(11,983)        $1,497           $(5,798)    $(4,301)    $(16,284)
                                =======       ========     ========         ======           =======     =======     ========

---------------

(a) To give effect to the elimination of other revenue and expense related to operations not acquired.

(b) To give effect to the elimination of historical amortization of intangible assets.

(c) To give effect to the amortization of goodwill and other intangible assets recorded in purchase accounting. Goodwill and other intangible assets consist of non-compete agreements, customer lists, and goodwill. The non-compete agreements are amortized over the contract period (3 years) while customer lists are amortized over 5 years. Goodwill is amortized over the remaining useful life of the satellites (expiring in 2008), generally 10-12 years depending upon date of acquisition.

(d) To give effect to the elimination of interest income and expense related to operations not acquired.

(e) To give effect to interest expense on borrowings under Seller Notes, the Credit Facility and the Offering assumed to be incurred in connection with the Included Acquisitions as if such borrowings had occurred at the beginning of the period at their respective historical interest rates.

(f)  To give effect to the elimination of historical income tax expense
     (benefit).

     (3) The following represents the unaudited balance sheet and pro forma adjustments as of September 30, 1998, for the 1998 acquisitions completed subsequent to September 30, 1998:

                                                                   AS OF SEPTEMBER 30, 1998
                                                          -------------------------------------------
                                                                                           ADJUSTED
                                                            INCLUDED      PRO FORMA        INCLUDED
                                                          ACQUISITIONS   ADJUSTMENTS     ACQUISITIONS
                                                          ------------   -----------     ------------
                                                                        (IN THOUSANDS)
Current Assets
  Cash and cash equivalents.............................     $   87       $    (87)(a)     $(26,000)
                                                                           (26,000)(e)
  Subscriber receivables................................        836           (235)(a)          601
  Inventory.............................................        170           (170)(a)           --
  Prepaid expenses......................................          3             (3)(a)           --
                                                             ------       --------         --------
          Total current assets..........................      1,096        (26,495)         (25,399)
Property and equipment, net.............................        359           (334)(a)           25
Intangible assets, net..................................      1,597         (1,597)(b)       56,122
                                                                            56,122(c)
Other assets............................................        249           (249)(a)           --
                                                             ------       --------         --------
          Total assets..................................     $3,301       $ 27,447         $ 30,748
                                                             ======       ========         ========
Current liabilities
  Trade accounts payable................................     $  794       $   (794)(d)     $     --
  Unearned revenue......................................        489             61(d)           550
  Accrued payroll and other liabilities.................        633           (633)(d)           --
                                                             ------       --------         --------
          Total current liabilities.....................      1,916         (1,366)             550
Long-term obligations, net of current portion:
  Credit facility.......................................         --         19,998(e)        19,998
  Notes payable and obligations under capital leases,
     net of current maturities..........................      1,491         (1,491)(d)           --
                                                             ------       --------         --------
          Total long-term obligations, net of current
            portion.....................................      1,491         18,507           19,998
                                                             ------       --------         --------
          Total liabilities.............................      3,407         17,141           20,548
Stockholder's equity....................................       (106)           106(d)        10,200
                                                                            10,200(f)
                                                             ------       --------         --------
          Total liabilities and stockholder's equity....     $3,301       $ 27,447         $ 30,748
                                                             ======       ========         ========

---------------

(a)  To give effect to assets not purchased.

(b)  To give effect to the elimination of historical intangible assets.

(c)  To give effect to intangible assets resulting from the Included
     Acquisitions.

(d) To give effect to the elimination of liabilities not assumed and historical equity.

(e) To give effect to cash utilized and new debt issued under the Credit Facility in connection with the Acquisitions.

(f) To give effect to the issuance of preferred stock of the Company's parent in connection with an Included Acquisition.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data as of December 31, 1996 and 1997 and for the periods then ended and as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 were derived from the consolidated financial statements of the Company included elsewhere in this Prospectus, which, in the case of the financial statements for the periods ended December 31, 1996 and 1997, are audited. The selected consolidated financial statements data as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 have been derived from unaudited consolidated statements of the Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The following information should be read in conjunction with and "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                                NINE MONTHS ENDED
                                                  INCEPTION TO    YEAR ENDED      SEPTEMBER 30,
                                                  DECEMBER 31,   DECEMBER 31,   ------------------
                                                      1996           1997        1997       1998
                                                  ------------   ------------   -------   --------
                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue
  DBS services..................................    $   219        $ 16,452     $ 8,462   $ 50,139
  Lease and other...............................         36             944         675        751
                                                    -------        --------     -------   --------
Total revenue...................................        255          17,396       9,137     50,890
Costs and Expenses
  Cost of DBS services..........................        130           9,304       4,868     29,764
  System operations.............................         26           3,796       2,076      7,317
  Sales and marketing...........................         73           7,316       2,898     19,560
  General and administrative....................      1,035           2,331       1,593      4,737
  Depreciation and amortization.................         97           7,300       4,352     15,814
                                                    -------        --------     -------   --------
Total costs and expenses........................      1,361          30,047      15,787     77,192
                                                    -------        --------     -------   --------
Operating loss..................................     (1,106)        (12,651)     (6,650)   (26,302)
Net interest expense............................        (61)         (3,133)     (1,368)   (11,100)
                                                    -------        --------     -------   --------
Net loss before extraordinary charge............    $(1,167)       $(15,784)    $(8,018)  $(37,402)
                                                    =======        ========     =======   ========


                                                               DECEMBER 31,
                                                            -------------------    SEPTEMBER 30,
                                                             1996        1997          1998
                                                            -------    --------    -------------
                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.................................  $   479    $ 13,632      $ 31,001
Restricted cash:
  Current.................................................       --          --        23,534
  Long-term...............................................       --          --        27,406
Working capital (deficit).................................   (1,948)      3,827        43,042
Total assets..............................................    6,383     156,236       302,517
Total debt................................................    4,450      69,113       247,301
Stockholder's equity......................................   (1,166)     70,449        30,470

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following is a discussion of the historical consolidated results of operations, liquidity and capital resources of the Company. This discussion should be read in conjunction with the consolidated financial statements of the Company and the notes related thereto appearing elsewhere in this Prospectus.

OVERVIEW


     The Company was formed in June 1996 to acquire rights to distribute DIRECTV Programming in Rural DIRECTV Markets. The Company is an affiliated associate member of the NRTC. The Company acquired its first Rural DIRECTV Market in November 1996. Since Inception, the Company has acquired DBS businesses in 14 Rural DIRECTV Markets and DBS operating rights in an additional 29 Rural DIRECTV Markets. These Completed Acquisitions include rights to provide DIRECTV Programming to approximately 1.7 million households. The aggregate purchase price for the Completed Acquisitions totaled approximately $247.3 million, or approximately $143 per household. Following each Completed Acquisition, the Company has created a strong local presence in such Rural DIRECTV Market. The Company has established, or is in the process of establishing, 60 offices in its territories and has established dealer relationships with over 350 local retailers of DSS Equipment.



     The Company has binding letters of intent relating to two Pending Acquisitions for an aggregate purchase price of approximately $10.9 million. See "Summary of the Prospectus -- Pending Acquisitions." The Rural DIRECTV Markets being purchased include approximately 40,000 households and 5,800 current subscribers.


     In addition to growth by acquisitions, the Company has increased its subscriber base through increased penetration of its Rural DIRECTV Markets. Management believes that there is a substantial opportunity to increase penetration through local marketing. Most of the NRTC members from which the Company acquires Rural DIRECTV Markets generally have not engaged in significant marketing efforts, but rather have relied primarily on the consumer to take the initiative to acquire service.

     The Company has experienced net losses as well as negative EBITDA and operating cash flows from operations since its inception. These operating shortfalls are primarily the result of the Company's rapid subscriber growth and acquisitions of Rural DIRECTV Markets. The Company intends to continue its focus on acquisitions of Rural DIRECTV Markets and rapid subscriber growth in its existing Rural DIRECTV Markets, which will negatively impact short-term operating results. In addition, the Company has continued to incur increasing monthly net losses with a corresponding decline in stockholder's equity.


     In particular, the Company has incurred significant sales and marketing expense in its effort to rapidly build its subscriber base. Many of these expenses, which are expensed as incurred and include advertising and promotional expenses, sales commissions and DSS Equipment and installation subsidies, are incurred at or before the time a new subscriber is activated. As a result, revenue attributable to new subscribers lags the expense incurred in acquiring same. The impact of this lag generally increases with the rate at which the Company adds subscribers. The Company's rapid subscriber growth and related subscriber acquisition costs have been significant contributors to the Company's net losses and negative EBITDA experienced to date. The Company believes that its subscriber acquisition costs will continue to negatively affect operating results for at least the next year as the Company continues to add new subscribers. However, as long as a subscriber remains in service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. Because the Company's churn rate has historically averaged approximately 8% annually, the Company believes that its investment in building its subscriber base rapidly will enhance EBITDA and operating results in the longer term.



     EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, the Company believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of the Company's financial covenants.

Further, the Company believes that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in the Company's free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with the Company in terms of operating performance, leverage and liquidity. EBITDA as calculated by the Company is not necessarily comparable to similarly captioned amounts of other companies. During the year ended December 31, 1997, the Company used net cash of $3.1 million in operating activities, used net cash of $120.7 million in investing activities, and provided net cash of $137.0 million from financing activities. During the nine months ended September 30, 1998, the Company used net cash of $25.7 million in operating activities, used net cash of $113.8 million in investing activities, and provided net cash of $156.8 million from financing activities.


     The Company anticipates that its operating margins in the future may be adversely affected by continued pressure on the retail prices of DSS Equipment and related installation services, which have continued to decline as a result of increased competition for DBS subscribers. Correspondingly, the Company expects that its subscriber acquisition costs, on a per new activation basis, may continue to increase as it attempts to increase subscriber penetration in its Rural DIRECTV Markets. Furthermore, the Company believes that competition from other consolidators of Rural DIRECTV Markets may result in higher costs associated with the acquisition of additional Rural DIRECTV Markets. All of these trends may negatively affect the Company's results of operations and financial condition.

     As a result of the Company's historical and anticipated significant growth rate, the historical operating results of the Company may not be comparable from period to period.

RESULTS OF OPERATIONS

     The following table presents certain items from the Company's consolidated statements of operations as a percentage of total revenue for the periods noted.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                     INCEPTION TO    YEAR ENDED     SEPTEMBER 30,
                                                     DECEMBER 31,   DECEMBER 31,   ---------------
                                                         1996           1997       1997      1998
                                                     ------------   ------------   -----     -----
Revenue
  DBS services.....................................       85.9%         94.6%       92.6%     98.5%
  Lease and other..................................       14.1           5.4         7.4       1.5
                                                        ------         -----       -----     -----
          Total revenue............................      100.0%        100.0%      100.0%    100.0%
Costs and Expenses
  Cost of DBS services.............................       51.0%         53.5%       53.3%     58.5%
  System operations................................       10.2          21.8        22.7      14.4
  Sales and marketing..............................       28.6          42.0        31.7      38.4
  General and administrative.......................      405.9          13.4        17.5       9.3
  Depreciation and amortization....................       38.0          42.0        47.6      31.1
  Net interest expense.............................       23.9          18.0        15.0      21.8
  Other............................................         --            --          --       5.1
                                                        ------         -----       -----     -----
          Total expenses...........................      557.6         190.7       187.8     178.6
                                                        ------         -----       -----     -----
Net loss...........................................     (457.6)%       (90.7)%     (87.8)%   (78.6)%
                                                        ======         =====       =====     =====

     Revenue. The Company earns revenue by providing DIRECTV Programming to subscribers within the territories in which it has acquired distribution rights. Revenue earned from subscribers includes programming revenue and equipment lease revenue. DBS services revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis, and miscellaneous fee revenue related to providing programming to subscribers. Lease and other revenue principally is comprised of revenue from the rental of DSS Equipment to subscribers.

     Cost of DBS Services. The Company's largest cost of providing service to its subscribers is the wholesale cost of DIRECTV Programming and related programming services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the NRTC and a 5% royalty based on programming revenue paid to DIRECTV.

     System Operations. System operations expenses include costs of the Company's central call center operations, field office operations and other subscriber service expenses. The Company expects that these expenses will increase as the Company continues to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and the Company does not expect that they will increase in direct proportion to revenue.

     Sales and Marketing. Sales and marketing expense includes such costs as advertising, promotional expenses, marketing personnel expenses, commission expenses to Company employees and outside sales agents, net equipment and installation costs, and other marketing overhead costs. The Company subsidizes the cost to the consumer of DSS Equipment, as well as the cost of installation of DSS Equipment. Equipment and installation revenues, and related expenses, are recognized upon delivery and installation of DSS Equipment. Net transaction costs associated with the sale and installation of DSS equipment are reported as a component of sales and marketing expenses in the Company's statement of operations. The Company invests significantly to develop its sales and distribution systems and to acquire new subscribers. A large part of sales and marketing expense is comprised of costs related to the addition of new subscribers. Although the Company anticipates continuing to incur such costs as it builds its subscriber base, these costs are not expected to increase in direct proportion to revenue.

     General and Administrative. General and administrative expenses include corporate general office and administration expenses incurred primarily at the Company's Kansas City corporate office. The Company expects that these expenses will increase as the Company grows and continues to expand infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.

     Depreciation and Amortization. Depreciation and amortization includes amortization of goodwill and other intangible assets associated with acquisitions, and depreciation of property and equipment, equipment leased to customers, and capital lease assets.

     Income Taxes. The Company elected Subchapter S Corporation status in 1996. As an S Corporation, the Company was generally not directly subject to income taxation and recognized no income tax expense or benefit as an S corporation. On February 12, 1997, the Company terminated its Subchapter S Corporation status, and became subject to income taxation as a C Corporation under Subchapter C of the Internal Revenue Code. The Company has recognized no income tax benefits in any of the periods presented because it has incurred operating losses in all periods, and realization of future tax benefits is uncertain.

Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997.

     Revenue. DBS services revenue for the nine months ended September 30, 1998 totaled $50.1 million, which represented a 493% increase as compared to the same period in the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during the nine-month period ended September 30, 1998 increased to approximately 136,400, compared to approximately 23,600 during the same period of 1997. Average monthly programming revenue per subscriber approximated $41 and $40 during those same periods.

     Cost of DBS Services. Cost of DBS services increased $24.9 million, or 511%, during the nine months ended September 30, 1998, to $29.8 million. This increase is consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the cost of DBS services increased to 59%
for the nine months ended September 30, 1998, compared to 58% in the nine months ended September 30, 1997. This increase resulted largely from increased programming costs, including increased costs associated with certain distant broadcast network and superstation programming services.

     System Operations. System operations costs totaled $7.3 million for the nine months ended September 30, 1998, a $5.2 million increase (252%) over the same period in 1997. These costs increased as a result of the increased number of field offices and related activity resulting from the Company's continued acquisition of additional Rural DIRECTV Markets, as well as from subscriber growth. As a percentage of total revenue, system operation costs declined to 14% for the nine months ended September 30, 1998, from 23% during the nine months ended September 30, 1997. The decrease in system operation costs as a percentage of total revenues resulted from the increase in subscribers and revenues as previously described.

     Sales and Marketing. Sales and marketing expenses totaled $19.6 million during the nine months ended September 30, 1998, an increase of $16.7 million compared to the same period during the previous year. This increase principally resulted from the increase in new subscriber activations (approximately 64,900 during the nine months ended September 30, 1998, as compared to approximately 10,200 during the same period of 1997). Sales and marketing costs per new subscriber activation approximated $300 and $290 during the nine-month periods ending September 30, 1998 and 1997, respectively. Advertising expenses totaled $3.9 million during the nine months ended September 30, 1998, compared to $675,000 during the same period in 1997. The increase of $3.2 million resulted from the Company's increased size and marketing activities.

     General and Administrative. During the nine months ended September 30, 1998, general and administrative expenses totaled $4.7 million, compared to $1.6 million during the same period in 1997. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support the Company's growth. As a percentage of total revenue, general and administrative expenses decreased to 9% during the nine months ended September 30, 1998, from 17% during the same period in 1997. This decrease reflects the continued leveraging of these costs, which are partially fixed in nature, over increased subscribers and revenues.


     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the nine months ended September 30, 1998 totaled negative $10.5 million, compared to negative EBITDA of $2.3 million during the same period in 1997. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described. During the nine months ended September 30, 1998, the Company used net cash of $25.7 million in operating activities, used net cash of $113.8 million in investing activities, and provided net cash of $156.8 million from financing activities. During the nine months ended September 30, 1997, the Company used net cash of $2.8 million in operating activities, used net cash of $81.6 million in investing activities, and provided net cash of $85.8 million from financing activities.


     Depreciation and Amortization. Depreciation and amortization expenses increased $11.4 million to $15.8 million during the nine months ended September 30, 1998, compared to $4.4 million during the nine months ended September 30, 1997. This increase resulted from higher goodwill and other intangible assets balances, which have resulted from the Company's continued acquisitions of Rural DIRECTV Markets.

     Interest Expense. Interest expense totaled $12.0 million during the nine months ended September 30, 1998 and $1.4 million during the comparable period in 1997. This increase primarily resulted from higher outstanding debt balances and, to a lesser degree, from an increase in weighted-average interest costs.

  Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996

     Revenue. DBS Services revenue for the year ended December 31, 1997 increased to $16.5 million from $219,000 for the period from Inception to December 31, 1996 (the "1996 Period"). Equipment lease revenue was $944,000 for the year ended December 31, 1997 compared to $36,000 for the 1996 Period. During 1997, the Company acquired rights to provide DIRECTV Programming to approximately 1.2 million households, which added approximately 64,000 subscribers. In addition, approximately 23,000 subscribers were added through the Company's sales and marketing efforts. Accordingly, the increase in DBS Services revenue is attributable to the subscribers acquired by the Company from its 1997 acquisitions, the inclusion of a full year of revenue for the subscribers initially acquired in 1996, and the net addition of subscribers in 1997 resulting from the Company's sales and marketing efforts within its existing territories subsequent to their acquisition. Average monthly programming revenue per subscriber during the year ended December 31, 1997 was approximately $37.61, consistent with the approximate $35.44 average for the 1996 Period.

     Cost of DBS Services. Costs were $9.3 million for the year ended December 31, 1997 compared to $130,000 for the 1996 Period. The increase in the cost of DBS services corresponds to the large increase in subscribers added by the Company in 1997. As a percentage of DBS services revenue, the cost of DBS services increased to 57% for the year ended December 31, 1997, compared to 59% for the 1996 Period. This decrease was primarily due to a change in subscriber revenue mix toward packages with higher margins.

     System Operations. Systems operations expenses totaled $3.8 million for the year ended December 31, 1997 and $26,000 for the 1996 Period. The Company opened its first two field offices in November 1996 and had 36 field offices operating at December 31, 1997. The increase in systems operations costs is comprised of the costs from the addition of field offices and other operational support required to sustain the high level of growth during 1997.

     Sales and Marketing. Sales and marketing expenses totaled $7.3 million for the year ended December 31, 1997 and $73,000 for the 1996 Period. Sales and marketing expenses were primarily comprised of expenditures for advertising and promotion, net DSS Equipment and installation subsidies, marketing personnel costs, and sales commissions associated with the acquisition of new subscribers. Advertising expenses increased $600,000 to $1.4 million for the year ended December 31, 1997, compared to $813,000 during the 1996 Period. This increase resulted from the increase in the size and scope of the Company's operations.

     General and Administrative. General and administrative expenses were $2.3 million for the year ended December 31, 1997 and $1.0 million for the 1996 Period. The Company added accounting and administrative resources during 1997 to support its growth. The decrease in general and administrative expenses as a percentage of revenue from the 1996 Period to the year ended December 31, 1997 reflects the start-up costs incurred in 1996 and the leveraging of corporate expenses, many of which are relatively fixed in nature, over increased revenue.


     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the year ended December 31, 1997 totaled negative $5.4 million, compared to negative EBITDA of $1.0 million during the 1996 Period. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described. During the year ended December 31, 1997, the Company used net cash of $3.1 million in operating activities, used net cash of $120.7 million in investing activities, and provided net cash of $137.0 million from financing activities. During the 1996 Period, the Company used net cash of $790,000 in operating activities, used net cash of $3.2 million in investing activities, and provided net cash of $4.5 million from financing activities.


     Depreciation and Amortization. Depreciation and amortization totaled $7.3 million for the year ended December 31, 1997 compared to $97,000 for the 1996 Period. The majority of these expenses consisted of the amortization of goodwill and contract rights associated with acquisitions and depreciation of general office and field operation assets. The increase for the year ended December 31, 1997 compared to the 1996 Period primarily reflects increased amortization of goodwill and contract rights resulting from the Company's significant acquisition activity during 1997.

     Interest Expense. Interest expense amounted to $3.2 million for the year ended December 31, 1997 and $62,000 for the 1996 Period. This increase resulted primarily from increased borrowings. Borrowings under the Credit Agreement at December 31, 1997 totaled approximately $60.0 million, and were incurred to fund 1997 acquisitions by the Company and, to a lesser extent, additional working capital needs associated with the Company's significant growth during the year.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's operations require substantial amounts of capital for (i) the acquisition of additional Rural DIRECTV Markets, (ii) financing subscriber growth (including subsidizing DSS Equipment and installation, marketing and selling expenses), (iii) investments in, and maintenance of, field offices in its Rural DIRECTV Markets, (iv) financing infrastructure development costs necessary to support the growth of the Company's business, and (v) the funding of start-up losses and other working capital requirements. The Company's capital expenditures, inclusive of acquisitions of Rural DIRECTV Markets, totaled $61.9 million and $81.9 million during the nine-month periods ended September 30, 1998 and 1997, respectively, and $121.0 million and $2.9 million during 1997 and the 1996 Period, respectively. During those same periods, net cash flows used in operations totaled $25.7 million and $2.8 million, respectively, and $3.2 million and $790,000, respectively.

     To date, the Company's acquisitions, subscriber growth and operations have been financed from the issuance of preferred stock, borrowings under its bank credit facilities, the Offering, and, to a lesser extent, the issuance of promissory notes to sellers of Rural DIRECTV Markets. During the nine months ended September 30, 1998, net cash flows from financing activities totaled $156.8 million, which was comprised of net proceeds of $189.2 million from the Offering, net repayments of $25.0 million of outstanding borrowings under the Company's bank credit facilities, deferred financing costs of $4.8 million, and $2.6 million of repayments on the Company's other indebtedness. In 1997, net cash flows from financing activities totaled $137.0 million, comprised of $81.2 million from the issuance of preferred stock, deferred financing costs of $3.4 million and $59.2 million of net borrowings under the Company's bank credit facilities and other indebtedness.

Credit Agreements

     During 1997, the Company entered into a credit agreement (the "Credit Agreement") with a group of financial institutions, which provided for maximum borrowings of $100.0 million. Loans outstanding under the Credit Agreement bore interest at variable rates calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of December 31, 1997, the Company had borrowed an aggregate of $60.0 million of term and revolving loans under the Credit Agreement. During 1998, the Company borrowed an additional $28.0 million under the Credit Agreement. As described below, during May 1998 all outstanding borrowings under the Credit Agreement were repaid with borrowings under the Credit Facility (as defined), and the Credit Agreement was retired. Upon retirement of the Credit Agreement, the Company recognized a one-time, extraordinary charge of approximately $2.6 million to write-off, as required by generally accepted accounting principles, unamortized deferred financing costs associated with the Credit Agreement.

     In May 1998, the Company entered into the Credit Facility, which provides for a $150.0 million line of credit to fund acquisitions and working capital requirements. Of this amount, $35.0 million is in the form of term loan availability and $115.0 million is in the form of revolving credit availability (including a letter of credit sub-limit of $40.0 million). At September 30, 1998, the Company had fully utilized its term loan availability and had no outstanding borrowings under the revolving credit line. In addition, at September 30, 1998, the Company had utilized $19.9 million of the letter of credit sub-limit. The term loan amortizes in specified quarterly installments from June 20, 2001 through maturity on March 31, 2005. Availability under the revolving credit facility reduces by specified amounts over the period from June 30, 2000 through maturity on June 30, 2004. Borrowings under the Credit Facility bear interest at variable rates (approximately 9% at September 30, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of September 30, 1998, the Company's available borrowing capacity under the Credit Facility approximated $95.1 million. See "Description of Other Indebtedness."

     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates.

     The Credit Facility also contains a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber ranging from $1,200 to $500, a limitation on net subscriber acquisition costs of $400 as long as the indebtedness to EBITDA ratio is 7.0 to 1 or higher, maintenance of a minimum fixed charge coverage ratio of
1.05 to 1, maintenance of a minimum interest coverage ratios ranging from 1.5 to 1 to 3.0 to 1, and limitations on indebtedness to Pro Forma EBITDA ratios ranging from 12.0 to 1 to 2.0 to 1. Availability under the revolving credit facility of the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements.

     As of September 30, 1998, the Company was in compliance with all of its covenants under the Credit Facility.

     The Credit Facility provides the lenders with the right to reduce the aggregate term loan and revolving loan commitments by 50% of the amount by which the aggregate principal amount of senior subordinated debt issued by the Company exceeds $150.0 million. As described below, the Offering resulted in net proceeds to the Company of approximately $144.0 million (after payment of underwriting discounts and other costs of approximately $5.8 million and excluding the approximately $45.2 million of proceeds placed in the interest escrow account). If the relevant provision of the Credit Facility is interpreted to apply to the net proceeds of the Offering, the lenders would have no right to reduce their commitments; if the provision is interpreted to apply to the gross proceeds of the Offering, the lenders would have such a right. In an attempt to clarify the application of this provision, the Company has requested a waiver from the lenders of their possible right to effect a reduction in the total commitment amount of the Credit Facility. In the event this waiver request is not granted by the lenders, the Credit Facility's aggregate term loan and revolving loan commitments could be reduced by $22.5 million. Similarly, the aggregate amount of indebtedness permitted by the Indenture could be reduced by a like amount. Any such reductions in the Company's Credit Facility and maximum permitted indebtedness could adversely affect its ability to finance potential future acquisitions of Rural DIRECTV Markets and its operations. As a result, the Company may be required to obtain additional equity or other financing. There can be no assurance that such equity or other financing would be available on terms acceptable to the Company, or if available, that the proceeds of such financing would be sufficient to enable the Company to completely execute its business plan.

The Offering

     On July 31, 1998, the Company consummated the Offering of the Notes. Interest on the Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The Notes mature on August 1, 2006. The Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the Offering were placed in the Interest Reserve Account to fund the first four semi-annual interest payments (through August 1, 2000) on the Notes. As of September 30, 1998, approximately $118.0 million of the remaining net proceeds had been utilized ($83.3 million for the retirement of existing indebtedness and related accrued interest, $15.0 million in acquisitions, $14.4 million for working capital purposes, and $5.3 million was placed in escrow to cover a portion of the contingent reduction of the Company's availability under the Credit Facility, as described above). As of September 30, 1998, the remaining $26.0 million was held in short-term liquid investments for use in funding future acquisitions of Rural DIRECTV Markets and working capital requirements. In October 1998, these funds were fully utilized and the Company began drawing on its availability under its revolving credit facility, primarily for funding acquisitions and working capital purposes.

     The Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness. The Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Company.

     The Notes are redeemable, in whole or in part, at the option of the Company on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of the Company or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that immediately after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the Notes.

     The Indenture contains restrictive covenants that, among other things, impose limitations on the ability of the Company to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In the event of a change of control, as defined in the Indenture, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes."

Future Capital Requirements

     The Company's future capital requirements will depend upon a number of factors, including the extent of the Company's acquisition activities, the rate of the Company's subscriber growth, and the working capital needs necessary to accommodate the Company's anticipated growth. The Company expects that increased investments in its administrative and computer systems will be necessary to support the Company's increased size and continued growth. The Company currently subsidizes a portion of the cost of DSS Equipment and subscriber installations. The extent of such future subsidies may materially affect the Company's liquidity and capital requirements. In addition, the Company's favorable working capital position relies, in part, upon the existing terms of its agreements with the NRTC and the timing for making required payments thereto. Excluding costs associated with the acquisition of additional Rural DIRECTV Markets, the Company anticipates that its total capital expenditures, primarily related to expanding facilities and information systems for customer service operations and field offices, will not exceed $3.0 million during the year ending December 31, 1998. During the remainder of 1998 and throughout 1999, the Company expects to continue its acquisitions of Rural DIRECTV Markets and to expand its marketing efforts in its existing markets in order to increase its subscriber penetration.


     Currently, the Company has binding letters of intent to acquire two additional Rural DIRECTV Markets for consideration of approximately $10.9 million. The Pending Acquisitions represent approximately 40,000 television households and serve approximately 5,800 subscribers. The Company is also negotiating to acquire two other Rural DIRECTV Markets, which territories include approximately 33,000 households and 4,700 subscribers. Completion of these acquisitions are subject to certain contingencies, such as the satisfactory completion of due diligence, and other customary conditions to closing, which may or may not be satisfied. There can be no assurance that these acquisitions will be consummated.


     The Company is highly leveraged and expects to increase its leverage as it pursues further acquisitions of Rural DIRECTV Markets by borrowing additional funds under the Credit Facility or otherwise, and by the issuance of other acquisition-related notes payable. The approximately $16.4 million of Seller Notes outstanding at September 30, 1998 mature as follows: $9.5 million in 1999, $1.9 million in 2000, $2.0 million in 2001, $2.0 million in 2002 and $1.0 million in 2003. See "Description of Other Indebtedness." Additional financing may be required to meet the Company's debt service requirements and, depending upon the timing of the Company's acquisitions, additional sources of capital may need to be secured to pursue acquisitions. There can be no assurance that such additional financing would be available on terms acceptable to the Company, or at all, and if available, that the proceeds of such financing would be sufficient to enable the Company to meet its debt service requirements or completely execute its business plan.


     While the Company expects that its current borrowing capacity under the Credit Facility is sufficient to finance its existing business (including the Pending Acquisitions), there may be a number of factors, some of which may be beyond the Company's control or ability to predict, that could require the Company to raise additional capital. These factors include possible acquisitions of additional Rural DIRECTV Markets, increased costs associated with potential future acquisitions of Rural DIRECTV Markets, unexpected increases in operating costs and expenses, subscriber growth in excess of that currently expected, or an increase in the cost of acquiring subscribers due to increased DSS Equipment and subscriber installation subsidies, as well as from additional competition, among other things. There can be no assurance that additional debt, equity or other financing will be available on terms acceptable to the Company, or at all.


YEAR 2000 COMPLIANCE

     The Company is in the process of assessing the impact of the Year 2000 issue on its computer systems and operations. Many existing computer systems and applications currently use two-digit date fields to designate a year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct.

     The Company has reviewed Year 2000 compliance of its internal systems and believes that such systems are Year 2000 compliant. However, there can be no assurance that all of the software products currently used by the Company are in fact Year 2000 compliant. The Company has engaged the services of a consultant to assist in its assessment of the impact of the Year 2000 issue on its computerized systems and operations. Additionally, the Company is in the process of conducting surveys of all of its significant vendors and other pertinent relationships to assess their readiness for Year 2000 processing.

     The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of DSS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third-parties.

     Currently, the Company believes its costs to successfully mitigate the Year 2000 issue will not be material to its financial position or results of operations. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations.

     To date, the Company has not implemented a Year 2000 contingency plan. Contingency plans for mission critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for certain third party failures, especially in high-technology industries such as the DBS industry, due to the lack of alternate suppliers. However, the Company will continue to monitor the progress of third party remediation efforts and contingency plans.

Substantial completion of the Company's Year 2000 contingency plan is expected in mid 1999. There can be no assurance that such contingency plans will successfully mitigate any adverse effects that the Year 2000 issue may have on the Company's operations.

RECENT ACCOUNTING DEVELOPMENTS

     In 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This statement, which is effective for the Company's 1998 annual report, modifies existing segment disclosure requirements. The Company does not expect implementation to have a significant effect on the Company's financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, Golden Sky has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the financial position or results of operations of the Company.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As the Company previously has expensed all such costs, the adoption of SOP 98-5 is not expected to have a material effect on the Company's results of operations or financial position.

                                    BUSINESS

GENERAL

     The Company is the second largest independent provider of programming by DIRECTV, the leading DBS company serving the continental United States. The Company markets and provides DIRECTV Programming on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of MDUs and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc., DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households or approximately 9% of total U.S. television households, but account for approximately 900,000, or approximately 22%, of total DIRECTV customers.

     Since its formation by management in June 1996, the Company has:

     - acquired 43 Rural DIRECTV Markets in 22 states with approximately 1.7 million households and 124,000 subscribers at the dates of acquisition;


     - increased its subscriber base in these markets by over 71% in the aggregate, to approximately 212,400 as of November 30, 1998, achieving a subscriber penetration rate of approximately 12.3% through aggressive marketing and a local service-driven approach to the customer;



     - entered into binding letters of intent to acquire two additional Rural DIRECTV Markets with approximately 40,000 households and 5,800 subscribers.



     - commenced marketing and distributing DIRECTV Programming to approximately 3,400 commercial and MDU customers in six cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide.


     To date, the Company, together with its parent, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC. and including an aggregate $2.5 million investment by management. The Company has also secured $150.0 million of senior bank financing. See "Management's Discussion of Results of Operations and Financial
Condition -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

     Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual churn rate of approximately 8%. The Company's net internal subscriber growth in its Rural DIRECTV Markets for the first nine months of 1998 totaled approximately 49,100. This represented approximately 6.5% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets represented approximately 1.5% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA. The Company had EBITDA of negative $5.4 million for the year ended December 31, 1997 and negative $10.5 million for the nine months ended September 30, 1998.

     The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:

     - DIRECTV Programming. The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription multichannel television services. DIRECTV offers more channels than competing services at a comparable price, including a wide variety of programming, exclusive sports packages (such as NFL Sunday Ticket(TM)) and a large selection of pay-per-view movies and events. The Company capitalizes on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden the Company's subscriber base in its Rural DIRECTV Markets. DIRECTV currently has over 50% of all DBS subscribers nationwide.

     - Limited Competition in Rural Markets. Competition from cable television providers in Rural DIRECTV Markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with a small channel capacity (i.e., less than 40 channels) and poor quality signal relative to DBS service. Given the relatively low housing density in these markets, the build-out of new systems or upgrade of existing systems may not be cost-effective. Other entertainment options, such as theaters, movies and sporting events, may also be limited. The Company believes that this market environment contributes to a subscriber penetration rate within the Rural DIRECTV Markets that is currently nearly three times the penetration rate for DIRECTV in other U.S. markets.

     - National Marketing, Distribution and Manufacturing Support. DIRECTV supports local providers, such as the Company, with a national marketing campaign, including television and print advertising, and through alliances with strategic partners such as Southwestern Bell, Bell Atlantic, GTE, and Home Shopping Network, Inc. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with DSS Equipment. Management believes that competition among DSS Equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source DBS equipment required for some competing services.

     - Consolidation Opportunity. Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage. Because most of the operators from whom the Company has acquired or may acquire Rural DIRECTV Markets have not engaged in significant marketing efforts, the Company believes it has the potential to increase subscriber penetration significantly following acquisition.

Pursuant to its agreements with the NRTC, the Company has the exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets, and receives the monthly service revenue from all DIRECTV subscribers in such markets regardless of the subscribers' original point of purchase.

     In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments as a Master System Operator. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in six major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to leverage its fixed cost base over a larger universe of potential subscribers.

STRATEGY

     The Company intends to leverage its competitive strengths by pursuing the following strategies:

     - Emphasize Direct Sales and Local Customer Service. The Company believes a commitment to a strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and EBITDA. The Company has created a highly decentralized operating structure that permits managers to respond quickly and flexibly to local needs. Management believes that local presence differentiates the Company from other major DIRECTV and DBS providers and is a key element in the Company's strategy for attracting and retaining subscribers. Since inception, the Company has opened or is in the process of establishing a total of 60 offices in its Rural DIRECTV Markets. The Company provides sales, installation and customer service directly though these offices and in conjunction with more than 350 local dealers. The Company believes that focused local marketing significantly enhances the existing national marketing efforts of DIRECTV and its national distribution partners, and that local customer service increases customer satisfaction and is a major contributor to the Company's low churn rate. The Company complements its local presence from its headquarters in Kansas City, Missouri with centralized sales, marketing, operational and administrative support, including overflow and after-hours customer support from a call center that operates 24 hours a day, seven days a week.

     - Acquire Additional Rural DIRECTV Markets. The Company is aggressively pursuing the acquisition of additional Rural DIRECTV Markets held by original NRTC licensees, a majority of which are owned by rural electric and television cooperatives for whom offering DIRECTV Programming is an ancillary business. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with its growth strategy. The Company is one of two companies actively consolidating Rural DIRECTV Markets. The Company estimates that approximately 100 Rural DIRECTV Markets, comprised of approximately 2.0 million households, are still owned by original NRTC members.

     - Develop Related Business Opportunities. The Company plans to leverage its local sales and support infrastructure by expanding its base of potential customers and product offerings. The Company has commenced marketing to MDUs and commercial establishments in six cities near its Rural DIRECTV Markets, including Dallas/Ft. Worth, Texas; Denver, Colorado; Ft. Myers, Florida; Kansas City, Missouri; Las Vegas, Nevada; and Savannah, Georgia. As of September 30, 1998, the Company had access to approximately 23,000 MDUs via "right of entry" agreements, with approximately 2,700 active subscribers. In addition, the Company is evaluating other telecommunications products and services that could be offered to customers using the Company's existing marketing and distribution infrastructure. In May 1998, the Company commenced beta testing of DirecPC, a satellite-based Internet access service provided by a corporate affiliate of Hughes.

SALES AND DISTRIBUTION

     The Company offers DIRECTV Programming to consumer and business segments in its Rural DIRECTV Markets through two separate but complementary sales and distribution channels.

  Direct Sales Force

     The Company has established direct sales forces in all but one of its Rural DIRECTV Markets, and has Company-owned full service retail stores located in substantially all its Rural DIRECTV Markets. The Company currently has approximately 150 direct salespeople and supports its direct sales staff and its local offices with an advertising campaign that the Company believes is both creative and consistent. The Company also seeks to develop close relationships with independent dealers of DBS equipment and provides marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from such dealers. Wherever possible, the Company's arrangements with dealers are exclusive. In connection with the sale of a DSS unit and a subscription to DIRECTV Programming offered by the Company, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by the Company. The Company retains the ongoing monthly subscription revenue from the subscriber. For certain equipment sold through the indirect dealer network, the Company provides a subsidy, thus lowering the price of the equipment for the consumer. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase the product and services.

  Other Distribution Channels

     In addition to the Company's direct sales force, the Company utilizes other distribution channels to offer DIRECTV Programming to potential subscribers in the Company's Rural DIRECTV Markets by (i) national retailers selected by DIRECTV, (ii) consumer electronics dealers authorized by DIRECTV to sell DIRECTV Programming and (iii) satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV. Similar to the Company's indirect dealer network, the Company pays a one-time commission to these distribution channels for the sale of DIRECTV Programming to a subscriber located in the Company's Rural DIRECTV Markets and the Company receives all monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV Programming to the subscriber.

MARKETING

     Management believes that direct broadcast satellite services can compete favorably with medium and low power DTH, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. The Company complements the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV Programming. The Company believes that, to date, there has been no significant local presence to drive such local marketing and sales efforts. In 1998, DIRECTV budgeted to spend approximately $150 million on its national advertising campaigns.

     The Company also implements support advertising programs for its indirect distribution channels. The Company's marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. Specific promotions, such as offering new subscribers an initial month's service at no charge, have been implemented to motivate customers to purchase such plans, and the Company has incentive-based sales compensation for both the direct and dealer sales forces to promote and sell premium subscription plans.

     A key element of the Company's marketing strategy is to offer value-priced DSS Equipment and installation through the use of subsidies on direct sales of equipment and installations. The Company offers various types of DSS Equipment and accessories through its direct sales force and retail locations. The Company is able to take advantage of volume discounts in purchasing this equipment from the NRTC and other vendors. In addition, dealers are motivated to lower the prices at which they offer DSS Equipment and installation by the Company's volume-based commission structure.

CUSTOMER SERVICE

     The Company provides customer service from each of its local offices. Offices are staffed from 10 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. The Company believes it can sustain its historical average churn rate of approximately 8% annually by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by the Company's call center located in Kansas City, Missouri. The Company also provides professional installation services and technical assistance in each of its offices.

OVERVIEW OF THE DTH INDUSTRY

     DTH services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: Broadcast Satellite Services (commonly referred to as "DBS"), which operates at high power (120 to 240 watts per frequency channel) in the Ku-band, and Fixed Satellite Service (commonly referred to as low power and medium power DTH), which includes low power services transmitting in the C-band, as well as medium power (20 to 100 watts per frequency channel) services transmitting in the Ku-band. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter (depending on the geographical location of the dish and wattage per frequency channel). See
"-- DIRECTV." DIRECTV, USSB and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

     A DBS system consists of an uplink center, one or more orbiting satellites and the subscribers' receiving equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive and amplify the digital signal and transmit it to receiving dishes within the area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscribers' receiver, where it is converted into an analog signal which allows it to be received by the subscribers' televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

     DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites (nine degree orbital spacing over North America compared to two degree orbital spacing). The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. The closer medium and low power DTH satellite orbital spacing requires the use of a larger, 27-inch to six foot dish to eliminate interference from nearby satellites. See "-- Competition -- Other DTH Providers." In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain a superior balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV


     DIRECTV is a multichannel DBS programming service initially introduced to U.S. television households in 1994. DIRECTV currently offers in excess of 220 channels of near laser disc quality video and CD-quality audio programming, and transmits via three high-power Ku band satellites (only two are needed to support transmission of DIRECTV Programming), each containing 16 transponders. As of November 30, 1998, there were approximately 4.3 million DIRECTV subscribers.



     The Company believes that DIRECTV services are superior to those provided by other DTH service providers and that DIRECTV's extensive programming, including up to 80 channels of pay-per-view movies and events, various sports packages and the exclusive NFL Sunday Ticket(TM), will continue to contribute to the growth of DIRECTV's subscriber base and DIRECTV's market share for DTH services in the future. In addition, the Company believes that DIRECTV's national marketing campaign provides the Company with significant marketing advantages over other DTH competitors. DIRECTV's share of current DBS and medium power DTH subscribers was approximately 51.2% as of November 30, 1998. DIRECTV added approximately 1.2 million new subscribers (net of churn) during the twelve months ended November 30, 1998, which was a greater increase than any other DBS or medium power DTH provider and accounted for approximately 49.1% of all new DBS and medium power DTH subscribers. Although DIRECTV's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DIRECTV to remain the leading provider of DBS and medium power DTH services in an expanding market.


     The equipment required for reception of DIRECTV Programming (a DSS unit) includes an 18-inch satellite antenna, a digital receiver approximately the size of a standard VCR and a remote control, all of which are used with standard television sets. Each DSS receiver includes a "smart card" that is uniquely addressed to it. The smart card, which can be removed from the receiver, prevents unauthorized reception of DIRECTV services and retains billing information on pay-per-view usage, which information is sent at regular intervals from the DSS receiver telephonically to DIRECTV's authorization and billing system. The small

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size of the dish makes it more acceptable to housing communities and organizations that prohibit the installation of larger dishes due to their appearance. The DSS receiver captures and translates the signal and interfaces with an easy to use on-screen electronic program guide with a parental locking/ratings control function.


     DSS units also enable subscribers to receive USSB programming. USSB is a DBS service providing 28 channels of video programming transmitted via five transponders it owns on DIRECTV's first satellite. USSB primarily offers Time Warner and Viacom premium satellite programming services, such as multiple channels of HBO and Showtime, which are not available through DIRECTV but which are generally complementary to DIRECTV Programming. As of November 30, 1998, approximately 50% of DIRECTV's 4.3 million subscribers received USSB programming.



     On December 14, 1998, Hughes announced that it will acquire USSB for $1.3 billion. Hughes said it will combine its DIRECTV business with USSB's assets and satellite slots to expand its DBS programming lineup through the addition of premium multi-channel movie services such as HBO and Showtime. Hughes also announced that it plans to use certain of the DBS satellite frequencies to be acquired for the delivery of Spanish-language programming services. The Company is not yet able to assess the effect of Hughes' acquisition of USSB on its future business, financial position or results of operations.


     DSS Equipment is now produced by major manufacturers under brand names including RCA, Sony, Hughes, and others. DSS Equipment is currently sold at retail outlets throughout the U.S. for prices typically ranging from $99 to $299, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DSS Equipment have declined consistently since introduction, further stimulating demand for DIRECTV services.

  Programming

     DIRECTV programming includes (i) cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee,
(ii) premium services available a la carte or in tiers for a monthly subscription fee, (iii) sports programming (major professional league sports packages, including the exclusive NFL Sunday Ticket(TM), regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee and (iv) movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis. Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay-per-view movies are generally $2.99 per movie. Pay-per-view movies are generally available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie. DIRECTV is constantly adjusting its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DIRECTV Programming packages currently available from the Company:

          Total Choice(TM): Package of 45 video channels, 31 CD audio channels, two Disney channels, an in-market regional sports network and access to up to 60 channels of pay per view movies and events, which retails for $29.99 per month. Total Choice(TM) is DIRECTV's most popular offering. Total Choice(TM) Platinum, Gold, Silver and Plus Encore offer additional programming at higher retail prices.

          Economy or Select Choice: Two packages of 19 to 33 video channels and access to up to 60 channels of pay per view movies and events, which retail for between $18.99 and $20.99 per month. The Economy service is available only in the Rural DIRECTV Markets.

          Plus DIRECTV: Package of 16 video channels, 31 CD audio channels and access to up to 60 channels of pay per view movies and events, which retails for $14.99 per month. Plus DIRECTV consists of channels not typically offered on most cable systems and is intended to be sold to existing cable subscribers to augment their cable or other satellite services.

          NFL Sunday Ticket(TM): All out-of-market NFL Sunday games for $159.00 per season. NFL Sunday Ticket(TM) is exclusive to DIRECTV with respect to small dish providers through at least the end of the 1999-2000 football season.
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

          Encore Multiplex: Seven theme movie services (Love Stories, Westerns, Mystery, Action, True Stories, WAM! and Encore) for $4.00 per month.

          Playboy: Adult service available monthly for $12.99.

          PrimeTime 24 Network Package: ABC (East and West), NBC (East and
     West), CBS (East and West), Fox and PBS available individually for $1.21 per month or collectively for $6.67 per month (available only to subscribers unable to receive networks over-the-air and who have not subscribed to cable in the last 90 days). In accordance with a newly-issued NRTC policy, the Company is not currently permitted to offer the PrimeTime 24 Network Package to new subscribers. See "-- Regulation."

          Sports Choice: Package of 24 channels (including over 18 regional sports networks) and five general sports networks (the Golf channel, NewSport, Speedvision, Classic Sports Network and Outdoor Life) for $10.00 per month on a stand alone basis.

          NBA League Pass(SM): Approximately 800 out-of-market NBA games for $159.00 per season.

          NHL Center Ice(SM): Approximately 500 out-of-market NHL games for $129.00 per season.

          MLB Extra Innings: Approximately 800 out-of-market major league baseball games for $139.00 per season.

          ESPN Full Court: Hundreds of college basketball games for $89.00 per season.

          ESPN Game Plan: Up to ten college football games every Saturday for $89.00 per season.

     Some of the popular channels provided in the Total Choice package include HBO, HBO2, TBS, the Disney Channel, the Family Channel, TNT, Cinemax, the Discovery Channel, TNN, ESPN, ESPN2 and AMC.

     DIRECTV does not generally provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DSS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.

RELATIONSHIP WITH THE NRTC AND DIRECTV

     The NRTC acquired the right to provide DIRECTV Programming to residential households in 1992 and commercial establishments located in the Rural DIRECTV Markets in 1994, pursuant to the Hughes Agreement. The NRTC subdivided its rights to provide such services into approximately 250 geographically based Rural DIRECTV Markets, then sold a portion of its rights to the individual Rural DIRECTV Markets to NRTC members pursuant to the NRTC Agreements. The Company acquired from the NRTC the exclusive right to provide DIRECTV Programming in each of its Rural DIRECTV Markets pursuant to an NRTC Agreement, which is assigned to the Company with the consent of the NRTC and DIRECTV when the Company acquires such Rural DIRECTV Market.

     Pursuant to the NRTC Agreements, the Company is obligated to promote, market and sell DIRECTV Programming in accordance with NRTC procedures and to take all reasonable steps to ensure that DIRECTV Programming is not received at any unauthorized locations or in any unauthorized manner. The Company also purchases customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Agreements. The NRTC Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DIRECTV must consent prior to the assignment or transfer by the NRTC Member party thereto of its rights or obligations under the NRTC Agreements, which consent shall not be unreasonably withheld. The NRTC Agreements also contain termination provisions which allow the NRTC to terminate such agreements (i) as a result of termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a

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

material obligation of the NRTC Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. The NRTC Agreements also require the Company to comply with policies of the NRTC promulgated from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of NRTC members and affiliates. The NRTC Agreements provide that NRTC members and affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.

     Pursuant to the NRTC Agreements, the Company has obtained from the NRTC the exclusive right in its Rural DIRECTV Markets to market, sell and retain all of the revenue from subscribers derived from the sale of most programming transmitted by the DIRECTV satellites over the 27 frequencies owned by Hughes. The Company pays the NRTC for the wholesale cost of such programming and a fee to DIRECTV based upon 5% of the programming revenue. The NRTC has the right to choose to provide certain Non-Select Services, such as NFL Sunday Ticket(TM), as DIRECTV and the content providers enter into new agreements. "Non-Select Services" are services not generally included in the DIRECTV Programming provided by the Company, because providers of such programming require minimum subscriber guarantees, advance payments or other similar commitments, which the NRTC declines to give. The Company retains 5% of the revenue from Non-Select Services purchased by its subscribers and remits the balance to DIRECTV.

     The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. According to Hughes and USSB, the DIRECTV satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993 and 1994. The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS Services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS Services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The Company is an affiliate of the NRTC. See "Risk
Factors -- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."

COMPETITION

     The Company faces competition both for acquisitions of Rural DIRECTV Markets from one other company, and within its exclusive Rural DIRECTV Markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of the Company's competitors have greater financial and marketing resources than the Company, and the business of providing subscription and pay television programming is highly competitive. The Company believes that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Competition and Technological Change" and "Risk Factors -- Risks Attendant to Acquisition Strategy."

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

  Competition for Acquisition of Rural DIRECTV Markets

     The Company is aware that at least one other company, Pegasus Communications Corporation ("Pegasus") is currently pursuing the same goal as the Company of consolidating Rural DIRECTV Markets. Pegasus is currently the largest independent provider of DIRECTV services and has substantially greater financial resources than the Company. There can be no assurance that the marketing and sales efforts or competing acquisition strategies of Pegasus or other competitors will not have an adverse effect on the Company's ability to execute its acquisition strategy.

  Competing Subscription Television Providers

     Cable Television Providers

     Cable operators in the United States serve approximately 64 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 25 to 78 channels of programming at an average monthly subscription price of approximately $35. While cable companies currently serve a majority of the U.S. television market, the Company believes many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds, the Company believes that other cable systems that have limited channel capacity like those in most of the Rural DIRECTV Markets will have to be upgraded to add bandwidth in order to provide digital service. The Company believes that such upgrades will require substantial investments of capital and time to complete industry-wide. As a result, the Company believes that there will be a substantial delay before cable systems in the Rural DIRECTV Markets can offer programming services equivalent to digital DBS providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

     The Company expects to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. The Company believes that its current strategy of targeting for acquisition Rural DIRECTV Markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing DSS Equipment are higher than the up-front costs for installation of cable television. However, prices for DSS Equipment have declined consistently since introduction, and the Company believes that competition among DSS Equipment vendors and technological improvements will create continuing downward pressure on prices. Third, current DBS systems, unlike cable, do not provide local broadcast programming via satellite, although seamless switching between satellite and broadcast programming from other sources is possible with all DSS units. In addition, DIRECTV provides programming, from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. The Company believes that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers such as DIRECTV, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the Rural DIRECTV Markets.

     Other DTH Providers


     EchoStar, the only other DBS provider, commenced national broadcasting of programming in March 1996 and currently broadcasts over 120 video channels and 30 audio channels. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. full continental United States ("CONUS") orbital position and has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 1.8 million subscribers as of November 30, 1998. On November 30, 1998, EchoStar announced that it had entered into an agreement to acquire certain satellite-television assets from The News Corporation Limited and MCI Worldcom. The satellite-television assets to be acquired by EchoStar include a license for 28 DBS frequencies at 110 degrees W.L. (a full CONUS orbital location), two satellites to be delivered in orbit, and a direct broadcast operations facility. Consummation of these asset purchases by EchoStar may enable it to significantly expand its DBS and other programming offerings, thereby potentially strengthening its competitive strength relative to DIRECTV and the Company. The Company believes that it can successfully compete with EchoStar in the DBS market because of DIRECTV's brand name and its significantly larger distribution networks and greater number of manufacturers of the equipment used to receive DTH services.



     PrimeStar, a medium-power DTH provider owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dish size to approximately 29 inches for most subscribers within the continental United States. In addition, PrimeStar may have access to certain (11 licensed frequencies) DBS capacity via Tempo Satellite's high-powered DBS satellite at 119 degrees W.L., which is capable of providing full CONUS service. This, however, is subject to FCC approval. PrimeStar has announced plans to use such satellite to provide a mix of sports, multi-channel movie services, pay-per-view services and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of November 30, 1998, PrimeStar had approximately 2.3 million subscribers.


     Low power C-band operators reported approximately 2.0 million subscribers as of October 31, 1998. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six- to eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. The Company believes that high and medium power DTH services have significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 160,000 during the twelve months ended April 30, 1998.

     Other Competitors

     Wireless cable systems (which are usually analog) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. However, while it is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.

     Certain regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multichannel video programming distributors. Furthermore, the Telecommunications Act of 1996 (the "1996 Act") removes barriers to entry which previously inhibited local telephone companies from competing, or made it more difficult for such telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multi-channel video service vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules.

     As more telephone companies begin to provide multichannel video programming and other information and other communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

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     Most areas of the U.S. are covered by traditional territorial over-the-air
VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectra for use by VHF/UHF broadcasters.

REGULATION

     Unlike a cable operator, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, affect the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) the licensing of individual satellites (i.e., the requirement that DIRECTV meet minimum financial, legal and technical standards),
(ii) avoidance of interference with radio stations and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses. As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The Telecommunications Act of 1996 clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The Telecommunications Act of 1996 also offers DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. In August 1996, the FCC promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. In November 1998, the FCC amended its rules to extend these protections to rental property in those areas under the exclusive use or control of the renter. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multi-channel video programming distributors such as DTH operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared its rules implementing the scrambling provision effective as of May 18, 1997.

     In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DTH, to provide subscription television services. DIRECTV and the Company have benefitted from the programming access provisions of the Cable Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DIRECTV in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on the Company. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC or Congress extends such restrictions.

                                       62
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     The Cable Act also requires the FCC to conduct a rule-making proceeding that will impose public interest requirements for providing video programming on DTH licensees. In November 1998, the FCC adopted rules requiring DTH licensees to provide reasonable and non-discriminatory access by qualified candidates for elective office. These rules also require DTH licensees to set aside four percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature.

     While DTH operators like DIRECTV currently are not subject to the "must carry" requirements of the Cable Act, the cable and broadcast television industries have argued that DTH operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DTH operators, or to the extent that new legislation of a similar nature is enacted, DIRECTV's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

     The SHVA establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24, a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services. On July 10, 1998, a Federal District Court in Florida granted a preliminary injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on Longley-Rice propagation maps recognized by the Court as identifying those households that receive "a signal of at least Grade B intensity" or past subscription to cable) and to any business. The preliminary injunction further required the disconnection within 90 days of any such current PrimeTime 24 customers for CBS or Fox programming that began receiving PrimeTime 24's network programming via satellite after March 11, 1997, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The injunction also imposed other obligations on PrimeTime 24 and its distributors with respect to future sales of Fox and CBS programming nationwide. There can be no assurance as to how long the preliminary injunction will remain in effect or as to what final relief may ultimately be granted to the plaintiffs. On September 30, 1998, the Florida court issued an order granting PrimeTime 24 until February 28, 1999 to comply with the terms of the injunction. In addition, on July 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether PrimeTime 24, and its agents and distributors, will be subjected to claims of damages or other judicially ordered relief through these or other proceedings.

     In November 1998, the FCC adopted a notice of proposed rulemaking to consider whether and how it might redefine the standard for measuring a "Grade B intensity" signal for purposes of the SHVA. The FCC has publicly stated that it will attempt to complete this rulemaking prior to February 28, 1999. In addition, in October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade B signal 95% of the time with a 50% degree of confidence. The lawsuit also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength.

     Approximately half of the Company's current subscribers receive some or all of PrimeTime 24's network programming series. The Company believes, however, that a material portion of such subscribers will be
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

unaffected by the preliminary injunction, either because they live in areas where the off-air network signal strength falls below the standard applied by the court or because they received PrimeTime 24's network programming prior to March 11, 1997. The Company also believes that its local presence and trained technical personnel will enable it to work with customers to develop appropriate alternative means of receiving network programming. The Company has been advised by the NRTC that a database is currently under development that will enable the Company to determine which of its customers would be required to be disconnected under the terms of the preliminary injunction, but such information is not currently available. However, the court in the North Carolina litigation against PrimeTime 24 suggested that only sampling signal strength could satisfy the requirements of the SHVA. The Company's monthly revenue per subscriber for PrimeTime 24 network services (net associated programming costs) varies from $.90 to $4.50, depending on how many of the seven available networks the customer subscribes to. While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and the Company does not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect the Company's financial results or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services to certain subscribers will not have such effects. In addition, should the Company elect to continue to offer network services, there can be no assurance that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and the Company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth.

     In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. While the Company is aware of efforts to overturn this decision, there can be no assurance that it will be overturned. Under the terms of the NRTC Agreements, the Company may expect to have this cost passed along to it, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV Programming.

YEAR 2000 COMPLIANCE

     Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. There can be no assurance that the software products currently used by the Company contain all necessary date code changes. Management is currently conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing. The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of DSS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third-parties. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations. Any adverse impact on subscribers in the Company's Rural DIRECTV Markets could also have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

FACILITIES


     The Company is headquartered in leased space in Kansas City, Missouri and has 60 existing or pending offices and operations in 22 states. The Company expects these facilities to be adequate for its needs in the foreseeable future. Management believes that the Company will be able to lease office and retail space in its Rural DIRECTV Markets as needed on acceptable terms.


MANAGEMENT AND EMPLOYEES


     The Company has assembled an experienced management team to execute its business strategy. Certain members of the senior management team have significant experience working together. The Company's executive team brings to the Company extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America. As of November 30, 1998, the Company had approximately 700 employees. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good.


LEGAL PROCEEDINGS

     The Company is not currently party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


     The following table sets forth certain information regarding the executive officers and directors of the Company as of December 24, 1998.



                NAME                   AGE                          POSITION
                ----                   ---                          --------
Rodney A. Weary......................  47    Chairman of the Board, Chief Executive Officer and
                                             Director
John R. Hager........................  37    Chief Financial Officer
William J. Gerski....................  45    Vice President, Sales and Marketing
Laquita Allen........................  60    Vice President, Affiliate Relations
Jo Ellen Linn........................  36    Secretary and General Counsel
Robert F. Benbow(1)..................  62    Director
William O. Charman...................  35    Director
William P. Collatos(1)...............  44    Director
William A. Johnston(1)(2)............  46    Director
Robert B. Liepold(2).................  72    Director
Erik M. Torgerson(2).................  33    Director


---------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS

     Rodney A. Weary. Mr. Weary founded the Company in June 1996 and has been its Chief Executive Officer since Inception. Until 1995, he was President of Cable Video Entertainment Inc., which Mr. Weary formed in 1986 by acquiring traditional cable systems located in three states. From 1988 to December 1994, Mr. Weary was a co-founder, officer and director of Premiere Page, a paging company. From 1986 to 1992, he was a principal shareholder in W.K. Cellular, Inc., which owned and operated cellular license R.S.A. 5 in Indiana. Mr. Weary was involved in the formation of the Missouri Cable Television Association in the 1970s, and has served in many capacities for both it and the four-state Mid-America Cable Television Association.

     John R. Hager. Mr. Hager has been Chief Financial Officer of the Company since October, 1998. Mr. Hager joined the Company in August 1998 as Vice President, Finance and Controller. From February 1997 until August 1998, Mr. Hager was Vice President -- Controller of EchoStar Communications Corporation. He was the Controller of American Telecasting, Inc. from August 1993 until February 1997. Prior to joining American Telecasting in 1993, Mr. Hager was with Ernst & Young, where he was an Audit Senior Manager.

     William J. Gerski. Mr. Gerski has been Vice President, Sales and Marketing of the Company since May 1997. From 1996 to 1997, Mr. Gerski was Regional Director of Marketing and Sales at American Telecasting Incorporated. In 1996, Mr. Gerski was Vice President of Marketing and Sales of Bell Atlantic Video Services. From 1990 through 1995, Mr. Gerski was Corporate Director of Sales at Adelphia Cable Communications. He has served on the Executive Board of Directors of the Southern California Cable Association and the Los Angeles, Chicago, and Cleveland Cable Co-ops.

     Laquita Allen. Ms. Allen has been Vice President, Affiliate Relations of the Company since May 1997. She previously spent five years with the NRTC, where she was Regional Business Manager (from the inception of the DBS project). Prior to joining the NRTC in 1992, Ms. Allen was General Manager of the first cellular system in East Texas and was employed by United Telephone and its subsequent owners, Centel Cellular (Centel Telephone) for five years.

     Jo Ellen Linn. Ms. Linn has been Secretary and General Counsel of the Company since Inception. From 1993 to 1996, Ms. Linn was General Counsel to Cable Video Management, Inc., a communications management company and the former Cable Video Enterprises, Inc., which owned and operated domestic cable television systems. Ms. Linn was a contract negotiator in the network real estate department of Sprint Communications from 1990 to 1992. From 1988 to 1990, Ms. Linn was Vice President and General Counsel of the cable brokerage firm Hardesty, Puckett & Company (now HPC Puckett & Company). Ms. Linn is licensed to practice law in Kansas and Texas.

BACKGROUND OF DIRECTORS

     Robert F. Benbow. Mr. Benbow has been a Director of the Company since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. and a General Partner of Alta Communications VI, L.P. Prior to joining Burr, Egan Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a Director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles, and Preferred Networks, Inc.

     William O. Charman. Mr. Charman has been a Director of the Company since March 1997. He has served as a Vice President of BancBoston Capital since 1995. From 1993 to 1995, Mr. Charman was a Director and team leader for Bank of Boston's Media & Communications Group in London. Mr. Charman was a Director in Bank of Boston's Media & Communications Group in Boston from 1987 to 1993. Mr. Charman is a Director of Cambridge Communications, MultiTechnology Services and Prime Communications.

     William P. Collatos. Mr. Collatos has been a Director of the Company since March 1997. He is a Managing General Partner of Spectrum Equity Investors, which he founded in 1993. Prior to the founding of Spectrum, he was an independent consultant from 1991 to 1993. Mr. Collatos was an Associate and then General Partner of funds managed by TA Associates from 1980 to 1990 and a founding General Partner of Media/Communications Partners. Prior to joining TA Associates, Mr. Collatos was in charge of the media lending group at Fleet National Bank in Providence, Rhode Island. He is a Director of Galaxy Telecom Systems, Inc., TSR Paging, Inc., Internet Network Services, Ltd., ITXC, Inc. and CTC Communications Corporation.

     William A. Johnston. Mr. Johnston has been a Director of the Company since November 1997. He is a Managing Director of HarbourVest Partners, LLC and has served in a variety of capacities for HarbourVest Partners, LLC and its predecessor, Hancock Venture Partners, Inc., since 1983. He is a Director of African Communications Group, Inc., Epoch Internet, Inc., Formus Communications, Inc., The Marks Group, Inc. and V-I-A Internet, Inc.

     Robert B. Liepold. Mr. Liepold has been a Director of the Company since Inception. Mr. Liepold has been President and Chief Executive Officer of KCWB-TV, an independent commercial television station operating in Kansas City, Missouri, since 1994. Since 1983, Mr. Liepold also has been a consultant to the telecommunications industry. From 1978 through 1983, he was Executive Vice President of Sprint/United Telecom. He is a Director of KCWB-TV, Com-21 and W.K. Communications.

     Erik M. Torgerson. Mr. Torgerson has been a Director of the Company since November 1997. He is an Investment Manager at Norwest Venture Capital. Prior to joining Norwest Venture Capital in 1993, Mr. Torgerson was with Arthur Anderson & Co.'s financial consulting and audit practice. Mr. Torgerson serves as a director of Command Tooling Systems, LLC, Seasonal Specialties, LLC, TelcoPlus Communications, Inc. and InSTEP, LLC.

     Each Director of the Company has been elected pursuant to the terms of the Stockholders' Agreement. See "Certain Relationships and Related
Transactions -- Stockholders' Agreement."

     All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors do not receive an annual retainer or meeting attendance fees. However, the Company reimburses non-management directors for expenses incurred in attending meetings of the Board of Directors.

     During 1997, the Board of Directors of the Company held 13 meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Messrs. Liepold, Johnston and Torgerson. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee was formed in February 1997. The current members of the Compensation Committee are Messrs. Benbow, Collatos and Johnston. The Compensation Committee approves compensation arrangements for the Company's executive officers and administers the Company's Stock Option Plan. The Compensation Committee was formed in February 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for the fiscal year ended December 31, 1997 as to the Chief Executive Officer and the three other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 for such year:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                                 ---------------
                                        ANNUAL COMPENSATION        SECURITIES
                                      ------------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY        BONUS      OPTIONS/SARS(#)   COMPENSATION($)
---------------------------    ----   -----------   ----------   ---------------   ---------------
Rodney A. Weary..............  1997   $198,818.00   $50,000.00       21,884                 --
Chief Executive Officer,
Chairman of the Board of
Directors
Robert B. Weaver.............  1997   $ 96,470.00   $45,000.00       12,505            $40,000(2)
Chief Financial Officer(1)
William J. Gerski............  1997   $ 60,259.00   $50,000.00       12,182                 --
Vice President, Sales and
Marketing
Jo Ellen Linn................  1997   $ 80,926.00   $25,000.00        2,501                 --
Secretary and General Counsel

---------------

(1) Effective September 11, 1998, Mr. Weaver resigned as Chief Financial Officer of the Company.

(2) The amount shown represents a relocation allowance.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             -----------------------------------------------------         POTENTIAL
                                            PERCENT OF                                REALIZABLE VALUE AT
                                              TOTAL                                  ASSUMED ANNUAL RATES
                              NUMBER OF      OPTIONS/                                   OF STOCK PRICE
                             SECURITIES    SARS GRANTED                                APPRECIATION FOR
                             UNDERLYING    TO EMPLOYEES   EXERCISE OF                     OPTION TERM
                             OPTION/SARS    IN FISCAL     BASE PRICE    EXPIRATION   ---------------------
NAME                         GRANTED(#)        YEAR         ($/SH)         DATE        5%($)      10%($)
----                         -----------   ------------   -----------   ----------   ---------   ---------
Rodney A. Weary............    21,884          35.0%         $1.00       10/8/07      $13,763     $34,877
Robert B. Weaver...........    12,505          20.0          $1.00       10/8/07      $ 7,864     $19,930
William J. Gerski..........    12,182          19.5          $1.00       10/8/07      $ 7,661     $19,415
Jo Ellen Linn..............     2,501           4.0          $1.00       10/8/07      $ 1,573     $ 3,986

                         FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                        YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                                                ---------------------------   ---------------------------
                                                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                -----------   -------------   -----------   -------------
Rodney A. Weary...............................     3,039         18,845           --             --
Robert B. Weaver..............................     1,737         10,768           --             --
William J. Gerski.............................     1,692         10,490           --             --
Jo Ellen Linn.................................       347          2,154           --             --


---------------


(1) Based on a value of $1.00 per share, which is the fair value of the Common Stock as determined by the board of directors of Holdings for purposes of option grants.


EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into substantially similar non-competition agreements with Rodney A. Weary, Robert B. Weaver and Jo Ellen Linn, the terms of which preclude each of them from competing with the Company during their respective periods of employment and for two years thereafter in any market in North America in which the Company operates or intends to operate.

     In February 1997, the Company and Mr. Weary entered into an agreement pursuant to which Mr. Weary agreed to serve as the President and Chief Executive Officer of the Company through February 2000. Such agreement may be extended according to its terms. Under the agreement, Mr. Weary is paid compensation in an amount not less than $200,000 per year and is eligible to participate in the Stock Option Plan.

     In February 1997, the Company entered into substantially similar employment agreements with Mr. Weaver and Ms. Linn, pursuant to which each of them agreed to serve the Company in their present capacity through February 2000. Such agreements may be extended according to their terms. Under the agreements, Mr. Weaver was paid compensation in an amount not less than $80,000 per year and Ms. Linn is paid compensation in an amount not less than $82,500 per year. Each was also eligible to participate in the Stock Option Plan. On September 11, 1998, Mr. Weaver resigned his position as Chief Financial Officer of the Company.

     In November 1997, the Company entered into substantially similar employment and non-competition agreements with Mr. Gerski and Ms. Allen, pursuant to which each of them agreed to serve the Company in their present capacity through November 2000. Such agreements may be extended according to their terms.

Under the agreements, Mr. Gerski is paid compensation in an amount not less than $100,000 per year, and Ms. Allen is paid compensation in an amount not less than $80,000 per year. Each is also eligible to participate in the Stock Option Plan.

     In August 1998, the Company entered into an employment agreement with Mr. Hager. Pursuant to the employment agreement, Mr. Hager agreed to serve the Company in his current capacity through August 2001. The employment agreement may be extended in accordance with its terms. Mr. Hager is paid compensation under the employment agreement in an amount not less than $120,000 per year and is eligible to participate in the Stock Option Plan. The Company and Mr. Hager also entered into a non-competition agreement and a confidentiality and proprietary rights agreement in August 1998. The terms of the non-competition agreement preclude Mr. Hager from competing with the Company during the term of his employment and for one year thereafter in any market in the United States in which the Company operates or intends to operate. The confidentiality and proprietary rights agreement requires Mr. Hager to maintain the confidentiality of the Company's proprietary information during the period of his employment and thereafter.

STOCK OPTION PLAN

     In July 1997, the Board of Directors of the Company adopted the Stock Option Plan pursuant to which the Company may, at the direction of the Compensation Committee of the Company's Board of Directors, grant incentive stock options, non-qualified stock options or restricted stock options to officers, directors and employees of the Company. The Stock Option Plan was approved by the stockholders of the Company on July 24, 1997. The Stock Option Plan was assumed by Holdings and approved by its stockholders effective September 9, 1997.

401(K) PLAN

     The Company maintains a 401(k) Savings Plan for its full-time employees which permits employee contributions up to 15% of annual compensation to the plan on a pre-tax basis. In addition, the Company may make contributions on a discretionary basis as a percentage of each participating employee's annual compensation. The Company may also make additional discretionary contributions to the Plan in any plan year up to the annual 401(k) plan contribution limits as defined in the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors of the Company.

                             PRINCIPAL STOCKHOLDERS


     All of the issued and outstanding capital stock of the Company is owned by Holdings. The following table sets forth certain information as of December 22, 1998, regarding the ownership of Holdings' Common Stock, Series A Convertible Participating Preferred Stock, $.01 par value ("Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Preferred Stock"), and Series C Senior Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), by (i) certain stockholders or groups of related stockholders who, individually or as a group, are the beneficial owners of 5% or more of any class of Holdings' capital stock and (ii) the executive officers and directors of the Company. Because only 100 shares of Common Stock are currently outstanding, beneficial ownership percentages of the Common Stock presented below are significantly affected by the securities convertible into or exercisable for Common Stock held by each stockholder. Except as required by law, holders of the Common Stock do not vote as a separate class on matters presented for stockholder approval.



                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt
    Partners III, L.P.(4).......   55,532.00   13.3     11,125.24    4.9           --     --      2,116.00     96.1        9.3
  Alta Communications VI,
    L.P.(4).....................   92,365.00   22.1     18,504.38    8.1           --     --      3,522.00     97.9       15.5
  Alta-Comm S By S, LLC(4)......    2,103.00    *          421.84    *             --     --         81.00     45.0       *
  Spectrum Equity Investors
    L.P.(5).....................   50,000.00   12.0            --     --           --     --         12.00     12.0        6.8
  Spectrum Equity Investors II
    L.P.(5).....................  100,000.00   23.9            --     --           --     --         25.00     25.0       13.5
  BancBoston Ventures Inc.(6)...   75,000.00   17.9     12,521.44    5.5           --     --         19.00     19.0       11.8
  Norwest Equity Partners VI,
    LP(7).......................          --     --     50,083.75   21.9           --     --            --       --        6.8
  Norwest Venture Partners VI,
    LP(7).......................          --     --     25,041.87   11.0           --     --            --       --        3.4
  HarbourVest Partners V-Direct
    Fund L.P.(8)................          --     --     75,125.62   32.9           --     --            --       --       10.2
  Lion Investments Limited(9)...          --     --      5,010.76    2.2           --     --            --       --       *
  Westpool Investment Trust
    plc(9)......................          --     --     15,031.27    6.6           --     --            --       --        2.0
  General Electric Capital
    Corporation(10).............          --     --     15,000.00    6.6           --     --            --       --        2.0
  Harold Poulsen(11)............    1,000.00    *              --     --    19,154.02   37.0     19,154.02     99.5        2.6
  Jack S. Ramirez and Carol H.
    Ramirez(12).................          --     --            --     --     8,134.89   12.6      8,134.89     98.8        1.1
  Joyce Travis, Trustee of the
    Travis Living Trust Dated
    the 5th day of March,
    1998(13)....................          --     --            --     --     4,788.50    9.3      4,788.50     98.0       *
  James and Constance R.
    Hertz(14)...................          --     --            --     --     4,880.94    6.3      4,880.94     98.0       *
  Maxon R. and Kristina
    Davis(15)...................          --     --            --     --     3,037.52    5.9      3,037.52     96.8       *
  Louise A. Davis(16)...........          --     --            --     --     2,968.26    5.7      2,968.26     96.7       *
  Jay and Maria Downen(17)......          --     --            --     --     2,770.37    5.4      2,770.37     96.5       *
  Otis J. Downen as Trustee of
    the Otis J. Downen, June
    1992 Trust and Frances
    Eileen Downen, Trustee of
    the Frances Eileen Downen
    June 1992 Trust as Tenants
    in Common(18)...............          --     --            --     --     2,767.89    5.3      2,767.89     96.5       *
  Chris J. Downen(19)...........          --     --            --     --     2,767.89    5.3      2,767.89     96.5       *

                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
EXECUTIVE OFFICERS AND
  DIRECTORS:
  Rodney A. Weary(20)(21).......   16,030.00    3.8            --     --           --     --     11,549.00     99.2        3.7
  John R. Hager(21)(22).........          --     --            --     --           --     --      1,666.00     94.3       *
  William J. Gerski(21)(23).....          --     --            --     --           --     --      7,916.00     98.8        1.1
  Laquita J. Allen(21)(24)......          --     --            --     --           --     --        911.00     90.1       *
  Jo Ellen Linn(21)(25).........      430.00    *              --     --           --     --      1,319.00     93.0       *
  Robert F. Benbow(26)..........  150,000.00   35.9     30,051.46   13.2           --     --      5,719.00     98.9       25.2
  William O. Charman(27)........   75,000.00   17.9     12,521.44    5.5           --     --         19.00     19.0       11.8
  William P. Collatos(28).......  150,000.00   35.9            --     --           --     --         37.00     37.0       20.3
  William A. Johnston(29).......          --     --     75,125.62   32.9           --                   --       --       10.2
  Robert B. Liepold(21)(30).....    1,000.00    *              --     --           --     --      1,738.00     94.6       *
  Erik M. Torgerson(31).........          --     --     50,083.75   21.9           --     --            --       --        6.8
  All Executive Officers and
    Directors as a group (11
    persons)....................  392,460.00   93.5    167,782.27   73.4           --     --     30,874.00    100.0       80.0


---------------

  *  Less than 1%

 (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table.

 (2) Includes shares issuable upon exercise of warrants and options exercisable within 60 days of the date hereof, as well as shares of Common Stock issuable upon conversion of beneficially-owned shares of Series C Preferred Stock.


 (3) The percent of class beneficially owned by each listed holder of Common Stock appears unusually large, because there is a small number of shares of Common Stock outstanding (i.e., 100) relative to the number of shares of Common Stock owned and subject to options, warrants or conversion privileges held by such person.



 (4) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn: Robert Benbow. Alta Subordinated Debt Partners III, L.P. ("Alta Sub Debt III") is managed by Burr, Egan, Deleage & Co. Alta Communications VI, L.P. ("Alta VI") and Alta Comm S by S, LLC ("S by S") are managed by Alta Communications, Inc. The general partner of Alta Sub Debt III and the general partner of Alta VI exercise sole voting and investment powers with respect to the securities held by their respective fund. The general partners of Alta Subordinated Debt Management III, L.P., which is the general partner of Alta Sub Debt III, include Messrs. Craig Burr, William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, Jean Deleage and Jonathan Flint and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta Sub Debt III. The general partners of Alta Communications VI Management Partners, L.P., which is the general partner of Alta VI, include Messrs. William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble and David Retik and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta VI. These general partners disclaim beneficial ownership of all such securities held by the funds except to the extent of their proportionate pecuniary interests therein. Certain principals of Burr, Egan, Deleage & Co. and Alta Communications, Inc. (including certain of the individuals identified above) are members of S by S, which invests alongside Alta VI. As members of S by S, they may be deemed to share voting and investment powers for the shares held by S by S. These principals disclaim beneficial ownership of all such shares except to the extent of their proportionate pecuniary interest therein.



     Common stock ownership includes warrants to purchase 2,103, 3,499 and 80 shares of Common Stock owned by Alta Sub Debt III, Alta VI and S by S, respectively.



 (5) The address is 125 High Street, Suite 2600, Boston, Massachusetts 02110,
     Attn: William P. Collatos. The sole general partner of Spectrum Equity Investors, L.P. is Spectrum Equity Advisors, LLC, a limited liability company whose members are Messrs. Brion B. Applegate and William P. Collatos. The sole general partner of Spectrum Equity Investors II, L.P. is Spectrum Equity Advisors II, LLC, a limited liability company whose members are Messrs. Brion B. Applegate, William P. Collatos and

     Kevin J. Morroni. Messrs. Applegate and Collatos may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors, L.P., and Messrs. Applegate, Collatos and Morroni may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors II, L.P. Such individuals disclaim such beneficial ownership except to the extent of their respective pecuniary interests in such shares.



 (6) The address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110,
     Attn: William O. Charman. The shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by BancBoston Ventures Inc. are controlled by its President, Frederick M. Fritz, and by its Managing Director, Sanford Anstey, and by William O. Charman, who is a director of the Company.



 (7) The address is c/o Norwest Venture Capital Management, Inc., 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn:
     Erik M. Torgerson. The shares of Series B Preferred Stock beneficially owned by Norwest Equity Partners VI, LP are controlled by its general partner, Itasca LBO Partners VI, LLP, which is controlled by John E. Lindahl, Managing Partner, and by John P. Whaley, Managing Administrative Partner. The shares of Series B Preferred Stock beneficially owned by Norwest Venture Partners VI, LP are controlled by its general partner, Itasca VC partners, LLP, which is controlled by its Managing Partner, George J. Still, Jr., and by John P. Whaley, Managing Administrative Partner.



 (8) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111, Attn: William A. Johnston. The sole general partner of HarbourVest Partners V -- Direct Fund L.P. ("HarbourVest V") is a limited liability company whose managing member is HarbourVest Partners, LLC. The managing directors of HarbourVest Partners, LLC are Messrs. George Anson, John M. Begg, Philip M. Bilden, Theodore A. Clark, Kevin S. Delbridge, William A. Johnston, Edward W. Kane, Frederick C. Maynard, Ofer Nernirovsky, Robert M. Wadsworth and D. Brooks Zug, and Ms. Martha D. Vorlicek. Such individuals may be deemed to share beneficial ownership of the shares held by HarbourVest V, and disclaim such beneficial ownership except to the extent of their respective pecuniary interest in such shares.



 (9) The address is c/o London Merchant Securities, Carlton House, 33 Robert Adam Street, London WIM 5AH, England, Attn: Iain MacPhail. Each of Lion Investments Limited and Westpool Investment Trust plc is a wholly-owned subsidiary of London Merchant Supplies plc, a publicly traded company in the U.K.



(10) The address is 120 Long Ridge Road, 3rd Floor, Stamford, Connecticut 06927,
     Attn: Peter Foley. General Electric Capital Corporation is a wholly-owned subsidiary of General Electric Corporation.



(11) The address is P.O. Box 1376, Great Falls, Montana 59403.



(12) The address is 2061 Norwich Ct., Glenview, Illinois 60025.



(13) The address is Escalon Avenue Apt. 2117, Sunnyvale, California 94086.



(14) The address is 7444 Molt Road, Billings, Montana 59106.



(15) The address is 163 Woodland Estates Rd., Great Falls, Montana 59404.



(16) The address is 242 East 87th Street, Apt. 1K, New York, New York 10128.



(17) The address is 511 Fortress Circle, Leesburg, Virginia 21075.



(18) The address is 2105 Noble Avenue, Springfield, Illinois 62704.



(19) The address is 1617 Outer Park, Springfield, Illinois 62704.



(20) 16,030 shares of Series A Preferred Stock and 4 shares of Common Stock are held by the Rodney A. Weary Revocable Trust Dated 10/25/95 and may be deemed to be beneficially owned by Mr. Weary. In addition, through the Stock Option Plan, Mr. Weary beneficially owns 11,549 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 21,884 shares available to him.



(21) The address is c/o Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112.



(22) Through the Stock Option Plan, Mr. Hager beneficially owns 1,666 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 10,000 available to him.

(23) Through the Stock Option Plan, Mr. Gerski beneficially owns 7,916 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 12,182 shares available to him.



(24) Through the Stock Option Plan, Ms. Allen beneficially owns 911 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 1,773 shares available to her.



(25) Ms. Linn beneficially owns 430 shares of Series A Preferred Stock. In addition, through the Stock Option Plan, Ms. Linn beneficially owns 1,319 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 2,501 shares available to her.



(26) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111. Shares held by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC. Mr. Benbow is a general partner of the respective general partners of Alta Subordinated Debt Partners III, L.P. and Alta Communications VI, L.P. As a general partner, he may be deemed to share voting and investment powers with respect to the shares held by the funds. Mr. Benbow disclaims beneficial ownership of the shares held by such funds except to the extent of his proportionate pecuniary interest therein. Mr. Benbow also disclaims beneficial ownership of all shares held by Alta Comm S by S, LLC, of which he is not a member.



(27) The address is c/o BancBoston Ventures, Inc., 175 Federal Street, 10th Floor, Boston, Massachusetts 02110. Shares held by BancBoston Ventures Inc., which may be deemed to be beneficially owned by Mr. Charman.



(28) The address is c/o Spectrum Equity Investors, 125 High Street, Suite 2600, Boston, Massachusetts 02110. Shares held by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.



(29) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111. Shares held by HarbourVest Partners V-Direct Fund L.P., which may be deemed to be beneficially owned by Mr. Johnston.



(30) Mr. Liepold beneficially owns 1,000 shares of Series A Preferred Stock. In addition, through the Stock Option Plan, Mr. Liepold beneficially owns 1,738 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 3,758 shares available to him.



(31) The address is c/o Norwest Equity Partners, 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402-3388. Shares held by Norwest Equity Partners VI, LP, which may be deemed to be beneficially owned by Mr. Torgerson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENTS

     On February 12, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among the Company, Rodney A. Weary, and the investors named therein, the Company sold an aggregate 199,000 shares of Series A Preferred Stock and 75 shares of Common Stock to such investors. At a subsequent closing on February 28, 1997, the Company issued certain of such investors an additional 207,000 shares of Series A Preferred Stock and 25 shares of Common Stock in the aggregate. Such transactions resulted in proceeds to the Company of approximately $40.6 million in the aggregate. The Company subsequently sold an aggregate 12,000 shares of Series A Preferred Stock to certain investors who had not previously purchased either Series A Preferred Stock or Common Stock. Such transactions resulted in proceeds to the Company of approximately $35.6 million, in addition to conversion of approximately $2.4 million in stock subscriptions and $3.8 million in short term borrowings.

     Pursuant to an Agreement and Plan of Merger dated as of September 9, 1997 by and among the Company, GSS Mergersub Inc., a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"), and Holdings, GSS Mergersub Inc. merged with and into the Company, with the Company being the surviving corporation. Upon the consummation of such merger, each share of Series A Preferred Stock of the Company was converted into a share of Series A Preferred Stock of Holdings, each share of Common Stock of the Company was converted into a share of Common Stock of Holdings, and each share of capital stock of GSS Mergersub Inc. was converted into a share of Common Stock of the Company, thereby causing the Company to be a wholly-owned subsidiary of Holdings. Pursuant to a letter agreement dated as of September 9, 1997 by and between Holdings and the Company, the Company assigned and Holdings assumed all of the rights and obligations of the Company under the Series A Stock Purchase Agreement.

     Pursuant to a Note Purchase Agreement dated as of November 6, 1997 by and among the Company and certain outside investors, the Company issued and sold to such investors an aggregate $10.0 million principal amount of convertible promissory notes of the Company ("Series B Convertible Notes"). Each Series B Convertible Note (together with accrued interest thereon, if any) was automatically convertible into a specified number of shares of Series B Preferred Stock upon the consummation of a qualified Series B Preferred Stock financing. On November 24, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among Holdings, the Company, Rodney A. Weary and the investors named therein, the Company issued an aggregate 228,442 shares of Series B Preferred Stock at a purchase price of $200 per share to certain of such investors upon conversion of the Series B Convertible Notes. Such Stock Purchase Agreement provides that certain actions by the Company, including the incurrence of indebtedness in excess of $1.0 million and the granting of liens securing indebtedness in excess of $1.0 million, require the approval of a supermajority of the members of the Company's Board of Directors.

     Subject to certain exceptions, Holdings and its subsidiaries (including the Company) are prohibited under the terms of each of the Stock Purchase Agreements from paying any dividends or making any distributions of cash, property or securities of Holdings or any subsidiary with respect to any shares of its capital stock, or directly or indirectly redeeming, purchasing or otherwise acquiring for consideration any shares of its capital stock. Such prohibitions could have the effect of limiting the cash available for the Company to service its indebtedness.

STOCKHOLDERS' AGREEMENT

     Holdings and its stockholders have entered into a stockholders' agreement dated as of November 24, 1997 (the "Stockholders' Agreement"). Under the Stockholders' Agreement, Holdings and certain of its stockholders were granted a right of first offer and a co-sale option with respect to shares of Holdings' capital stock offered in transactions not otherwise expressly permitted under the Stockholders' Agreement. In addition, certain of the holders of Series A and Series B Preferred Stock were granted the right, upon the affirmative vote of 58% of the outstanding shares of each such class, to cause the other holders to
(i) dispose of all their shares of capital stock of Holdings in connection with a sale of all outstanding shares of Holdings capital stock or (ii) vote for the merger or consolidation of Holdings with an unaffiliated acquiring entity or the sale of all or substantially all the assets of Holdings. Such rights shall terminate immediately upon an initial public offering of Holdings' Common Stock meeting certain criteria or a sale of Holdings. The election of directors is also established by the Stockholders' Agreement. Under the Stockholders' Agreement, Holdings has agreed, subject to certain conditions, to effect up to four demand registrations of the Common Stock held by its stockholders for a sale to the public under applicable federal and state securities laws. In addition, the stockholders have certain "piggy-back" registration rights and rights to registration on Form S-3, subject to certain conditions. In consideration for such registration rights, under the Stockholders' Agreement the stockholders have agreed not to sell or otherwise dispose of shares of the Company's Common Stock for 180 days following any initial public offering by Holdings upon the request of Holdings or the underwriter for such offering. The obligations of the Company to register shares of its Common Stock under the Stockholders' Agreement will terminate as to any party thereto (other than Holdings) seven years after an initial public offering of the Company's securities, or, as to any party holding less than 2% of Holdings' outstanding Common Stock, at such time after the first anniversary of an initial public offering when all such shares can be legally transferred in a three-month period under Rule 144 under the Securities Act (as reasonably determined by Holdings).

FORMER CABLE-VIDEO MANAGEMENT, INC. ARRANGEMENT

     On July 1, 1996, the Company entered into a management agreement with Cable-Video Management, Inc. ("CVM"), which is owned by Rodney A. Weary, the Company's Chief Executive Officer, to administer the Company's first Acquisition. The management agreement was terminated effective September 30, 1996. During the term of the agreement, total management fees of $280,000 were paid to CVM, and the Company reimbursed CVM for salaries and other miscellaneous expenses totaling approximately $343,000. Upon termination of the management agreement, the Company purchased the assets of CVM for $44,000.

CONSULTING ARRANGEMENT WITH ROBERT B. LIEPOLD


     The Company has an oral consulting agreement with Robert B. Liepold, a vice president and director of the Company, to provide expertise on an "as needed" basis at the rate of $200 per hour in fiscal 1997 and at the rate of $7,000 per month in 1998. In 1997, the Company paid an aggregate $77,000 to Mr. Liepold in connection with such services. As of November 30, 1998, the Company had paid an aggregate $77,000 to Mr. Liepold in 1998 in connection with such services. In addition, the Company paid Mr. Liepold a commission of $70,000 in October 1998 in connection with a recent acquisition.


PAYMENTS TO AFFILIATES OF RODNEY A. WEARY

     The Company utilizes the air transportation services of a company owned by Rodney A. Weary, the Company's Chief Executive Officer. The Company paid $109,000 in 1997 and $31,000 in 1996 in connection with such services. In October 1997, the Company entered into an agreement to lease an aircraft from Mr. Weary. The lease is cancelable with six months' notice and requires monthly payments equal to the greater of $15,000 or a fixed hourly operating charge based on prevailing market rates.

     In 1997, Mr. Weary loaned $150,000 to the Company at an interest rate of 10% per annum. In 1996, Mr. Weary made a short-term loan in the principal amount of $381,000 to the Company at an annual interest rate of 10%. All such amounts were repaid by the Company prior to December 31, 1997.

     Also in 1997, the Company paid $66,000 to a company affiliated with Mr. Weary, which payment was reimbursement relating to consulting services rendered to the Company.

     In 1997, F.G. Weary, the father of Rodney A. Weary, loaned $215,000 to the Company at an interest rate of 10% per annum. Such loan, together with accrued interest, was repaid by the Company prior to December 31, 1997.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

     The Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent (the "Credit Facility"), provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. Amounts available under the term loan facility are subject to increase, and amounts available under the revolving credit facility are subject to decrease, by up to $15.0 million pending syndication of the Credit Facility by the agent banks. All the proceeds of borrowings pursuant to the term loan facility ("Term Loans") and up to $100.0 million of the proceeds of borrowings pursuant to the revolving credit facility ("Revolving Loans") will be used to repay existing indebtedness and for working capital purposes. The remaining proceeds of Revolving Loans may be used to effect acquisitions of Rural DIRECTV Markets and for general corporate, capital expenditure and working capital purposes. Capitalized terms used in this section but not defined herein have the meaning ascribed to such terms as the Credit Facility.

     The term loan facility is to be repaid in 16 consecutive quarterly installments commencing June 30, 2001 with the remaining balance due March 31, 2005. Each of the quarterly payments due from June 30, 2001 through March 31, 2003 shall be in the amount of $87,500; each of the quarterly installments due from June 30, 2003 through March 31, 2004 shall be in the amount of $175,000; the quarterly installment due on June 30, 2004 shall be in the amount of $2,100,000; and each of the quarterly installments due from September 30, 2004 through March 31, 2005 shall be in the amount of $10,500,000. Borrowing under the revolving credit facility will be available to the Company until June 30, 2004; however, the revolving loan commitment will be reduced quarterly commencing June 30, 2000 by $4,312,500 at the end of each quarter from June 30, 2000 through March 31, 2001, by $5,750,000 at the end of each quarter from June 30, 2001 through March 31, 2002, by $7,187,500 at the end of each quarter from June 30, 2002 through March 31, 2003, by $8,625,000 at the end of each quarter from June 30, 2003 through March 31, 2004, and by $11,500,000 on June 30, 2004.
The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, which include not exceeding a certain "borrowing base" based on the number of paying subscribers within the Rural DIRECTV Markets served by the Company and in Rural DIRECTV Markets to be acquired by the Company. In addition, the Credit Facility provides that the Company will be required to make mandatory repayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of capital stock or material assets, and with a percentage of any excess operating cash flow with respect to any fiscal year equal to 75% or 50% in the event that there exists no default or event of default (as such terms are used in the Credit Facility) and the ratio of Consolidated Indebtedness to Annualized Consolidated EBITDA (the "Debt: Earnings Ratio") for the preceding four fiscal quarters is equal to or less than 4:1.

     Borrowings by the Company under the Credit Facility are unconditionally and irrevocably guaranteed by Holdings and each of the Company's direct and indirect subsidiaries (excluding South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC), and such borrowings are secured by (i) an equal and ratable pledge by Holdings of all of the capital stock of the Company, (ii) an equal and ratable pledge of all of the capital stock of the Company's subsidiaries, (iii) a first priority security interest in all of their assets, and (iv) a collateral assignment of the Company's NRTC Agreements.

     The Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum equal to either (i) the Base Rate plus the Applicable Margin or (ii) the Quoted Rate plus the Applicable Margin. When applying the Base Rate with respect to Revolving Loans, the Applicable Margin will be 2.25% per annum, less the then applicable Leverage Reduction Discount. When applying the Quoted Rate with respect to Revolving Loans, the Applicable Margin will be 3.50% per annum, less the then applicable Leverage Reduction Discount. When applying the Base Rate with respect to Term Loans, the Applicable Margin will be 2.50% per annum, less the then applicable Leverage Reduction Discount. When applying the Quoted Rate with respect to Term Loans, the Applicable Margin will
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

be 3.75% per annum, less the then applicable Leverage Reduction Discount. As used herein, the "Base Rate" means the higher of (i) 0.50% in excess of the Federal Funds rate and (ii) the prime lending rate. As used herein, the "Quoted Rate" means (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the interest period applicable to such loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two business days prior to the commencement of such interest period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by
(b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under such Regulation
D). As used herein, the "Leverage Reduction Discount" has the following meanings: (i) on the Restatement Effective Date (as defined in the Credit Agreement) and during any period during which clause (ii) or (iii) below, as the case may be, does not apply, the Leverage Reduction Discount is 0%; (ii) in the case of Revolving Loans, from and after the Start Date to and including the End Date (each as defined in the Credit Agreement) and subject to (iv) below, the following percentage, to the extent but only to the extent that as of the last day of the most recent fiscal quarter, when (w) the Debt:Earnings Ratio is less than 7:1 but greater than or equal to 6:1, the Leverage Reduction Discount is 0.25%; (x) the Debt:Earnings Ratio is less than 6:1 but greater than or equal to 5:1, the Leverage Reduction Discount is 0.75%; (y) the Debt:Earnings Ratio is less than 5:1 but greater than or equal to 4:1, the Leverage Reduction Discount is 1.00%; and (z) the Debt:Earnings Ratio is less than 4:1, the Leverage Reduction Discount is 1.50%; (iii) in the case of Term Loans, the Leverage Reduction Discount is 0.75% when the Debt:Earnings Ratio at the end each of the two most recent fiscal quarters has been less than or equal to 6:1; and (iv) notwithstanding clauses (ii) and (iii) above, any time there exists a Default or Event of Default or the Consolidated EBITDA for the most recent fiscal quarter was less than or equal to zero, the Leverage Reduction Discount shall be 0%.

     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses.

     The Company will pay a commitment fee on the unused amounts under the revolving loan commitments calculated at 0.5% per annum, payable quarterly in arrears.

     The Credit Facility provides the lenders with the right to reduce the aggregate term loan and revolving loan commitments by 50% of the amount by which the aggregate principal amount of senior subordinated debt issued by the Company exceeds $150.0 million. As described below, the Offering resulted in net proceeds to the Company of approximately $144.0 million (after payment of underwriting discounts and other costs of approximately $5.8 million and excluding the approximately $45.2 million of proceeds placed in the interest escrow account). If the relevant provision of the Credit Facility is interpreted to apply to the net proceeds of the Offering, the lenders would have no right to reduce their commitments; if the provision is interpreted to apply to the gross proceeds of the Offering, the lenders would have such a right. In an attempt to clarify the application of this provision, the Company has requested a waiver from the lenders of their possible right to effect a reduction in the total commitment amount of the Credit Facility. In the event this waiver request is not granted by the lenders, the Credit Facility's aggregate term loan and revolving loan commitments could be reduced by $22.5 million. Similarly, the aggregate amount of indebtedness permitted by the Indenture could be reduced by a like amount. Any such reductions in the Company's Credit Facility and maximum permitted indebtedness could adversely affect its ability to finance potential future acquisitions of Rural DIRECTV

Markets and its operations. As a result, the Company may be required to obtain additional equity or other financing. There can be no assurance that such equity or other financing would be available on terms acceptable to the Company, or if available, that the proceeds of such financing would be sufficient to enable the Company to completely execute its business plan.

     Pursuant to a recent amendment to the NRTC Agreements, the Company and all other NRTC members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Agreements. The initial amount of the letter of credit issued at the request of the Company pursuant to the Credit Facility is equal to three times the Company's single largest monthly invoice from the NRTC, and must be increased as the Company makes additional acquisitions of Rural DIRECTV Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 67%.

SELLER NOTES

     In connection with the acquisition of the Company's Rural DIRECTV Market in Clark County, Nevada, the Company issued a promissory note (the "TEG-DBS Note") in favor of TEG-DBS Services, Inc. Pursuant to the TEG-DBS Note, the Company is obligated to pay to TEG-DBS the principal sum of $2,500,000, which amount is due and payable on June 12, 1999, together with interest accrued on the unpaid principal amount at the rate of 10% per annum, which interest is payable in quarterly installments. The obligations of the Company pursuant to the TEG-DBS Note are secured by assets of TEG-DBS acquired by the Company, as described in the Security Agreement, dated June 12, 1997 between the Company and TEG-DBS. As of March 31, 1998, the entire principal amount of the TEG-DBS Note was outstanding. A failure by the Company to make a payment under the TEG-DBS Note would entitle TEG-DBS, at its sole option to (i) a late payment penalty equal to 2% of the payment amount or (ii) to accelerate the payment by the Company of all amounts due pursuant to the TEG-DBS Note.

     In connection with the acquisition of the Company's Rural DIRECTV Market in Missoula, Montana, the Company issued a note payable in favor of Western Montana Entertainment Television, Inc. in the principal amount of $3.75 million, dated December 22, 1997 (the "Western Montana Note"). The Western Montana Note bears interest at an annual rate of 7%. Four annual installments of principal and interest of $1,121,868 are payable commencing January 5, 1999. The Western Montana Note is secured by a letter of credit.

     In connection with the acquisition of the Company's Rural DIRECTV Market in Enfield, North Carolina, the Company issued a note payable in favor of Halifax Electric Membership Corporation in the principal amount of $5.0 million, dated May 8, 1998 (the "Halifax Note"). The Halifax Note bears interest at an annual rate of 7%. Interest is payable in quarterly installments. Principal is payable in equal annual installments of $1.0 million on January 1 of each year, commencing January 1, 1999. The Halifax Note is secured by a letter of credit.

     In connection with the acquisition of the Company's Rural DIRECTV Market in Summerdale, Alabama, the Company issued a note payable in favor of Baldwin County Electric Membership Corporation in the principal amount of $5.16 million, dated June 29, 1998 (the "Alabama Note"). The Alabama Note bears interest at an annual rate of 8%. Principal and accrued interest is payable, in full, on January 15, 1999. The Alabama Note is secured by a letter of credit.

     The TEG-DBS Note, the Western Montana Note, the Halifax Note and the Alabama Note are collectively referred to herein as the "Seller Notes."

                          DESCRIPTION OF THE NEW NOTES

     The New Notes will be issued under the Indenture, a copy of which will be made available to holders of Old Notes upon request. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and prospective holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. As used in this section, the "Company" refers to Golden Sky Systems, Inc. only. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

     The New Notes will be general senior subordinated obligations of the Company secured to the limited extent described under "-- Escrow Account." The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the New Notes are payable, and the New Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). No service charge will be made for any registration of transfer, exchange or redemption of the New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

     The New Notes are limited to $195,000,000 aggregate principal amount and will mature on August 1, 2006. Interest on the New Notes will accrue at a rate of 12 3/8% per annum and will be payable in cash semi-annually in arrears on each February 1 and August 1 (each, an "Interest Payment Date"), commencing February 1, 1999, to registered holders of New Notes on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date. Interest on the New Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults on any payment in respect of the New Notes (whether upon redemption or otherwise), interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue on the amount in default at the rate of interest borne by the New Notes.

REDEMPTION

     Optional Redemption. The New Notes will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................     112%
2004........................................................     110%
2005 and thereafter.........................................     108%

     Optional Redemption upon Public Equity Offerings. On or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the New Notes, at a redemption price in cash equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings (provided that, in the case of any such Public Equity Offering or Public Equity Offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that not less than 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any sale resulting in the requisite gross proceeds.

     Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the New Notes. However, (i) following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding New Notes at a price equal to 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding New Notes at a price equal to 100% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. See "-- Change of Control" and "-- Certain Covenants -- Disposition of Proceeds of Asset Sales."

     Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the New Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No New Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at its registered address. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original New Note. Upon giving of a redemption notice, interest on New Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such New Notes will cease to be outstanding.

ESCROW ACCOUNT

     The New Notes will be collateralized, pending disbursement pursuant to the Escrow Agreement, by a pledge of the Escrow Account (funds and investments held from time to time in the Escrow Account are referred to as the "Escrow Collateral"). The Escrow Account represents funds that, together with the proceeds from the investment thereof, will be sufficient to pay interest on the outstanding Notes for the first four scheduled interest payments (but not any Additional Interest that may arise under the Registration Rights Agreement).

     The Escrow Agreement provides for the grant by the Company to the Trustee, for the benefit of the holders, of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of the Company's secured obligations under the Indenture and the Notes, as provided in the Escrow Agreement. The Liens created by the Escrow Agreement are intended to be first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

     Pursuant to the Escrow Agreement, funds may be disbursed from the Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the lesser of (i) the excess of the amount sufficient to pay interest through and including August 1, 2000 on the Notes not so retired and (ii) the interest payments that have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on August 1, 2000 shall be paid to the Company if no Default then exists under the Indenture).

     The Escrow Agreement provides that Escrow Collateral contained in the Escrow Account be held by the Escrow Agent, as directed by the Company, in the form of cash and certain other permitted investments in which it will maintain a perfected security interest. Funds contained in the Escrow Account have been invested in Government Securities, and interest earned on Government Securities will be placed in the Escrow Account. Upon the acceleration of the maturity of the Notes, the Escrow Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to the secured obligations under the Notes and the Indenture. Under the Escrow Agreement, assuming that the Company makes the first four scheduled interest payments on the Notes in a timely manner with funds or Government Securities held in the Escrow Account, all of the Government Securities will be released from the Escrow Account.

CHANGE OF CONTROL

     The Indenture provides that, following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will be obligated, within 30 days after the Change of Control Date, to make an offer to purchase (a "Change of Control Offer") on a business day not later than the 60th day following the Change of Control Date (the "Change of Control Payment Date") all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Company will be required to purchase all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described herein. The Company's failure to comply with the two immediately preceding sentences shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "-- Events of Default."

     In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control Date, be obligated to mail to each holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer will be required to be kept open for a period of at least 20 business days.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of Notes seeking to accept the Change of Control Offer. If the Company fails to purchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "-- Events of Default" below.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer, and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default under the Indenture.

SUBORDINATION

     The payment of all Obligations on the New Notes will be subordinated in right of payment, as described below, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to Senior

Indebtedness. To the extent holders of Notes realize upon Escrow Collateral prior to the Release Date following an exercise of remedies under the Indenture, the following subordination provisions will not apply.

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Obligations with respect to Senior Indebtedness must be paid in cash or cash equivalents in full before any payment or distribution (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") is made on account of the Obligations with respect to the Notes or for the acquisition, redemption or other purchase of any Obligations with respect to the Notes for cash, property or otherwise.

     During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period and after receipt by the Trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") shall be made on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, neither the Company nor any other Person on its behalf shall make any payment or distribution of any kind or character (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") may be made by the Company on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period will commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and will end on the earliest to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 360 consecutive days. No Non-payment Event of Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period based upon any new events that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or any holder of any Note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered to the holders (or their representative) of Designated Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds that would be otherwise payable to the holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.


     As of September 30, 1998, on a Pro Forma basis, the Company would have had outstanding $63.3 million of Senior Indebtedness and $66.8 million of availability under the Credit Facility. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness that is senior to the Notes, but prohibits the incurrence of any Indebtedness contractually subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the Notes. See "Risk Factors -- Subordination of the Notes" and "Risk Factors -- Asset Encumbrances."



     Each guarantee of the Notes by the Guarantors is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.


CERTAIN COVENANTS

     Set forth below are certain covenants that are contained in the Indenture.

     Limitation on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that the Company will be permitted to Incur Indebtedness, and any Restricted Subsidiary will be able to Incur Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to such Incurrence (including the application of the net proceeds therefrom), the Debt to Operating Cash Flow Ratio of the Company would be less than or equal to 6.5 to 1.0.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in the covenant "Limitation on Additional Indebtedness"; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) the difference between (x) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted

     Payment and (y) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment, plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date, plus
     (c) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (iv) of the following paragraph) made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (f) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below and minus (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (d) of the definition of Permitted Indebtedness at the time of such Restricted Payment. For purposes of the preceding clauses
     (b) and (c) and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Company upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash received by the Company upon the conversion, exchange or exercise thereof.

     The provisions of this covenant shall not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Equity Interests); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Subsidiary of the Company) of, (A) Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause (iii) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; (iv) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time; (v) the making of any Investment in or payment of any dividend or distribution to Holdings for bona fide costs and operating expenses of Holdings directly related to the operations of the Company and its Subsidiaries; and (vi) the payment of any dividend or distribution to Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Holdings held by employees or former employees of Holdings, the Company or any Subsidiary of Holdings or the Company (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Company, Holdings or any such Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv) and (vi) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii) and (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Limitation on Other Senior Subordinated Debt. The Indenture provides that the Company will not, directly or indirectly, Incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any other Indebtedness of the Company and (ii) senior in right of payment to the Notes.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom to secure any Indebtedness unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(ii) in all other cases, contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for as long as such Indebtedness is secured by such Lien except for (i) Liens on property or assets of the Company (other than the Escrow Account) securing any Senior Indebtedness or on property or assets of Restricted Subsidiaries securing guarantees of Senior Indebtedness or on any property or assets of the Company or any Restricted Subsidiary securing any unsubordinated Indebtedness of any Restricted Subsidiary, (ii) Permitted Liens on property or assets (other than the Escrow Account) or (iii) Liens on the Escrow Account to secure the Notes.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility or such other agreement on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any

Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices (including, without limitation, non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services); (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "-- Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; or (vii) refinancing Indebtedness permitted under clause (h) of the definition of Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

     Disposition of Proceeds of Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Permitted Business and/or (C) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (C), such Person becomes a Wholly Owned Restricted Subsidiary; provided, however, that, in the case of sales pursuant to clauses (B) and (C) not involving solely an exchange of a Permitted Business and cash (if any), if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries. Notwithstanding the foregoing, during the term of the Notes, the Company and the Restricted Subsidiaries may engage in Asset Sales involving $10.0 million or more without complying with clause (b) of the first sentence of this paragraph.

     Notwithstanding the foregoing, the Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) apply such Net Cash Proceeds to repay Specified Indebtedness and, by written notice to the Trustee and the holders (the "Permitted Debt Reduction"), elect to permanently reduce the amount of Specified Indebtedness that may be incurred as Permitted Indebtedness under the covenant "Limitation on Additional Indebtedness" by an amount equal to the amount of such Net Cash Proceeds; or (iii) apply such Net Proceeds to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof or (iv) any combination of the foregoing.

     To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i),
(ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an offer to purchase ("Offer to Purchase") all outstanding Notes up to a maximum principal amount of Notes equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of Notes, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     In the event that the terms of any Other Pari Passu Indebtedness requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Unutilized Net Cash Proceeds otherwise required to be used to make an Offer to Purchase to make an offer to purchase or to retire such Other Pari Passu Indebtedness and to make an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds available to be applied to purchase the Notes is not less than the Note Pro Rata Share. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under the Indenture as the Purchase Date in respect thereof pursuant to any Other Indebtedness.

     With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount of the Notes tendered pursuant to such Offer to Purchase exceeds the Note Pro Rata Share to be applied to the purchase thereof, such Notes shall be purchased pro rata based on the principal amount of such Notes tendered by each holder.

     In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each holder of Notes shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering holders as described above.

     Limitation on Issuances and Sales of Preferred Equity Interests by Restricted Subsidiaries. The Indenture provides that the Company (i) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

     Limitations on Conduct of Business of the Company. The Company will not, and will not permit any of the Restricted Subsidiaries to, be primarily engaged in any business, except for a Permitted Business.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions that are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, such approval to be evidenced by a board resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above; (v) loans, advances and reimbursements to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and (vii) the sale of products or property by any Person to the Company or a Restricted Subsidiary, or by the Company or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice and (viii) the issuance and sale by the Company of Qualified Equity Interests.

     Limitation on Guarantees by and Certain Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to (x) any Indebtedness of the Company or (y) any Indebtedness of any such Restricted Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary, except for Indebtedness incurred under clause (f), (g) or (j) of the definition of "Permitted Indebtedness," unless, in either such case, (a) such Restricted Subsidiary executes and delivers, or has executed and delivered, a supplemental indenture to the Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by the Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions not less favorable to the holders of the Notes than those contained in the indenture or similar document governing such subordinated Indebtedness. Any Restricted Subsidiary that has provided a Guarantee is herein referred to as a "Guarantor." The Company may elect to cause any Restricted Subsidiary to become a Guarantor. Any Guarantee shall contain subordination provisions and definitions that are substantively the same as those applicable to the Notes.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any such Restricted Subsidiary, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph or otherwise; or
(ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.


     The Notes are unconditionally guaranteed, on a senior subordinated basis, by GSS's subsidiaries Argos Support Services Company and PrimeWatch, Inc. Each guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.


     Reports. The Indenture provides that, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each holder of Notes and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement, file with the SEC (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

     Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso in "-- Limitation on Additional Indebtedness" above; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of or subclause (iv) of the second paragraph "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

     Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary distributes, directly or indirectly, DIRECTV Services pursuant to an agreement with the NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any such agreement.

     Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on Restricted Payments" above and "-- Disposition of Proceeds of Asset Sales" above.

     (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted

Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture, the Escrow Agreement and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness under the proviso in "-- Limitation on Additional Indebtedness" above; and (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which the Company is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Company under the Notes, the Indenture, the Escrow Agreement and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Indenture, the Escrow Agreement, the Registration Rights Agreement and the Notes.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30 day grace period shall be inapplicable for the first four interest payments due on the Notes); or

          (ii) default in the payment of the principal of or premium, if any, on the Notes when due (including the failure to make a payment to purchase Notes pursuant to a Change of Control Offer); or

          (iii) default in the performance, or breach, of any covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" or
     "-- Consolidation, Merger, Sale of Assets, Etc."; or

          (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the
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

     Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); or

          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Company or a Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded or amended prior to any declaration of acceleration of the Notes); or

          (vi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable or any Guarantor shall assert or acknowledge in writing the invalidity of its Guarantee.

          (vii) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Company or any of the Company's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired; or

          (viii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company, any Guarantor or any of the Company's Significant Restricted Subsidiaries shall have occurred.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, but subject to the provisions limiting payment described above under "-- Subordination," will become immediately due and payable; provided, however, that if there are any amounts or commitments outstanding under the Credit Facility if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under the Credit Facility, but only if such Event of Default is then continuing and (viii) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility. If an Event of Default specified in clause (viii) of the preceding paragraph with respect to the Company occurs under the Indenture, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

     Any such declaration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Amendment and Waivers" below.

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

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the holders of the Notes notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "Consolidation, Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the holders of a majority in aggregate principal amount of outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE

     The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

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

AMENDMENT AND WAIVERS

     From time to time, the Company, when authorized by resolutions of the Company's board of directors, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,
(ii) change the currency in which any Notes or amounts owing thereon are payable, (iii) reduce the percentage of the aggregate principal amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof, (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes, (ix) release any Guarantee except in compliance with the terms of the Indenture or (x) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

REGARDING THE TRUSTEE AND ESCROW AGENT

     State Street Bank and Trust Company of Missouri, N.A. serves as Trustee under the Indenture and Escrow Agent under the Escrow Agreement.

GOVERNING LAW

     The Indenture and the Escrow Agreement provides that the Indenture and the Notes and the Escrow Agreement, respectively, are governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the Indenture or the Escrow Agreement. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in the Registration Rights Agreement.

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

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Certain Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments" above.

     "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition; (ii) time deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any

State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above and entered into with any bank meeting the qualifications specified in clause (ii) above; and (v) money market funds that invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company are converted into or exchanged for (1) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office; or (d) the approval by stockholders of the Company of any liquidation or dissolution of the Company.

     "Change of Control Date" has the meaning set forth under "-- Change of Control" above.

     "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (d) above) for such period.

     "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Company as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating

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

Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "DBS" means direct broadcast satellite.

     "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness of the Company outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million, if (in the case of Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

     "Designation" has the meaning set forth in "-- Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Company's Board of Directors other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

     "Escrow Account" shall mean the account established in the name of the Escrow Agent and funded by the Company on the Closing Date pursuant to the Indenture.

     "Escrow Agent" means the Trustee (or any duly appointed successor thereto).

     "Escrow Agreement" means the Escrow Agreement dated as of July 31, 1998 between the Company and the Trustee, as trustee and as escrow agent.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. and all other activities relating thereto or arising therefrom.

     "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Company.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Company of Qualified Equity Interests of the Company in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

     "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing substantially in investments of the types described in clauses (a) through (d) above.

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

     "Note Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Notes outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

     "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness, including the Notes.

     "Offer" has the meaning set forth under "-- Certain
Covenants -- Disposition of Proceeds of Asset Sales."

     "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

     "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

     "Permitted Business" means those businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

     "Permitted Holders" any of (i) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners, LLC and (ii) their respective Affiliates.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Notes and the Indenture and other Indebtedness of the Company, and any guarantee thereof by a Guarantor, so long as the aggregate principal amount of such Indebtedness and of the Notes does not exceed $195.0 million;

          (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

          (c) (1) Indebtedness under the Credit Facility of the Company, and, without duplication, any guarantee thereof by a Guarantor, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter); and (2) Indebtedness of the Company, and, without duplication, any guarantee thereof by a Guarantor, incurred to fund Asset Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under the Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, which amount shall be reduced by any permanent reduction of commitments thereunder;

          (d) Indebtedness of the Company such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (d) and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity;

          (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or any Restricted Subsidiary) or (ii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and the Restricted Subsidiaries for such disposition;

          (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of the covenant "Limitation on Additional Indebtedness" or clause
     (a), (b), (c)(2), (i) or (k) of this definition; provided, however, that
     (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of an reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes or a Guarantee may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes (and supported by a guarantee that is pari passu or subordinate in right of payment with such Guarantee), and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this definition, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clause (b) of this definition may only be refinanced with Indebtedness of the Company;

          (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph
     (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause
     (c) of this definition;

          (j) Indebtedness in the form of Liens permitted under clause (b) of the definition of Permitted Liens; and

          (k) in addition to the items referred to in subparagraphs (a) through
     (j) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (k)) having an aggregate principal amount for the Company and the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

     Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (c) Investments in the Company by any Restricted Subsidiary; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (f) Interest Rate Protection Obligations; (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales"); (h) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (i) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (j) Investments in Marketable Securities by the Escrow Agent and held in the Escrow Account; and
(k) Permitted Acquisition Deposits.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture, (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued) and (d) the principal amount thereof shall not exceed the principal amount and accrued and unpaid interest of the Notes in respect of which such securities are issued.

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting front the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "-- Certain
Covenants -- Limitation on Additional Indebtedness" above, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business; (1) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests; and (n) Liens on the proceeds of Indebtedness that are pledged (or any Investment made therewith are pledged) to secure payments in respect of such Indebtedness.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means an underwritten public offering of Equity Interests (other than Disqualified Equity Interests) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Seller Notes" means any promissory notes issued by the Company to any Person selling any assets or properties to the Company or any Restricted Subsidiary in an Asset Acquisition, including those outstanding on the Issue Date.

     "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under standby letters of credit; and (d) all other Obligations relating to Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such

Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause
(d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (v), (vii) or (viii) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Specified Indebtedness" means (i) any Senior Indebtedness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guarantor) that is not subordinated to any other Indebtedness of such Restricted Subsidiary; provided that, to the extent such Indebtedness has been guaranteed, it must have been guaranteed by a Guarantor on a senior basis.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantees of such Guarantor, as applicable.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

     "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company by the Company) of its Qualified Equity interests after the Issue Date, plus (b) the aggregate net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of the Company) of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (a) of clause
(iii) of the first paragraph under the "Limitation on Restricted Payments" covenant, plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause
(c), plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK ENTRY; DELIVERY AND FORM

     The Old Notes were initially issued in the form of a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note was deposited on the date of the closing of the Old Notes Offering with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of the DTC.

     The Global Note. Pursuant to procedures established by DTC, (i) upon the issuance of the Global Note, DTC or its custodian credited, on its internal system, the principal amount of Old Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the Global Note is shown on, and the transfer of such ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially were designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note were limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or directly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Note are made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, credits participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the Global Note held through such participants are governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments are the responsibility of such participants.

     Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and are settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes (including principal, premium, if any, and interest) be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the New Notes.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange the New Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any New Note selected for redemption. Also, the Registrar is not required to transfer or exchange any New Note for a period of 15 days before a selection of the New Notes to be redeemed.

     The registered holder of a New Note will be treated as the owner of it for all purposes.

GOVERNING LAW

     The Indenture and the New Notes are governed by and construed in accordance with the laws of the State of New York.

THE TRUSTEE

     The Trustee acts as trustee under the Indenture and may, from time to time, act as depositary for funds of, make loans to, arid perform other services for, the Company in the ordinary course of business.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes certain United States federal income tax consequences of the exchange of Old Notes for New Notes as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

EXCHANGE OF NOTES

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to a holder exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the New Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has no arrangement or understanding with any broker or dealer to distribute the New Notes received in the Exchange Offer.

     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, New York, New York.

                                    EXPERTS


     The (i) consolidated financial statements of the Company for the year ended December 31, 1997 and for the period from Inception (June 25, 1996) to December 31, 1996, (ii) financial statements of Images DBS Kansas, L.C. for the years ended December 31, 1996 and 1995, (iii) financial statements of Images DBS Oklahoma, L.C. for the years ended December 31, 1996 and 1995, (iv) financial statements of Total Communications, Inc. for the years ended December 31, 1996 and 1995, (v) financial statements of JECTV for the years ended December 31, 1996, 1995, and 1994, (vi) financial statements of Direct Vision for the years ended December 31, 1996, 1995, and 1994, (vii) financial statements of Direct Broadcast Satellite (a segment of CTS Communication Corporation) for the periods ended December 31, 1996, 1995, and 1994, (viii) financial statements of Argos Support Services Company for the years ended December 31, 1996 and 1995, (ix) financial statements of Satellite Entertainment, Inc. for the years ended December 31, 1996, 1995 and 1994 and (x) financial statements of GVEC Rural TV, Inc. for the years ended December 31, 1996, 1995 and 1994, appearing in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

     The financial statements of Triangle Communication System, Inc. for each of the years in the three-year period ended December 31, 1997 have been audited by Eide Helmeke PLLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.


     The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS for each of the years in the three-year period ended December 31, 1996 and for the year ended December 31, 1997 have been audited by Loucks & Glassley, pllp, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

     The financial statements of South Plains DBS Limited Partnership for each of the years in the two-year period ended December 31, 1996 have been audited by Bolinger, Segars, Gilbert & Moss, L.L.P., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Direct Broadcast Satellite (a segment of Nemont Communications Inc.) for the year ended December 31, 1997 have been audited by CHMS, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.


     The financial statements of PrimeWatch, Inc. for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                         INDEX TO FINANCIAL STATEMENTS


                                                               PAGE
                                                               -----
GOLDEN SKY SYSTEMS, INC.
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
  Condensed Consolidated Balance Sheets as of September 30,
     1998 (unaudited) and December 31, 1997.................     F-2
  Condensed Consolidated Statements of Operations for the
     nine-month periods ended September 30, 1998 and 1997
     (unaudited)............................................     F-3
  Condensed Consolidated Statements of Cash Flows for the
     nine-month periods ended September 30, 1998 and 1997
     (unaudited)............................................     F-4
  Notes to Condensed Consolidated Financial Statements
     (unaudited)............................................     F-5
FISCAL YEAR 1997 AND FOR THE PERIOD FROM INCEPTION (JUNE 25,
  1996) THROUGH DECEMBER 31, 1996
  Independent Auditors' Report..............................    F-11
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................    F-12
  Consolidated Statements of Operations for the year ended
     December 31, 1997 and for the period from inception
     (June 25, 1996) through December 31, 1996..............    F-13
  Consolidated Statements of Stockholder's Equity (Deficit)
     for the year ended December 31, 1997 and for the period
     from inception (June 25, 1996) through December 31,
     1996...................................................    F-14
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1997 and for the period from inception
     (June 25, 1996) through December 31, 1996..............    F-15
  Notes to Consolidated Financial Statements................    F-16
FINANCIAL STATEMENTS OF INCLUDED ACQUISITIONS
  Triangle Communications System, Inc. .....................    F-27
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................    F-37
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........    F-53
  South Plains DBS Limited Partnership......................    F-62
  Images DBS Kansas, L.C. ..................................    F-72
  Images DBS Oklahoma, L.C. ................................    F-81
  Total Communications, Inc. ...............................    F-90
  JECTV (a segment of Jackson Electric Cooperative).........   F-100
  Direct Vision (a segment of Mankato Citizens Telephone
     Company)...............................................   F-110
  Direct Broadcast Satellite (a segment of CTS Communication
     Corporation)...........................................   F-118
  Argos Support Services Company............................   F-126
  Satellite Entertainment, Inc. (a wholly-owned subsidiary
     of Ace Telephone Association)..........................   F-135
  GVEC Rural TV, Inc. ......................................   F-144
  Direct Broadcast Satellite (a segment of Nemont
     Communications Inc.)...................................   F-154
  PrimeWatch, Inc. .........................................   F-163

                            GOLDEN SKY SYSTEMS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS


                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $ 31,001        $ 13,632
  Restricted cash, current portion..........................      23,534              --
  Subscriber receivables....................................       6,526           3,843
  Other receivables.........................................       1,454             335
  Earnest deposits..........................................         916              --
  Inventory.................................................      10,780           2,174
  Prepaid expenses..........................................         846             127
                                                                --------        --------
          Total current assets..............................      75,057          20,111
Restricted cash, net of current portion.....................      27,406              --
Property and equipment (net of accumulated depreciation of
  $2,537 and $510, respectively)............................       4,494           2,936
Intangible assets, net......................................     184,787         129,896
Deferred financing costs....................................      10,563           3,106
Other assets................................................         210             187
                                                                --------        --------
          Total assets......................................    $302,517        $156,236
                                                                ========        ========
                           LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Trade accounts payable....................................    $ 11,731        $  8,471
  Current maturities of other notes payable and obligations
     under capital leases...................................       9,903           2,538
  Payable to parent.........................................          12             586
  Unearned revenue..........................................       4,509           2,630
  Interest payable..........................................       4,683             786
  Accrued payroll and other liabilities.....................       1,177           1,273
                                                                --------        --------
          Total current liabilities.........................      32,015          16,284
Long-term obligations, net of current portion:
  Senior Notes..............................................     195,000              --
  Credit Facility...........................................      35,000              --
  Credit Agreement..........................................          --          60,000
  Other notes payable and obligations under capital leases,
     net of current maturities..............................       7,398           6,575
  Minority interest.........................................       2,634           2,928
                                                                --------        --------
          Total long-term obligations, net of current
            maturities......................................     240,032          69,503
                                                                --------        --------
          Total liabilities.................................     272,047          85,787
Commitments and contingencies...............................          --              --
Stockholder's Equity:
  Common stock, par value $.01; 1,000 shares authorized,
     issued and outstanding.................................          --              --
  Additional paid-in capital................................      87,400          87,400
  Accumulated deficit.......................................     (56,930)        (16,951)
                                                                --------        --------
          Total stockholder's equity........................      30,470          70,449
                                                                --------        --------
          Total liabilities and stockholder's equity........    $302,517        $156,236
                                                                ========        ========


     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                1998      1997
                                                              --------   -------
Revenue:
  DBS services..............................................  $ 50,139   $ 8,462
  Lease and other...........................................       751       675
                                                              --------   -------
          Total revenue.....................................    50,890     9,137
Costs and Expenses:
  Cost of DBS services......................................    29,764     4,868
  System operations.........................................     7,317     2,076
  Sales and marketing.......................................    19,560     2,898
  General and administrative................................     4,737     1,593
  Depreciation and amortization.............................    15,814     4,352
                                                              --------   -------
          Total costs and expenses..........................    77,192    15,787
                                                              --------   -------
Operating loss..............................................   (26,302)   (6,650)
Non-operating items:
  Interest and investment income............................       866        21
  Interest expense..........................................   (11,966)   (1,389)
                                                              --------   -------
          Total non-operating items.........................   (11,100)   (1,368)
                                                              --------   -------
Net loss before income taxes................................   (37,402)   (8,018)
Income taxes................................................        --        --
                                                              --------   -------
Net loss before extraordinary charge........................   (37,402)   (8,018)
Extraordinary charge on early retirement of debt............    (2,577)       --
                                                              --------   -------
Net loss....................................................  $(39,979)  $(8,018)
                                                              ========   =======

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Operating activities:
  Net loss..................................................  $(39,979)  $ (8,018)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................    15,814      4,352
     Amortization of deferred financing costs...............       563        102
     Extraordinary charge on early retirement of debt.......     2,577         --
     Change in operating assets and liabilities, net of
      acquisitions:
       Subscriber receivables, net of unearned revenue......      (737)      (143)
       Other receivables....................................    (1,119)      (356)
       Inventory............................................    (8,538)      (370)
       Prepaid expenses and other assets....................      (707)      (532)
       Trade accounts payable...............................     3,260      1,446
       Payable to parent....................................      (574)        --
       Interest payable.....................................     3,897        312
       Accrued payroll and other liabilities................      (132)       419
                                                              --------   --------
Net cash used in operating activities.......................   (25,675)    (2,788)
Investing activities:
  Acquisitions of Rural DIRECTV Markets.....................   (59,517)   (81,548)
  Offering proceeds and investment earnings placed in
     escrow.................................................   (50,940)        --
  Release (payment) of earnest deposits.....................      (916)       320
  Purchases of property and equipment.......................    (2,408)      (405)
                                                              --------   --------
Net cash used in investing activities.......................  (113,781)   (81,633)
Financing activities:
  Proceeds from issuance of notes payable...................        --      2,115
  Principal payments on notes payable.......................    (2,359)    (2,815)
  Proceeds from issuance of preferred stock.................        --     35,362
  Borrowings under the Credit Facility......................    30,000         --
  Borrowings under the Credit Agreement.....................    28,000     54,000
  Principal payments on the Credit Facility.................   (83,000)        --
  Increase in deferred financing costs......................    (4,747)    (2,875)
  Net proceeds from issuance of Senior Notes................   189,150         --
  Principal payments on obligations under capital leases....      (219)        (3)
                                                              --------   --------
Net cash provided by financing activities...................   156,825     85,784
                                                              --------   --------
Net increase in cash and cash equivalents...................    17,369      1,363
Cash and cash equivalents, beginning of period..............    13,632        479
                                                              --------   --------
Cash and cash equivalents, end of period....................  $ 31,001   $  1,842
                                                              ========   ========
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest....................................  $  7,506   $    975
  Retirement of Credit Agreement from borrowings under the
     Credit Facility........................................    88,000         --
  Issuance of other notes payable in acquisitions...........    10,157      4,850
  Conversion of note and subscriptions to preferred stock...        --      6,249
  Property and equipment acquired under capitalized lease
     obligations............................................       609        312

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)
1. ORGANIZATION AND BUSINESS ACTIVITIES

  Principal Business

     Golden Sky Systems, Inc. ("Golden Sky" or the "Company") is a Delaware corporation formed in June 1996 for the purpose of acquiring, owning and operating rural direct broadcast satellite ("DBS") television markets throughout the United States. Golden Sky is an affiliated associate member of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") to provide exclusive marketing rights for distribution of DIRECTV DBS programming services in certain U.S. rural markets ("Rural DIRECTV Markets"). The aforementioned marketing rights provide the owner thereof exclusive rights to distribute DIRECTV programming services within the applicable contract area. As of September 30, 1998, the Company had acquired the operating rights to 39 Rural DIRECTV Markets in 22 states (representing an aggregate of 1.5 million television households). As of that same date, the Company had entered into contracts or binding letters of intent to acquire the operating rights to an additional five Rural DIRECTV Markets, representing an aggregate of approximately 266,000 television households. As of September 30, 1998, Golden Sky provided DIRECTV programming services to approximately 176,300 subscribers.

     Golden Sky is a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("GSH"). GSH is a Delaware corporation formed in September 1997 for the purpose of holding all common and preferred stock of the Company. Upon formation of GSH, all Golden Sky shareholders were issued equivalent shares of GSH's stock with identical features to Golden Sky's common and preferred stock. GSH has no significant operations, assets or liabilities other than its investment in Golden Sky.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in Golden Sky's audited consolidated financial statements for the year ended December 31, 1997.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

                            GOLDEN SKY SYSTEMS, INC.

  Advertising Costs

     Advertising costs, which are expressed as incurred, aggregated $1.4 million and $813,000 and $3.9 million and $675,000 during the three-month and nine-month periods ended September 30, 1998 and 1997, respectively.

  Effects of Recently Issued Accounting Pronouncements

     Golden Sky adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS No. 130") during the first quarter of 1998. FAS No. 130 established new rules for the reporting and display of comprehensive income and its components, however it has no impact on net income or stockholder's equity. Golden Sky has no components of comprehensive income other than net loss and thus, adoption of FAS No. 130 had no effect on the Company's financial statements.

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, Golden Sky has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the financial position or results of operations of the Company.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As the Company previously has expensed all such costs, the adoption of SOP 98-5 is not expected to have a material effect on the Company's results of operations or financial position.

3. ACQUISITIONS AND PENDING TRANSACTIONS


     During the nine months ended September 30, 1998, the Company acquired the principal operating assets (including exclusive operating rights to provide DIRECTV programming) of independent DIRECTV providers operating in the following Rural DIRECTV Markets:



     - Montana and Wyoming -- acquired from Direct Broadcast Satellite, segment of Nemont Communications Inc., on January 14, 1998.



     - Montana -- acquired from Triangle Communications System, Inc. on January 20, 1998.



     - North Carolina -- acquired from PrimeWatch, Inc. on May 8, 1998.



     Also during the nine months ended September 30, 1998, the Company acquired from independent DIRECTV providers exclusive operating rights to provide DIRECTV programming in the following Rural DIRECTV Markets:



     - Iowa -- acquired from Wyoming Mutual Telephone on January 21, 1998.



     - Oregon -- acquired from North Willamette Telephone on March 10, 1998.



     - North Dakota -- acquired from Northwest Communications on March 10, 1998.



     - Colorado -- acquired from Beulahland Communications, Inc. on March 19, 1998.



     - Oregon -- acquired from Direct Broadcast Satellite, a segment of SCS Communications & Security, Inc., on April 20, 1998.



     - Georgia -- acquired from Mega TV on May 11, 1998.

                            GOLDEN SKY SYSTEMS, INC.

     - Alabama -- acquired from Direct Broadcast Satellite, a division of Baldwin County Electric Membership Corporation, on June 29, 1998.



     - Wisconsin -- acquired from Frontier Corporation on July 8, 1998.



     - Texas -- acquired from North Texas Communications on August 6, 1998.



     - Missouri -- acquired from SEMO Communications Corporation on August 26, 1998.



     - Texas -- acquired from DBS Segment of Cumby Cellular, Inc. on August 31, 1998.



     - Iowa -- acquired from Minburn Telephone on September 18, 1998.



     The Company continuously pursues opportunities to acquire additional Rural DIRECTV Markets. The 15 acquisitions described above (the "1998 Acquisitions") represent approximately 332,000 television households and served approximately 33,600 subscribers at the respective acquisition dates. The acquisitions of the 1998 Acquisitions were accounted for using the purchase method. The aggregate purchase price (including direct acquisition costs) for the 1998 Acquisitions totaled $69.7 million (of which $59.5 was paid in cash and $10.2 million was paid in the form of notes payable) and was allocated as follows (dollars in thousands):


Goodwill....................................................   $63,928
Customer lists..............................................     3,858
Non-compete agreements......................................     1,637
Working capital, net........................................       251
                                                               -------
                                                               $69,674
                                                               =======


     Subsequent to September 30, 1998, the Company acquired the operating assets of one Rural DIRECTV Market and the operating rights for three additional Rural DIRECTV Markets. These acquisitions serve approximately 21,800 subscribers in six states. The aggregate purchase price of these acquisitions, which represent approximately 261,000 television households, totaled $53.8 million. Currently, the Company has agreements to acquire the operating rights for two additional Rural DIRECTV Markets for consideration of approximately $10.9 million (the "Pending Acquisitions"). The Pending Acquisitions, which are expected to close in January 1999, represent approximately 40,000 television households and serve approximately 5,800 subscribers. Completion of the Pending Acquisitions is subject to certain contingencies, such as the satisfactory completion of due diligence, and other customary conditions to closing, which may or may not be satisfied. There can be no assurance that the Pending Acquisitions will be consummated.



     The following table reflects unaudited pro forma results of operations of the Company as if the 1998 Acquisitions had been acquired as of January 1, 1998 (dollars in thousands):



                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
Revenue.....................................................    $ 55,089
Net loss....................................................    $(51,962)



     In management's opinion, the unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated on January 1, 1998 or of future operations of the Company.

                            GOLDEN SKY SYSTEMS, INC.

4. INTANGIBLE ASSETS

     Intangible assets consist of the following (dollars in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
Goodwill....................................................    $185,713        $121,969
Customer lists..............................................      13,761           9,903
Non-compete agreements......................................       6,551           4,914
                                                                --------        --------
Total intangible assets.....................................     206,025         136,786
Accumulated amortization....................................     (21,238)         (6,890)
                                                                --------        --------
  Intangible assets, net....................................    $184,787        $129,896
                                                                ========        ========

5. SENIOR NOTES

     On July 31, 1998, the Company consummated an offering (the "Senior Notes Offering") of 12 3/8% Senior Subordinated Notes due 2006 (the "Senior Notes"). Interest on the Senior Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The Senior Notes mature on August 1, 2006. The Senior Notes Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the Senior Notes Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the Senior Notes. As of September 30, 1998, approximately $118.0 million of the remaining net proceeds had been utilized ($83.3 million for the retirement of existing indebtedness and related accrued interest, $15.0 million in acquisitions, $14.4 million for working capital purposes, and as further described below -- see Note 6, $5.3 million was placed in escrow to cover a portion of the contingent reduction of the Company's availability under the Credit Facility (as defined)).

     The Senior Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The Company is in the process of registering the exchange of the privately issued notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). The Senior Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness. The Senior Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Company.

     The Senior Notes are redeemable, in whole or in part, at the option of the Company on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of the Company or GSH yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by GSH, all the net proceeds thereof are contributed to the Company); provided, further that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of Notes.

     The indenture related to the Senior Notes (the "Senior Notes Indenture") contains restrictive covenants that, among other things, impose limitations on the ability of the Company to incur additional indebtedness,

                            GOLDEN SKY SYSTEMS, INC.

pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the Senior Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In the event of a change of control, as defined in the Senior Notes Indenture, each holder of Senior Notes will have the right to require the Company to purchase all or a portion of such holder's Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

6. CREDIT FACILITY

     During May 1998, the Company entered into a seven-year, $150.0 million amended credit facility (the "Credit Facility") with a syndicate of lenders. The Credit Facility provides for a term loan commitment of $35.0 million and a revolving loan commitment of $115.0 million. Borrowings under the Credit Facility bear interest at variable rates (approximately 9% at September 30, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of September 30, 1998, no borrowings were outstanding under the Credit Facility's revolving loan commitment. As of that same date, outstanding borrowings under the Credit Facility's term loan commitment totaled $35.0 million.

     The Credit Facility provides the lenders with the right to reduce the aggregate term loan and revolving loan commitments by 50% of the amount by which the "aggregate principal amount" of senior subordinated debt issued by the Company exceeds $150.0 million. As previously described, the Senior Notes Offering resulted in net proceeds to the Company of approximately $144.0 million (after consideration of the proceeds placed in the interest escrow account). If the relevant provision of the Credit Agreement is interpreted to apply to the net proceeds of the Senior Notes Offering, the lenders would have no right to reduce their commitments; if the provision is interpreted to apply to the gross proceeds of the Senior Notes Offering, the lenders would have such a right. In an attempt to clarify the application of this provision, the Company has requested a waiver from the lenders of their possible technical right to effect a reduction in the total commitment amount of the Credit Facility. In the event this waiver request is not granted by the lenders, the Credit Facility's aggregate term loan and revolving loan commitments could be reduced by $22.5 million. Similarly, the aggregate amount of indebtedness permitted by the Senior Notes Indenture would be reduced by a like amount. Any such reductions in the Company's Credit Facility and maximum permitted indebtedness could adversely affect its ability to finance potential future acquisitions of Rural DIRECTV Markets and its operations. As a result, the Company may be required to obtain additional equity or other financing. There can be no assurance that such equity or other financing would be available on terms acceptable to the Company, or if available, that the proceeds of such financing would be sufficient to enable the Company to completely execute its business plan.

7. RECLASSIFICATIONS TO THE STATEMENTS OF OPERATIONS


     Golden Sky subsidizes the cost to the consumer of DBS set-top boxes, antennae and related equipment ("DBS Equipment") required to receive DIRECTV programming services. Additionally, Golden Sky subsidizes the cost to the consumer of installation of DBS Equipment. During the nine months ended September 30, 1998 and 1997, aggregate proceeds from the sale and installation of DBS Equipment totaled $7.8 million and $1.5 million, respectively; related cost of sales totaled $15.2 million and $1.8 million during those same periods. Net transaction costs associated with the sale and installation of DBS equipment are expensed as incurred and reported as a component of sales and marketing expenses in the accompanying statements of operations. Previously, Golden Sky reflected revenues from equipment and installation sales and related costs (to the extent of sales) as separate components in its statements of operations. Certain other prior quarter and year amounts have been reclassified to conform with the current period presentation. The

                            GOLDEN SKY SYSTEMS, INC.

following reflects the Company's statements of operations for the quarterly periods ended March 31, 1998 and June 30, 1998, and for the six months ended June 30, 1998, as revised to reflect the reclassifications described above (dollars in thousands).

                                                          THREE MONTHS ENDED
                                                    ------------------------------   SIX MONTHS ENDED
                                                    MARCH 31, 1998   JUNE 30, 1998    JUNE 30, 1998
                                                    --------------   -------------   ----------------
Revenue:
  DBS services....................................     $13,884         $ 16,582          $ 30,466
  Lease and other.................................         245              267               512
                                                       -------         --------          --------
Total revenue.....................................      14,129           16,849            30,978
Costs and Expenses:
  Cost of DBS services............................       8,250            9,676            17,926
  System operations...............................       1,787            2,390             4,177
  Sales and marketing.............................       4,670            6,617            11,287
  General and administrative......................       1,108            1,567             2,675
  Depreciation and amortization...................       4,348            5,405             9,753
                                                       -------         --------          --------
Total costs and expenses..........................      20,163           25,655            45,818
Operating loss....................................      (6,034)          (8,806)          (14,840)
Non-operating items:
  Interest and investment income..................          28                1                29
  Interest expense................................      (2,281)          (2,956)           (5,237)
                                                       -------         --------          --------
Total non-operating items.........................      (2,253)          (2,955)           (5,208)
                                                       -------         --------          --------
Net loss before income taxes......................      (8,287)         (11,761)          (20,048)
Income taxes......................................          --               --                --
                                                       -------         --------          --------
Net loss before extraordinary charge..............      (8,287)         (11,761)          (20,048)
Extraordinary charge on early retirement of
  debt............................................          --           (2,577)           (2,577)
                                                       -------         --------          --------
Net loss..........................................     $(8,287)        $(14,338)         $(22,625)
                                                       =======         ========          ========

8. COMMITMENTS AND CONTINGENCIES

     In November 1998 and 1999, certain meteoroid events will occur as the earth's orbit passes through the particulate trail of Comet 55P (Tempel-Tuttle). These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites, including DBS satellites. The Company is unable to determine the impact, if any, these meteoroid events could have on the DBS satellites used by Hughes for distribution of DIRECTV programming services. In the event the Hughes DBS satellites were adversely affected by these meteoroid or other events, the Company's business and results of operations could be adversely impacted.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying consolidated balance sheets of Golden Sky Systems, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the year ended December 31, 1997 and for the period from inception (June 25, 1996) through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Systems, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the year ended December 31, 1997 and for the period from inception (June 25, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

April 24, 1998
Kansas City, Missouri

                            GOLDEN SKY SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                1997      1996
                                                              --------   -------
Current assets:
  Cash and cash equivalents.................................  $ 13,632   $   479
  Subscriber receivables (note 2)...........................     3,843       149
  Other receivables.........................................       335       123
  Earnest deposits..........................................        --       320
  Inventory.................................................     2,174        31
  Prepaid expenses..........................................       127        --
                                                              --------   -------
          Total current assets..............................    20,111     1,102
Equipment leased to customers (net of accumulated
  depreciation of $612 and $9) (note 5).....................       909       103
Furniture, fixtures and equipment (net of accumulated
  depreciation of $449 and $7)..............................     2,027        90
Goodwill and other intangible assets (net of accumulated
  amortization of $6,890 and $81) (notes 3 and 4)...........   129,896     5,071
Deferred financing costs (net of accumulated amortization of
  $215).....................................................     3,106        --
Other assets................................................       187        17
                                                              --------   -------
          Total assets......................................  $156,236   $ 6,383
                                                              ========   =======

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Liabilities:
  Current liabilities:
     Current maturities of long-term debt and notes payable
      (notes 3 and 7).......................................  $  2,361   $ 2,450
     Trade accounts payable.................................     8,471       372
     Payable to Parent (note 8).............................       586        --
     Unearned revenue.......................................     2,630       136
     Interest payable.......................................       786        53
     Current maturities of obligations under capital leases
      (note 6)..............................................       177        --
     Accrued payroll and other liabilities..................     1,273        39
                                                              --------   -------
          Total current liabilities.........................    16,284     3,050
  Minority interest in consolidated partnerships (note 3)...     2,928        --
  Long-term debt and notes payable, less current maturities
     (notes 3 and 7)........................................    66,283     2,000
  Obligations under capital leases, less current maturities
     (note 6)...............................................       292        --
                                                              --------   -------
          Total liabilities.................................    85,787     5,050
                                                              --------   -------
Commitments and contingencies (note 11).....................        --        --
Investors' subscription to purchase Series A convertible
  participating redeemable preferred stock..................        --     2,499
Stockholder's equity (deficit)
  Common stock, par value $.01; 1,000 shares authorized,
     issued and outstanding.................................        --        --
  Additional paid-in capital................................    87,400         1
  Accumulated deficit.......................................   (16,951)   (1,167)
                                                              --------   -------
          Total stockholder's equity (deficit)..............    70,449    (1,166)
                                                              --------   -------
          Total liabilities and stockholder's equity
           (deficit)........................................  $156,236   $ 6,383
                                                              ========   =======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
              INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                1997      1996
                                                              --------   -------
Revenue:
  DBS services..............................................  $ 16,452   $   219
  Lease and other...........................................       944        36
                                                              --------   -------
          Total revenue.....................................    17,396       255
                                                              --------   -------
Costs and Expenses:
  Cost of DBS services......................................     9,304       130
  System operations.........................................     3,796        26
  Sales and marketing.......................................     7,316        73
  General and administrative................................     2,331     1,035
  Depreciation and amortization.............................     7,300        97
                                                              --------   -------
          Total costs and expenses..........................    30,047     1,361
                                                              --------   -------
  Operating loss............................................   (12,651)   (1,106)
                                                              --------   -------
Nonoperating items:
  Interest and investment income............................        40         1
  Interest expense..........................................    (3,173)      (62)
                                                              --------   -------
          Total non-operating items.........................    (3,133)      (61)
                                                              --------   -------
          Net loss before income taxes......................   (15,784)   (1,167)
Income taxes (note 10)......................................        --        --
                                                              --------   -------
          Net loss..........................................  $(15,784)  $(1,167)
                                                              ========   =======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
              INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                   ADDITIONAL
                                                         COMMON     PAID-IN     ACCUMULATED
                                                          STOCK     CAPITAL       DEFICIT      TOTAL
                                                         -------   ----------   -----------   --------
Balance at inception (June 25, 1996)...................  $    --    $    --      $     --     $     --
  Issuance of 1,000 shares of common stock.............       --          1            --            1
  Net loss.............................................       --         --        (1,167)      (1,167)
                                                         -------    -------      --------     --------
Balance at December 31, 1996...........................       --          1        (1,167)      (1,166)
  Cancellation of originally issued common stock (note
     9)................................................       --         (1)           --           (1)
  Issuance of 1,000 shares of new common stock (note
     9)................................................       --         --            --           --
  Contribution from Parent (note 9)....................       --     87,400            --       87,400
  Net loss.............................................       --         --       (15,784)     (15,784)
                                                         -------    -------      --------     --------
Balance at December 31, 1997...........................  $    --    $87,400      $(16,951)    $ 70,449
                                                         =======    =======      ========     ========

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
              INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)


                                                                1997       1996
                                                              ---------   -------
Operating activities:
  Net loss..................................................  $ (15,784)  $(1,167)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      7,300        97
     Amortization of deferred financing costs...............        215        --
     Change in operating assets and liabilities, net of
      acquisitions:
       Subscriber receivables, net of unearned revenue......     (2,501)      (13)
       Other receivables....................................       (161)     (123)
       Inventory............................................     (1,604)      (31)
       Prepaid expenses and other assets....................       (203)      (17)
       Payable to Parent....................................        586        --
       Trade accounts payable...............................      7,515       372
       Interest payable.....................................        733        53
       Accrued payroll and other liabilities................        805        39
                                                              ---------   -------
          Net cash used in operating activities.............     (3,099)     (790)
                                                              ---------   -------
Investing activities:
  Acquisitions of rural direct broadcast satellite (DBS)
     territories............................................   (120,051)   (2,806)
  Purchases of furniture, fixtures and equipment............       (998)     (105)
  Deposits..................................................        320      (320)
                                                              ---------   -------
          Net cash used in investing activities.............   (120,729)   (3,231)
                                                              ---------   -------
Financing activities:
  Principal payments on notes payable.......................    (17,818)     (396)
  Proceeds from issuance of notes payable...................     77,116     2,396
  Financing costs...........................................     (3,321)       --
  Proceeds from Investors' subscriptions to purchase
     cumulative participating preferred stock...............         --     2,499
  Proceeds from issuance of Series A CPPS...................     34,289        --
  Cash contributions from Parent............................     46,800        --
  Proceeds from issuance of common stock....................         --         1
  Principal payments on obligations under capital leases....        (85)       --
                                                              ---------   -------
          Net cash provided by financing activities.........    136,981     4,500
                                                              ---------   -------
          Net increase in cash and cash equivalents.........     13,153       479
Cash and cash equivalents, beginning of period..............        479        --
                                                              ---------   -------
Cash and cash equivalents, end of period....................  $  13,632   $   479
                                                              =========   =======
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $   2,225   $     9
                                                              =========   =======
Supplemental disclosure of noncash investing and financing
  activities:
  Issuance of notes payable to seller for acquisitions of
     rural DBS territories (note 7).........................  $   8,600   $ 2,450
  Conversion of notes payable and subscriptions to preferred
     stock (note 7).........................................  $   6,250   $    --
  Capital lease obligations (note 6)........................  $     554   $    --


          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Golden Sky Systems, Inc. (GSS) is a Delaware corporation formed on June 25, 1996 for the purpose of acquiring, owning and operating rural direct broadcast satellite (DBS) television territories throughout the United States. GSS is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribute DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, GSS had the operating rights for certain territories in sixteen states.


     GSS is a wholly owned subsidiary of Golden Sky Holdings, Inc. (the Parent). The Parent is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the common and preferred stock of GSS. Upon the formation of the Parent, GSS issued 1,000 shares of its common stock to the Parent and all the shareholders of the then outstanding preferred stock of GSS were issued equivalent shares of the Parent's stock with identical features to GSS's preferred stock. The Parent has no significant assets or liabilities other than its investment in GSS and intercompany accounts with GSS.


  Principles of Consolidation

     The 1997 consolidated financial statements include the accounts of GSS and its affiliates (the Company). Affiliates include Argos (a wholly-owned subsidiary of GSS) and two partnerships in which GSS has a controlling interest. Significant intercompany transactions and balances have been eliminated. Minority interest in consolidated partnerships represents the cumulative earnings and losses, after capital contributions, attributable to minority partners.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1996, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

  Inventory


     Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories ("DBS Equipment"). GSS subsidizes the cost to the consumer of such equipment, which is required to receive DIRECTV programming services. Additionally, GSS subsidizes the cost to the consumer of installation of DBS Equipment. Equipment and installation revenues, and related expenses, are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the accompanying statements of operations. During the periods ended December 31, 1997 and 1996, aggregate proceeds from the sale and installation of DBS Equipment totaled $3.8 million and $57,000, respectively; related cost of sales totaled $4.6 million and $68,000, respectively.


  Earnest Deposits

     Earnest deposits include amounts deposited in good faith for the purchase of new DBS territories (note 3).

                            GOLDEN SKY SYSTEMS, INC.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and cash equivalents and earnest deposits -- The carrying amounts approximate fair value because of the short maturity of those instruments.

          Receivables and payables -- These assets are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

          Long-term debt and notes payable -- The carrying value of these financial instruments approximates fair value as interest rates are variable or approximate market rates.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally eleven to twelve years. The Company assesses the recoverability of intangible assets by determining whether the amortization of the goodwill balances over their remaining lives can be recovered through undiscounted future operating cash flows of the acquired operations. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, consisting primarily of computer and office equipment, is recorded at cost. Depreciation is over the estimated useful lives which range from two to five years. Included in furniture, fixtures and equipment at December 31, 1997 is $311,000 of unamortized computer software costs.

  Advertising Costs

     Advertising costs, which are expensed as incurred, aggregated $1,440,000 and $33,000, respectively, for the periods ended December 31, 1997 and 1996.

                            GOLDEN SKY SYSTEMS, INC.

  Systems Operations Expense

     Systems Operations expense includes payroll and other administrative costs related to the Company's regional offices.

  Revenue Rights

     Prior to its acquisition, Argos sold revenue rights to investors. These rights entitle investors to receive a percentage of any positive net programming revenue less certain identified costs and administrative expenses from certain territories. These rights are reported as a component of accrued payroll and other liabilities in the accompanying consolidated financial statements. In connection with the acquisition of Argos by GSS, Argos purchased a portion of the outstanding revenue rights and has outstanding offers to purchase the remaining rights for $582,000. Ultimate amounts paid, if any, could exceed this amount.

  Income Taxes

     GSS elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, GSS was generally not directly subject to income taxation. On February 12, 1997, GSS terminated its S Corporation status, and will thereafter be subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon formation, the Parent elected to be taxed as a C Corporation for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods.

(2) SUBSCRIBER RECEIVABLES

     Subscriber receivables consist primarily of amounts due from subscribers for monthly programming fees and for receivables related to acquisitions. Accounts receivable as of December 31, 1997 and 1996 are as follows (dollars in thousands):

                                                               1997      1996
                                                              ------     ----
Accounts receivable:
  Programming...............................................  $3,934     $153
  Equipment receivables.....................................      47       --
  Allowances for doubtful accounts..........................    (138)      (4)
                                                              ------     ----
                                                              $3,843     $149
                                                              ======     ====

(3) ACQUISITIONS


     Since Inception, the Company has acquired the principal operating assets (including exclusive operating rights to provide DIRECTV programming) of independent DIRECTV providers operating in the following Rural DIRECTV Markets:



     - Kansas and Oklahoma -- acquired from Images DBS Kansas, L.C. and Total Communications, Inc. on February 12, 1997.



     - Texas -- acquired from Direct Satellite TV, LTD. on February 28, 1997.



     - Texas -- acquired from Deep East Texas Telecommunications, Inc. on April 11, 1997.



     - Texas -- acquired from GVEC Rural TV, Inc. on July 8, 1997.



     - Minnesota and Michigan -- acquired from Satellite Entertainment, Inc., a wholly-owned subsidiary of Ace Telephone Association, on July 14, 1997.

                            GOLDEN SKY SYSTEMS, INC.

     - Minnesota -- acquired from Direct Vision, a segment of Mankato Citizens Telephone Company on July 15, 1997.



     - Florida, Texas and Utah -- acquired from Argos Support Services Company on August 8, 1997.



     - Texas -- acquired from JECTV, a segment of Jackson Electric Cooperative, on August 26, 1997.



     - Wisconsin -- acquired a controlling equity interest in DCE Satellite Entertainment (a partnership) on October 13, 1997.



     - Montana -- acquired from Western Montana Entertainment Television, Inc. on December 22, 1997.



     - Texas -- acquired controlling equity interest in South Plains DBS (a partnership) on December 23, 1997.



     Also since Inception, the Company has acquired from independent DIRECTV providers exclusive operating rights to provide DIRECTV programming in the following Rural DIRECTV Markets:



     - Tennessee -- acquired from Aurora Cable TV on November 15, 1996.



     - Tennessee -- acquired from TV Tennessee, Inc. on November 22, 1996.



     - Missouri -- acquired from Thunderbolt Systems, Inc. on March 11, 1997.



     - Colorado -- acquired from Western Montana DBS, Inc. dba Rocky Mountain DBS on May 1, 1997.



     - Nevada -- acquired from TEG DBS Services, Inc. on June 12, 1997.



     - Minnesota -- acquired from Lakes Area TV on September 2, 1997.



     - Michigan -- acquired from Direct Broadcast Satellite, a segment of CTS Communication Corporation, on November 7, 1997.



     - Iowa -- acquired from DBS, L.C. on November 17, 1997.



     - Iowa -- acquired from Panora Telecommunications, Inc. on November 20,
       1997.



     - North Dakota -- acquired from Souris River Television, Inc. on November 21, 1997.



     - California and Oregon -- acquired from Cal-Ore Digital TV, Inc. on December 9, 1997.



     - Montana -- acquired from NRTC System No. 0093, a segment of Cable and Communications Corporation, on December 17, 1997.



     - Oklahoma -- acquired from Lakeland DBS, Inc. on December 24, 1997.



     The Company accounts for its acquisitions under the purchase method. The results of operations of the acquired territories have been included in the consolidated financial statements since the dates of acquisition. The Company has recorded minority interest obligations relating to its two partnership interests totaling $2.9 million at December 31, 1997 attributable to the equity interest of the minority partners.



     The aggregate purchase price, including direct acquisition costs, of the above transactions totaled $129.7 million and $5.3 million during the periods ended December 31, 1997 and 1996, respectively. These

                            GOLDEN SKY SYSTEMS, INC.

amounts (of which $123.9 was paid in cash and $11.1 million was paid in the form of notes payable) were allocated as follows (dollars in thousands):



                                                                1997        1996
                                                              --------     ------
Goodwill....................................................  $116,394     $4,664
Customer lists..............................................     9,450        453
Noncompete agreements.......................................     4,879         35
Investment in leases........................................     1,400        112
Property and equipment......................................       553         23
Minority interest...........................................    (2,931)        --
Working capital, net........................................       (20)       (31)
                                                              --------     ------
                                                              $129,725     $5,256
                                                              ========     ======


     The following table reflects unaudited pro forma results of operations of the Company as if the acquisitions had taken place on June 25, 1996 (inception date) (dollars in thousands):

                                                                1997       1996
                                                              --------   --------
Revenue.....................................................  $ 39,937   $ 16,557
Net loss....................................................  $(26,654)  $(13,291)

     In management's opinion, the unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated on June 25, 1996 or of future operations of the Company.

     In connection with the acquisitions noted above, the Company purchased approximately 69,000 subscribers. Subscriber activity for the year ended December 31, 1997 and the period from inception (June 25, 1996) through December 31, 1996 was as follows:

                                                               1997    1996
                                                              ------   -----
Gross subscribers, beginning of period......................   3,204      --
Subscribers acquired in acquisition of territories..........  65,706   2,975
New subscribers enrolled in existing territories............  22,014     229
                                                              ------   -----
Gross subscribers, end of period............................  90,924   3,204
Less subscribers allocated to minority interest partners....  (3,792)     --
                                                              ------   -----
Net subscribers, end of period..............................  87,132   3,204
                                                              ======   =====


     From January 1, 1998 through April 24, 1998, the Company acquired operating assets and rights in seven additional territories in Montana, Iowa, North Dakota, Oregon and Colorado. The total cost of these DBS territories approximates $30.9 million. These acquisitions were accounted for as purchases and resulted in goodwill and other intangibles of approximately $31.1 million.

                            GOLDEN SKY SYSTEMS, INC.

(4) GOODWILL AND OTHER INTANGIBLE ASSETS

     Intangible assets which are amortized using the straight-line method over the estimated useful lives consist of the following (dollars in thousands):

                                                                            ESTIMATED
                                                         1997      1996    USEFUL LIFE
                                                       --------   ------   -----------
Goodwill.............................................  $121,969   $4,664   11-12 years
Customer lists.......................................     9,903      453       5 years
Noncompete agreements................................     4,914       35       3 years
Less: accumulated amortization.......................    (6,890)     (81)
                                                       --------   ------
                                                       $129,896   $5,071
                                                       ========   ======

(5) LEASING ARRANGEMENTS FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, the Company leases equipment to customers. The majority of these leases are at fixed monthly rental charges. The leases are either short-term in nature or are month-to-month leases without a minimum lease term in which the customer may return the equipment at any time. The leases are accounted for as operating leases and the equipment is depreciated over a two-year period.

(6) OBLIGATIONS UNDER CAPITAL LEASES

     In 1997, the Company entered into various noncancelable long-term leases for automobiles, as well as telephone, computer and office equipment. These leases are accounted for as capital leases and are included as part of furniture, fixtures and equipment at December 31, 1997. Assets under capital lease are as follows at December 31, 1997 (dollars in thousands):

Capital lease assets, at cost...............................  $554
Less accumulated depreciation...............................   (57)
                                                              ----
Net capital lease asset.....................................  $497
                                                              ====

     At December 31, 1997, future minimum lease payments due under capital leases are as follows (dollars in thousands):

1998........................................................  $ 270
1999........................................................    231
2000........................................................    120
                                                              -----
          Total minimum lease payments......................    621
Less executory costs........................................     (6)
Less amounts representing interest (at rates ranging from 5%
  to 33%)...................................................   (146)
Present value of net minimum lease payments.................    469
Less current maturities.....................................   (177)
                                                              -----
          Long-term obligations under capital leases........  $ 292
                                                              =====

                            GOLDEN SKY SYSTEMS, INC.

(7) LONG-TERM DEBT AND NOTES PAYABLE

     Long-term debt and notes payable consist of the following at December 31, 1997 and 1996 (dollars in thousands):

                                                               1997       1996
                                                              -------    -------
Credit agreement -- term loans..............................  $36,000    $    --
Credit agreement -- revolving loans.........................   24,000         --
Seller notes payable........................................    8,600      2,450
Miscellaneous notes payable on equipment....................       44         --
Promissory note.............................................       --      2,000
                                                              -------    -------
                                                               68,644      4,450
  Less current maturities...................................   (2,361)    (2,450)
                                                              -------    -------
          Long-term debt and notes payable..................  $66,283    $ 2,000
                                                              =======    =======

     The Company has a credit agreement (the Credit Agreement) with a group of financial institutions which provides for borrowings of $100,000,000 consisting of (i) a $36,000,000 term loan and (ii) a revolving credit facility with a maximum commitment of $64,000,000. The loans outstanding under the Credit Agreement can be designated, at the Company's option, as base rate loans or eurodollar loans, and bear interest at a variable rate which is calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.

     The Credit Agreement has a maximum borrowing base which is computed based on the number of active subscribers at any given time. At December 31, 1997, the Company had approximately $25,000,000 in available credit which is net of standby letters of credit of approximately $1,800,000 securing payment of wholesale programming costs. In anticipation of closing on three acquisitions in January 1998, the Company borrowed $12,000,000 on December 29, 1997 under the Credit Agreement, which is included in cash and cash equivalents at year-end. The Credit Agreement requires a commitment fee of 1/2 of 1% per annum on the available balance. In 1997, the Company incurred commitment fees of approximately $117,000.

     At December 31, 1997, the Company is not in compliance with a number of financial covenants contained in the Credit Agreement. However, the Company has obtained a waiver of these covenants through April 30, and expects to have a new $150,000,000 credit agreement in place in early May 1998.

     Scheduled maturities of the term loan are as follows: $3,600,000 in 2001, $7,200,000 in 2002, $10,800,000 in 2003 and $14,400,000 in 2004. Availability
under the revolving credit facility reduces each quarter beginning in 1999 to meet the following maximum commitments at December 31 of each year; $60,800,000 in 1999, $48,000,000 in 2000, $33,600,000 in 2001, $17,600,000 in 2002 and $0 by
June 30, 2003.

     On November 19, 1996, the Company issued $2,000,000 in promissory notes to a group of lenders under a Bridge Agreement. The notes had an interest rate of 10% and a maturity date of February 28, 1997. On February 12, 1997, these notes, along with $1,750,000 in additional promissory notes issued on January 15, 1997, were exchanged for Series A Convertible Participating Preferred Stock.

     Under the Bridge Agreement, the Company issued warrants which are exercisable for 5,682 shares of the Company's common stock at $.01 per share. These warrants are immediately exercisable and have an expiration date of February 12, 2007. At the date of issuance, the fair value of the warrants was immaterial.


     As described in note 3, the Company issued $2,450,000 10% seller notes in connection with the 1996 acquisitions. These notes were paid in full in January 1997. The Company also issued three seller notes related to the 1997 acquisitions totaling $8,600,000. One of the notes is collateralized by an outstanding letter of credit

                            GOLDEN SKY SYSTEMS, INC.

in the amount of $3,750,000. These notes bear interest ranging from 7% to 15% and mature as follows: $2,350,000 in 1998, $2,500,000 in 1999 and $3,750,000 in
2002.

     Scheduled maturities of notes payable and long-term debt are as follows (dollars in thousands):

1998........................................................  $ 2,361
1999........................................................    3,348
2000........................................................      917
2001........................................................    4,581
2002........................................................   14,637
Thereafter..................................................   42,800
                                                              -------
          Total debt........................................  $68,644
                                                              =======

(8) RELATED PARTY TRANSACTIONS

     The payable to Parent represents amounts due to the Parent for temporary cash advancements.

     Effective July 1, 1996, the Company entered into a management agreement with Cable-Video Management, Inc. (CVM), which is owned by the Company's president, to administrate the Company's initial acquisition. The agreement was terminated effective September 30, 1996. In 1996, total management fees of $280,000 were paid to CVM and are included in corporate expenses in the accompanying consolidated statements of operations. Additionally, the Company reimbursed CVM for salaries and other miscellaneous expenses in the amount of $343,000 in 1996. Subsequent to the initial acquisition, the Company purchased the assets of CVM for $44,000, which approximated book value.

     The Company utilizes the air transportation services of a company which is owned by the Company's president. The Company incurred costs of $109,000 in 1997 and $31,000 in 1996 associated with these services. In October 1997, the Company entered into an agreement to lease an aircraft from the Company's president. The lease is cancelable with six months notice and requires monthly payments equal to the greater of $15,000 or a fixed hourly operating charge which is based on prevailing market prices.

     In 1997, the Company received a $150,000 short-term loan from the Company's president bearing interest at 10%. The Company also received from a shareholder a $215,000 short-term loan bearing interest at 10%. In 1996, the Company's president provided a short-term loan for $381,000, bearing interest at 10%. Prior to December 31, 1997, all of the above loans were repaid according to their terms.

     In 1997, the Company paid $66,000 to a company affiliated with the president of the Company. This payment represented reimbursement of salary costs for a consultant utilized by the Company.

     A director of the Company, other than the president, provides consulting services to the Company and was paid $77,000 in 1997 and $5,000 in 1996 for these services.


(9) COMMON STOCK, ADDITIONAL PAID-IN CAPITAL AND SERIES A PREFERRED STOCK


     During 1996, the Company issued 1,000 shares, par value $.01, for $1 per share of common stock. In February 1997, the Company amended its certificate of incorporation to cancel the original outstanding shares of common stock and created new classes of common and preferred stock. The holder of the outstanding shares of original common stock received ten shares of a Series A Convertible Participating Preferred Stock (Series A CPPS).


     In February 1997, GSS issued 24,990 shares of Series A CPPS in fulfillment of the investor's subscription to purchase Series A CPPS that was outstanding at December 31, 1996 (aggregate consideration of $2,499,000). Additionally, during February 1997, GSS issued a total of 38,107 shares of Series A CPPS

                            GOLDEN SKY SYSTEMS, INC.

upon the conversion of convertible promissory notes (plus accrued interest of approximately $60,700) issued in November 1996 ($2.0 million) and January 1997 ($1.75 million). In February and March 1997, GSS issued an additional 342,893 shares of Series A CPPS for cash totaling $34.3 million. Upon the formation of the Parent in September 1997, all shareholders of GSS Series A CPPS were issued equivalent shares of the Parent's stock with identical features to the GSS Series A CPPS. Concurrent therewith, GSS issued 1,000 shares of its common stock (par value $0.01) to the Parent for cash of $10 and all outstanding shares of GSS Series A CPPS were canceled. In November 1997, the Parent issued $10.0 million of convertible promissory notes that had an interest rate of 14.5% and a maturity date of December 15, 1997. Later in November 1997, these notes, along with accrued interest of $73,000 and additional cash proceeds from investors of $35.6 million, were converted into 228,442 shares of the Parent's Series B Convertible Participating Preferred Stock (the Series B CPPS). The Parent remitted the proceeds from its issuance of convertible promissory notes and Series B CPPS to GSS for the purpose of acquiring additional Rural DIRECTV Markets. In October 1997, the Parent issued an additional 12,000 shares of its Series A CPPS (aggregate consideration of $1.2 million) and contributed the proceeds thereof to GSS. The Parent's aggregate capital contributions resulting from the issuances of Series A CPPS and Series B CPPS (totaling $87.4 million) are reflected as additional paid in capital in the accompanying consolidated balance sheet.


(10) INCOME TAXES

     During the year ended December 31, 1997, the Company generated a net operating loss for federal income tax purposes of approximately $12,182,000, which is available to offset future taxable income through 2012.

     Actual income tax expense (benefit) differs from expected expense (benefit) computed by applying the statutory federal rate of 34% to pretax income for the following reasons (dollars in thousands):

                                                                  PERIOD
                                                                  ENDING
                                                               DECEMBER 31,
                                                                   1997
                                                               -------------
Computed expected expense (benefit).........................      $(4,868)
  Amortization of goodwill..................................          292
  Other.....................................................           12
  Valuation allowance.......................................        4,564
                                                                  -------
          Actual income taxes...............................      $    --
                                                                  =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 are presented below (dollars in thousands):

Deferred income tax assets:
  Allowance for doubtful accounts...........................  $    52
  Purchased intangibles.....................................      500
  Other intangibles.........................................      205
  Property, plant and equipment.............................        7
  Net operating losses......................................    5,254
                                                              -------
          Total gross deferred tax assets...................    6,018
Valuation allowance.........................................   (6,018)
                                                              -------
          Net deferred tax assets...........................  $    --
                                                              =======

     As a result of the purchase of Argos and the incorporation of the Parent, the Company will file a consolidated federal income tax return for the taxable period ended December 31, 1997. Prior to its

                            GOLDEN SKY SYSTEMS, INC.

acquisition, Argos filed a separate corporate income tax return. During this period, Argos had cumulative federal net operating losses of approximately $1,208,000 and $1,514,000 as of December 31, 1996 and August 8, 1997 (date of acquisition), respectively. These net operating losses (which begin to expire in
2008) will be limited in their usage to approximately $1,000,000 annually and will only be available to offset any future taxable income of Argos.

(11) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases for office space which expire at various dates. Minimum lease payments are as follows (dollars in thousands):

1998........................................................  $  984
1999........................................................     911
2000........................................................     733
2001........................................................     386
2002........................................................     263
                                                              ------
          Total.............................................  $3,277
                                                              ======

     As described in note 1, at December 31, 1997, the Company has outstanding offers to acquire revenue rights for $582,000.

(12) EMPLOYEE STOCK OPTIONS


     Under the Golden Sky Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the Plan), certain employees, officers and directors of the Company have been granted options to buy shares of Company stock at the estimated market value of the stock on the date of grant, $1. The options are exercisable during a period of up to ten years after grant. The stock options granted under the Plan vest in three years. Effective September 9, 1997, the Parent assumed the Plan. Plan participants received options with terms identical to those under GSS's Plan and all previously outstanding options were canceled.


     Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which defines the "fair value method" of accounting for employee stock options. It also allows accounting for such options under the "intrinsic value method" in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25) and related interpretations. If a company elects to use the intrinsic value method, pro forma disclosures of earnings and earnings per share are required as if the fair value method of accounting was applied.

     The Company has elected to account for stock options under the intrinsic value method. The fair value method requires use of the Black-Scholes option valuation model to value employee stock options. The Black-Scholes option valuation model was not developed for use in valuing employee stock options. Instead, this model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Under the intrinsic value method, compensation expense is only recognized if the exercise price of the employee stock option is less than the market price of the underlying stock on the date of grant.

                            GOLDEN SKY SYSTEMS, INC.

     In accordance with SFAS 123, the fair value for the Parent's employee stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997:


                                                              1997
                                                              ----
Risk-free interest rate.....................................   6.0%
Dividend yield..............................................   0.0
Volatility factor...........................................   0.0
Weighted average expected life (in years)...................  10.0

     The options granted during the period ended December 31, 1997 had no net value using the preceding assumptions, therefore, there is no pro forma effect on net income.

     A summary of stock option activity and related information for the year ended December 31, 1997 follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                              OPTIONS    PRICE
                                                              -------   --------
Outstanding at beginning of year............................      --     $  --
Granted.....................................................  62,525      1.00
Exercised...................................................      --        --
Expired.....................................................      --        --
                                                              ------     -----
Outstanding at end of year..................................  62,525     $1.00
                                                              ------     -----
Exercisable at end of year..................................   8,684     $1.00
                                                              ======     =====

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Triangle Communication System, Inc.
Havre, Montana

     We have audited the accompanying balance sheets of Triangle Communication System, Inc. as of December 31, 1997, 1996, and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triangle Communication System, Inc. at December 31, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP
March 6, 1998
Sioux Falls, South Dakota

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                                 BALANCE SHEETS
                       DECEMBER 31, 1997, 1996, AND 1995

                                     ASSETS

                                                                 1997         1996         1995
                                                              ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  175,917   $  356,571   $  234,152
  Accounts receivable.......................................      22,466        7,298          520
  Accounts receivable -- affiliate..........................       9,889           --           --
  Contract receivable.......................................       1,370       17,053        8,649
  Inventory.................................................      45,193       42,228       74,539
  Prepaid expenses..........................................     192,095       67,611        2,824
                                                              ----------   ----------   ----------
          Total current assets..............................     446,930      490,761      320,684
                                                              ----------   ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $379,281 in 1997; $310,553 in 1996, and $283,058 in
     1995)..................................................     152,523      209,260      158,527
                                                              ----------   ----------   ----------
  Intangible assets (net of accumulated amortization of
     $105,354 in 1997; $77,360 in 1996; and $49,367 in
     1995)..................................................     321,926      349,920      377,913
                                                              ----------   ----------   ----------
OTHER ASSETS:
  Investments in marketable equity securities (Note 2)......   1,851,588    1,433,695    1,485,128
  Other investments (Note 3)................................     777,982      517,050      186,719
                                                              ----------   ----------   ----------
          Total other assets................................   2,629,570    1,950,745    1,671,847
                                                              ----------   ----------   ----------
                                                              $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

                               LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  250,509   $  135,875   $  140,152
  Accounts payable -- affiliate.............................      11,772      335,021       58,772
  Unearned revenue..........................................     214,848      219,569       17,807
  Customer deposits.........................................       3,590        1,048          840
  Accrued taxes.............................................       1,607        1,286        1,481
  Other current liabilities.................................       1,157           --           --
                                                              ----------   ----------   ----------
          Total current liabilities.........................     483,483      692,799      219,052
                                                              ----------   ----------   ----------
  Deferred income taxes.....................................     656,859      432,702      451,835
                                                              ----------   ----------   ----------
          Total liabilities.................................   1,140,342    1,125,501      670,887
                                                              ----------   ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, $100 par value, authorized 53,000 shares;
     issued and outstanding; 1997 -- 10,595 shares, 1996 and
     1995 -- 8,095 shares...................................   1,059,500      809,500      809,500
  Additional paid-in capital................................     315,000      315,000      315,000
  Unrealized gain on equity securities......................   1,108,891      915,155      947,455
  Accumulated deficit.......................................     (72,784)    (164,470)    (213,871)
                                                              ----------   ----------   ----------
          Total stockholder's equity........................   2,410,607    1,875,185    1,858,084
                                                              ----------   ----------   ----------
          Total liabilities and shareholder's equity........  $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997         1996         1995
                                                           ----------   ----------   ----------
REVENUES:
  CATV program revenues..................................  $   55,695   $   58,658   $   60,928
  DBS program revenue....................................   2,255,440    1,312,525      501,767
  Cellular revenue.......................................     129,529       62,800           --
  Rural TV service revenue...............................      13,493       16,149       18,446
  Equipment sales........................................     170,863      188,802      449,343
  Other..................................................      50,241       52,030       28,384
                                                           ----------   ----------   ----------
          Total revenues.................................   2,675,261    1,690,964    1,058,868
                                                           ----------   ----------   ----------
COST OF REVENUES:
  CATV program costs.....................................      13,924       14,406       14,767
  DBS program costs......................................   1,263,995      785,954      277,497
  Cellular program costs.................................     109,592       55,550           --
  Rural TV program costs.................................      10,333       12,034       13,250
  Equipment costs........................................     229,404      195,796      459,655
  Rebates and coupon costs...............................     469,207      162,154       61,437
                                                           ----------   ----------   ----------
          Total cost of revenues.........................   2,096,455    1,225,894      826,606
                                                           ----------   ----------   ----------
          Gross profit...................................     578,806      465,070      232,262
                                                           ----------   ----------   ----------
EXPENSES:
  Salaries, wages, and commissions.......................     180,134      129,063       81,954
  Depreciation and amortization..........................      96,721       55,489       49,692
  Bad debt expense.......................................      12,808       13,262        4,810
  Marketing..............................................      75,111       84,097      103,695
  Maintenance and installation...........................      26,709       34,059       19,341
  Other selling, general, and administrative expenses....     106,511       75,955       36,077
                                                           ----------   ----------   ----------
          Total expenses.................................     497,994      391,925      295,569
                                                           ----------   ----------   ----------
NET INCOME BEFORE NONOPERATING INCOME AND TAXES..........      80,812       73,145      (63,307)
                                                           ----------   ----------   ----------
NONOPERATING INCOME (LOSS):
  Interest income........................................       6,470        5,463        1,432
  Loss in equity earnings of affiliate...................     (31,828)          --           --
  Gain on sale of cellular stock.........................          --           --       15,501
                                                           ----------   ----------   ----------
          Total nonoperating income (loss)...............     (25,358)       5,463       16,933
                                                           ----------   ----------   ----------
          NET INCOME BEFORE TAXES........................      55,454       78,608      (46,374)
PROVISION FOR (BENEFIT FROM) INCOME TAX (Note 6).........     (36,232)      29,207      (17,231)
                                                           ----------   ----------   ----------
          NET INCOME.....................................  $   91,686   $   49,401   $  (29,143)
                                                           ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                   UNREALIZED
                                       COMMON     ADDITIONAL      GAIN (LOSS)
                                     STOCK $100    PAID-IN       ON SECURITIES      ACCUMULATED
                                     PAR VALUE     CAPITAL     AVAILABLE FOR SALE     DEFICIT       TOTAL
                                     ----------   ----------   ------------------   -----------   ----------
Balance, January 1, 1995...........  $  569,500    $315,000        $  951,493        $(184,728)   $1,651,265
  Net income.......................          --          --                --          (29,143)      (29,143)
  Issuance of 2,400 shares of
     stock.........................     240,000          --                --               --       240,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --            (4,038)              --        (4,038)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1995.........     809,500     315,000           947,455         (213,971)    1,858,084
  Net income.......................          --          --                --           49,401        49,401
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           (32,300)              --       (32,300)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1996.........     809,500     315,000           915,155         (164,470)    1,875,185
  Net income.......................          --          --                --           91,686        91,686
  Issuance of 2,500 shares of
     stock.........................     250,000          --                --               --       250,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           193,736               --       193,736
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1997.........  $1,059,500    $315,000        $1,108,891        $ (72,784)   $2,160,607
                                     ==========    ========        ==========        =========    ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997        1996        1995
                                                            ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $  91,686   $  49,401   $ (29,143)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     96,721      55,489      49,692
     Noncash equity loss in affiliate.....................     31,828          --          --
     (Gain) on sale of investments........................         --          --     (15,501)
  (Increase) decrease in assets:
     Accounts receivable..................................    (25,057)     (6,778)      1,119
     Contracts receivable.................................     15,683      (8,404)     (8,649)
     Inventory............................................     (2,965)     32,311      10,476
     Other assets.........................................   (124,484)    (64,787)     13,023
  (Decrease) increase in liabilities:
     Accounts payable.....................................    114,634      (4,277)     98,387
     Accounts payable -- associated company...............   (323,249)    276,249      23,039
     Unearned revenue.....................................     (4,721)    201,762      17,807
     Customer deposits....................................      2,542         208        (855)
     Accrued taxes........................................        321        (195)      1,481
     Other current liabilities............................      1,157          --          --
                                                            ---------   ---------   ---------
          Net cash (used in) provided by operating
            activities....................................   (125,904)    530,979     160,876
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....................    (11,990)    (78,229)    (94,052)
  Proceeds from the sale of investments...................         --          --      15,552
  Deposit on PCS license..................................         --    (211,616)         --
  (Increase) in other investments.........................   (292,760)   (118,715)   (182,643)
                                                            ---------   ---------   ---------
          Net cash (used in) investing activities.........   (304,750)   (408,560)   (261,143)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock................................    250,000          --     240,000
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......    250,000          --     240,000
                                                            ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS...................   (180,654)    122,419     139,733
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............    356,571     234,152      94,419
                                                            ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................  $ 175,917   $ 356,571   $ 234,152
                                                            =========   =========   =========

The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1997, 1996, AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Triangle Communication System, Inc. is a rural telecommunications provider, whose purpose is to engage in the business of transmitting television impulses, and installing and maintaining television equipment.

     Triangle Communication System, Inc. is a wholly owned subsidiary of Triangle Telephone Cooperative Association, Inc. which was incorporated under Montana state statute in 1980.

     The company has four areas, of primary interest which include cable television operations, rural television programming service for large satellite dish owners, and a Direct Broadcast Satellite (DBS) franchise, which allows the company to receive a commission from all DBS programming sold to rural customers located throughout their franchise area. The company also receives commissions for the sales and service of cellular phones for Commnet Cellular.

     Property and Equipment -- These assets are stated at cost. The cost of additions to plant includes contracted work, direct labor and materials, and allocable overheads. When units of property are retired, sold, or otherwise disposed of in the ordinary of business, their average book cost less net salvage is charged to accumulated depreciation. Repairs and the replacement and renewal of items determined to be of less than units of property are charged to maintenance.

     Depreciation and Amortization -- Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the various classes of property. Such provisions as a percentage of the average balance of plant in service were as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
CATV plant..................................................  6.2%   6.2%   6.2%
Franchise...................................................  6.6%   6.6%   6.6%

     Investment Securities -- The company's investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded for earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

     All other investments are stated at cost.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all cash deposits, with maturities of less than three months, to be cash and cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market by using the weighted average as cost.

     Income Taxes -- The company generally provides for income taxes resulting from timing differences between amounts reported for financial accounting and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are received or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

     Accounting Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- INVESTMENT IN MARKETABLE EQUITY SECURITY

     The cost and fair values of this marketable equity security available-for-sale at December 31, 1997, 1996, and 1995, were as follows:

                                       UNREALIZED      1997         1996         1995
                              COST        GAIN      FAIR VALUE   FAIR VALUE   FAIR VALUE
                             -------   ----------   ----------   ----------   ----------
Commnet Cellular, Inc. --
  stock....................  $85,838   $1,765,750   $1,851,588   $1,433,695   $1,485,128
                             =======   ==========   ==========   ==========   ==========

     The market value of the above security increased by $417,893 in 1997. As of December 31, 1997, the unrealized gain of $1,765,750 is included with stockholders equity net of deferred income taxes of $656,859.

NOTE 3 -- OTHER INVESTMENTS

                                                         1997       1996       1995
                                                       --------   --------   --------
Patronage capital credits from affiliated
  companies..........................................  $ 58,071   $ 38,025   $  9,310
Memberships and deposits.............................     1,450      1,450      1,450
Cellular operating companies -- capital stock (at
  cost)..............................................       959        959        959
Montana Advanced Information Network, Inc. -- capital
  stock (at cost)....................................   365,000     15,000    150,000
Vision Net, Inc. -- capital stock (at cost)..........   250,000    250,000     25,000
Montana PCS Alliance LLC (at equity).................    51,695    211,616         --
Skyland Technologies, Inc. (at equity)...............    50,807         --         --
                                                       --------   --------   --------
                                                       $777,982   $517,050   $186,719
                                                       ========   ========   ========

NOTE 4 -- FRANCHISE

     The company purchased the Direct Broadcast System (DBS) franchise rights to provide exclusive franchise rights for distribution of DirecTV satellite television programming. The franchise rights give the company exclusive right to the distribution of DirecTV service within the contract area, which includes thirteen counties in Montana. The company began amortizing the franchise rights in 1994 when programming service began.

                                     FRANCHISE   ACCUMULATED
                                       COST      AMORTIZATION   NET 1997   NET 1996   NET 1995
                                     ---------   ------------   --------   --------   --------
Direct Broadcast System (DBS)......  $427,280      $105,354     $321,926   $349,920   $377,913
                                     ========      ========     ========   ========   ========

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PROPERTY AND EQUIPMENT

                                                                1997       1996       1995
                                                              --------   --------   --------
Support equipment...........................................  $ 25,419   $ 24,089   $ 23,090
Cable television equipment..................................   175,844    166,885    166,885
Towers, antennas, and dishes................................    33,917     33,917     33,917
CATV -- cable...............................................   127,051    125,349    125,349
Cellular equipment..........................................   169,573    169,573         --
                                                              --------   --------   --------
  In service................................................   531,804    519,813    349,241
  Under construction........................................        --         --     92,344
                                                              --------   --------   --------
                                                               531,804    519,813    441,585
Less accumulated depreciation...............................   379,281    310,553    283,058
                                                              --------   --------   --------
                                                              $152,523   $209,260   $158,527
                                                              ========   ========   ========

NOTE 6 -- INCOME TAXES

     The company files a consolidated tax return with its parent company, Triangle Telephone Cooperative Association, Inc.; income tax expense is computed by individual company using the separate return method. Details of income tax are as follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Provision for (benefit from) income taxes:
  Federal tax at statutory rates............................  $ 27,599   $ 25,439   $(15,025)
  State tax at statutory rates..............................     4,870      3,768     (2,206)
  Benefit of net operating loss carryforward used on
     consolidated return with parent........................   (68,701)        --         --
                                                              --------   --------   --------
          Total (benefit from) provision for income taxes...  $(36,232)  $ 29,207   $(17,231)
                                                              ========   ========   ========
The components of deferred tax (assets) and liabilities are
  as follows:
  Deferred tax liabilities:
     Unrealized gain on securities available-for-sale.......  $656,859   $501,403   $520,536
  Deferred tax (assets):
     Net operating loss carryforwards.......................        --    (68,701)   (68,701)
                                                              --------   --------   --------
     Net deferred tax liability.............................  $656,859   $432,702   $451,835
                                                              ========   ========   ========

NOTE 7 -- RELATED PARTY TRANSACTIONS

     Triangle Telephone Cooperative Association, Inc. owns 100% of the issued and outstanding shares of Triangle Communication System, Inc. At December 31, 1997, the company had a receivable of $9,889 from its parent, Triangle Telephone Cooperative Association, Inc. At December 31, 1996 and 1995, the company had an outstanding liability with Triangle Telephone Cooperative Association, Inc. of $320,086 and $47,081, respectively.

     Triangle Communication System, Inc. has an operation and maintenance agreement with Hill County Electric Cooperative, Inc. The agreement provides that the operations of the two companies are, insofar as is possible, to be carried on jointly, and that Hill County Electric Cooperative, Inc. is to operate and manage Triangle Communication System, Inc. Costs incurred in the performance of services under the agreement that relate to joint operations are to be apportioned and Triangle Communication System, Inc. is to reimburse Hill County Electric Cooperative, Inc. at amounts specified in the agreement. Total payments to Hill County

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Electric Cooperative, Inc. under this agreement in 1997 were approximately $157,000. At December 31, 1997, 1996, and 1995, Triangle Communication System, Inc. owed Hill County Electric Cooperative, Inc. $11,772, $14,935, and $11,691, respectively.

     The maintenance agreement may be terminated by either party by giving a six month notice in writing to the other party.

NOTE 8 -- SUBSEQUENT EVENT

     In January 1998 the company entered into an agreement to sell its Direct Broadcast System (DBS) franchise rights to Golden Sky Systems, Inc. The sale for approximately $9.3 million will yield a net gain of approximately $8.6 million to the company in 1998.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets Cash and Equivalents.........................  $    4,521   $  871,182
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000
     in 1998................................................     226,549      163,191
  Inventories...............................................      17,288       21,449
  Due from Golden Sky Systems, Inc..........................          --    2,496,875
                                                              ----------   ----------
          Total Current Assets..............................     248,358    3,552,697
Furniture and Equipment
  Furniture and Equipment...................................      82,431       40,174
  Accumulated Depreciation..................................     (43,670)     (23,505)
                                                              ----------   ----------
          Net Furniture and Equipment.......................      38,761       16,669
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,046,171    1,046,171
  Accumulated Amortization..................................    (462,069)    (345,515)
                                                              ----------   ----------
                                                                 584,102      700,656
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................          --          546
  NRTC Patronage Capital....................................     128,275       91,730
                                                              ----------   ----------
                                                                 128,275       92,276
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  227,831   $  272,362
  Unearned Revenues.........................................     198,818      397,781
  Accrued Salaries and Other................................       2,832        8,972
                                                              ----------   ----------
          Total Current Liabilities.........................     429,481      679,115
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (554,724)   2,558,444
                                                              ----------   ----------
          Total Stockholders' Equity........................     570,015    3,683,183
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  DSS Programming Revenues..................................  $3,168,112   $2,820,182
  DSS Equipment Sales.......................................     110,314       78,494
  Other DSS Sales...........................................      25,876       19,008
                                                              ----------   ----------
                                                               3,304,302    2,917,684
                                                              ----------   ----------
COST OF REVENUES
  Programming Costs.........................................   1,775,655    1,187,346
  DSS Equipment Costs.......................................      99,426       78,494
  Other DSS Cost of Revenues................................      18,812       11,861
  Rebates...................................................          --      357,379
                                                              ----------   ----------
                                                               1,893,893    1,635,080
                                                              ----------   ----------
          Gross Profit......................................   1,410,409    1,282,604
                                                              ----------   ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................     289,736      206,105
  Amortization and Depreciation.............................      93,381       89,613
  Bad Debt Expense..........................................      21,146       27,140
  Marketing and Advertising.................................      72,118       75,627
  Other General and Administrative..........................     156,785      102,656
                                                              ----------   ----------
                                                                 633,166      501,141
                                                              ----------   ----------
          Operating Income..................................     777,243      781,463
                                                              ----------   ----------
OTHER INCOME (EXPENSE)
  Interest Income...........................................     159,122      163,541
  Interest Expense..........................................      (1,458)        (228)
  Gain on Sale of Colorado Franchise Territories............          --    4,654,996
                                                              ----------   ----------
                                                                 157,664    4,818,309
                                                              ----------   ----------
NET INCOME..................................................  $  934,907   $5,599,772
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                        STATEMENTS OF RETAINED EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Balance, Beginning of Period................................  $ 2,171,945    $  (484,136)
  Net Income................................................      934,907      5,599,772
  Dividends and Distributions...............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Balance, End of Period......................................  $  (554,724)   $ 2,558,444
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Cash Flows from Operating Activities
  Net income................................................  $   934,907    $ 5,599,772
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................       93,381         89,613
     Gain on Sale of Colorado Franchise Territories.........           --     (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................      (32,347)       114,638
       Inventories..........................................        5,154         (4,872)
       Prepaids.............................................        1,559            874
       Accrued Interest -- Golden Sky Systems...............      235,000       (146,875)
     Increase (decrease) in:
       Trade Accounts Payable...............................       43,159        (83,469)
       Accrued Expenses.....................................     (108,976)       (16,301)
       Unearned Revenues....................................      (52,035)      (150,562)
                                                              -----------    -----------
          Net Cash Provided by Operating Activities.........    1,119,802        747,822
                                                              -----------    -----------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (2,614)        (5,288)
  Proceeds from Sale of Franchise Territories...............    2,350,000      2,434,238
                                                              -----------    -----------
          Net Cash Provided by Investing Activities.........    2,347,386      2,428,950
                                                              -----------    -----------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
          Net Cash Used by Financing Activities.............   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Net Increase (Decrease) in Cash.............................     (194,388)       619,580
Cash, Beginning of Period...................................      198,909        251,602
                                                              -----------    -----------
Cash, End of Period.........................................  $     4,521    $   871,182
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest..................  $     1,458    $       228
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              SELECTED INFORMATION
                          SEPTEMBER 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of Direct service within the contract area. In 1994, Hughes launched the satellites that provided programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1998 or 1997.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Discontinued Operations --

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and accounted for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997).

  Subsequent Event --

     On October 2, 1998, the Company was acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheet of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

June 19, 1998
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash and Equivalents (Note 4).............................  $  198,909
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 3).....................................     194,202
  Inventories...............................................      22,442
  Prepaid Expenses..........................................       1,559
  Due from Golden Sky Systems, Inc. (Note 2)................   2,585,000
                                                              ----------
          Total Current Assets..............................   3,002,112
                                                              ----------
FURNITURE AND EQUIPMENT
  Furniture and Equipment...................................      79,817
  Accumulated Depreciation..................................     (28,751)
                                                              ----------
          Net Furniture and Equipment.......................      51,066
                                                              ----------
INTANGIBLE ASSETS
  Franchise Costs...........................................   1,046,171
  Accumulated Amortization..................................    (383,606)
                                                              ----------
                                                                 662,565
OTHER ASSETS
  NRTC Patronage Capital (Note 5)...........................     128,275
                                                              ----------
                                                                 128,275
                                                              ----------
                                                              $3,844,018
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables............................................  $  184,672
  Unearned Revenues.........................................     250,854
  Accrued Salaries and Other................................     111,808
                                                              ----------
          Total Current Liabilities.........................     547,334
                                                              ----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739
  Retained Earnings.........................................   2,171,945
                                                              ----------
          Total Stockholders' Equity........................   3,296,684
                                                              ----------
                                                              $3,844,018
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenues
  DSS programming revenues..................................   $3,943,940
  DSS equipment sales.......................................      113,153
  Other DSS sales...........................................       34,894
                                                               ----------
                                                                4,091,987
Cost of revenues
  Programming costs.........................................    2,242,450
  DSS equipment costs.......................................      113,153
  Other DSS cost of revenues................................       13,970
  Rebates...................................................      308,699
                                                               ----------
                                                                2,678,272
                                                               ----------
          Gross profit......................................    1,413,715
                                                               ----------
Selling, general & administrative expenses
  Salaries, wages and commissions...........................      449,121
  Amortization and depreciation.............................      121,013
  Bad debt expense..........................................       28,024
  Marketing and advertising.................................      181,469
  Other selling, general and administrative.................      168,028
                                                               ----------
                                                                  947,655
                                                               ----------
          Operating income..................................      466,060
                                                               ----------
Other income (expenses)
  Patronage income (Note 5).................................       36,545
  Interest income...........................................      255,889
  Interest expense..........................................         (218)
  Gain on sale of Colorado franchise territories (Note 2)...    4,654,996
                                                               ----------
                                                                4,947,212
                                                               ----------
          Net income........................................   $5,413,272
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         STATEMENT OF RETAINED EARNINGS
                            AS OF DECEMBER 31, 1997

Balance, Beginning of Year..................................   $  (484,136)
  Net Income (Loss).........................................     5,413,272
  Dividends and Distributions...............................    (2,757,191)
                                                               -----------
Balance, End of Year........................................   $ 2,171,945
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities
  Net income................................................  $ 5,413,272
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................      121,013
     Gain on Sale of Colorado Franchise Territories.........   (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................       83,627
       Inventories..........................................      (10,026)
       Prepaids.............................................         (139)
       NRTC Patronage Capital...............................      (36,545)
       Accrued Interest -- Golden Sky Systems...............     (235,000)
     Increase (decrease) in:
       Trade Accounts Payable...............................     (171,159)
       Accrued Expenses.....................................       86,535
       Unearned Revenues....................................     (297,489)
                                                              -----------
          Net Cash Provided by Operating Activities.........      299,093
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment.................      (44,931)
  Proceeds from Sale of Franchise Territories...............    2,450,336
                                                              -----------
          Net Cash Provided by Investing Activities.........    2,405,405
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to Stockholders.............................   (2,757,191)
                                                              -----------
          Net Cash Used by Financing Activities.............   (2,757,191)
Net Decrease in Cash........................................      (52,693)
Cash, Beginning of Year.....................................      251,602
                                                              -----------
Cash, End of Year...........................................  $   198,909
                                                              ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest....................  $       218
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997 (Note 2).

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997.

  Major Suppliers/Economic Dependency

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Property, Plant and Equipment

     Property, plant and equipment consists principally of office equipment, computer equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods. Depreciation expense for the year ended December 31, 1997 is $9,475.

  Marketing and Advertising

     Advertising costs are charged to expense as incurred. The Company often subsidizes the cost of equipment for new subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of the equipment up to the amount of the sales price to the subscriber. Any excess cost over sales price is recorded in sales and marketing expense.

NOTE 2 -- GAIN ON SALE OF COLORADO FRANCHISE TERRITORIES

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees. These unsecured receivables arise solely from customers in the franchise territories listed in Note 1.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $342,012 at December 31, 1997.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The Company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company occupies its offices on a month to month to month rental arrangement. Rent expense was $9,923. A shareholder has sued the Company, claiming a finders fee on the sale of the Colorado franchise territories to Golden Sky Systems, Inc. Management is vigorously contesting this action both as to liability and damages. No provision has been made in the financial statement for this claim.

NOTE 7 -- SUBSEQUENT EVENT

     The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheets of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1996 and 1995 and the related statements of earnings, accumulated deficit and cash flows for the years ended December 31, 1996 and 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

September 12, 1997
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash and Equivalents (Note 4).............................  $  251,602   $  107,722
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 2).....................................     277,829      107,336
  Inventories...............................................      12,416        5,496
                                                              ----------   ----------
          Total Current Assets..............................     541,847      220,554
                                                              ----------   ----------
Furniture and equipment, less accumulated depreciation......      15,610       18,379
                                                              ----------   ----------
Intangible assets
  Franchise Costs...........................................   1,253,803    1,253,803
  Accumulated Amortization..................................    (334,358)    (208,977)
                                                              ----------   ----------
                                                                 919,445    1,044,826
                                                              ----------   ----------
Other assets
  Prepaid Expenses..........................................       1,420        1,420
  NRTC Patronage Capital (Note 5)...........................      91,730       47,420
                                                              ----------   ----------
                                                                  93,150       48,840
                                                              ----------   ----------
          Total Assets......................................  $1,570,052   $1,332,599
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  355,831   $  190,717
  Unearned Revenues.........................................     548,343      100,827
  Accrued Salaries and Other................................      25,273        4,078
                                                              ----------   ----------
          Total Current Liabilities.........................     929,447      295,622
                                                              ----------   ----------
Stockholders' equity
  Common Stock, No Par Value, Authorized 50,000 shares,
     10,463 shares Issued and Outstanding...................   1,124,739    1,124,739
  Accumulated Deficit.......................................    (484,134)     (87,762)
                                                              ----------   ----------
          Total Stockholders' Equity........................     640,605    1,036,977
                                                              ----------   ----------
          Total Liabilities and Stockholders' Equity........  $1,570,052   $1,332,599
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
REVENUES
  DSS Programming Revenues...............................  $2,588,681   $1,191,353   $  62,544
  DSS Equipment Sales....................................      93,472      225,583     429,015
  Other DSS Sales........................................      31,362       33,120          --
                                                           ----------   ----------   ---------
                                                            2,713,515    1,450,056     491,559
COST OF REVENUES
  Programming Costs......................................   1,763,043      771,093      40,479
  Equipment Costs........................................      66,930      205,200     391,056
  Other DSS Cost of Revenues.............................      40,259        9,163          --
  Rebates................................................     274,529       23,546          --
                                                           ----------   ----------   ---------
                                                            2,144,761    1,009,002     431,535
                                                           ----------   ----------   ---------
          Gross Profit...................................     568,754      441,054      60,024
                                                           ----------   ----------   ---------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions........................     206,113      118,064      40,038
  Amortization and Depreciation..........................     131,654      133,411      88,147
  Bad Debt Expense.......................................      16,202       12,512          --
  Advertising............................................      90,395       53,076       5,431
  Other Selling, General and Administrative..............     132,304      117,990      32,656
                                                           ----------   ----------   ---------
                                                              576,668      435,053     166,272
                                                           ----------   ----------   ---------
          Net Operating Income (Loss)....................      (7,914)       6,001    (106,248)
                                                           ----------   ----------   ---------
OTHER INCOME (EXPENSES)
  Patronage Income (Note 5)..............................      44,310       30,609      16,921
  Interest Expense.......................................      (1,268)     (19,485)    (15,589)
  Interest Income........................................       2,212           29          --
                                                           ----------   ----------   ---------
                                                               45,254       11,153       1,332
                                                           ----------   ----------   ---------
          Net Income (Loss)..............................  $   37,340   $   17,154   $(104,916)
                                                           ==========   ==========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                       STATEMENTS OF ACCUMULATED DEFICIT
                     AS OF DECEMBER 31, 1996, 1995 AND 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Balance, Beginning of Year................................  $ (87,762)  $(104,916)  $      --
  Net Income (Loss).......................................     37,340      17,154    (104,916)
  Dividends and Distributions.............................   (433,712)         --          --
                                                            ---------   ---------   ---------
Balance, End of Year......................................  $(484,134)  $ (87,762)  $(104,916)
                                                            =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................................  $  37,340   $  17,154   $  (104,916)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and Amortization.......................    131,654     133,411        88,147
     (Increase) decrease in:
       Trade Accounts Receivable.........................   (170,493)    (37,643)      (69,693)
       Inventories.......................................     (6,920)     69,871       (75,367)
       Prepaids..........................................         --        (701)         (719)
       NRTC Patronage Capital............................    (44,310)    (30,499)      (16,921)
     Increase (decrease) in:
       Trade Accounts Payable............................    165,114      26,357       164,360
       Accrued Expenses..................................     21,195       2,394         1,684
       Unearned Revenues.................................    447,516      74,091        26,736
          Net Cash Provided by Operating Activities......    581,096     254,435        13,311
                                                           ---------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment..............     (3,504)     (3,131)      (27,829)
  Investment in NRTC Marketing Rights....................         --          --    (1,253,803)
                                                           ---------   ---------   -----------
          Net Cash Used by Investing Activities..........     (3,504)     (3,131)   (1,281,632)
                                                           ---------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Borrowings..............................         --          --       487,534
  Line of Credit Repayments..............................         --    (236,458)     (251,076)
  Borrowings from Stockholder............................         --          --        33,499
  Repayment on Stockholder Loan..........................         --     (33,499)           --
  Distributions to Stockholders..........................   (433,712)         --            --
  Issuance of Common Stock...............................         --          --     1,124,739
                                                           ---------   ---------   -----------
          Net Cash Provided (Used) by Financing
            Activities...................................   (433,712)   (269,957)    1,394,696
                                                           ---------   ---------   -----------
Net Increase (Decrease) in Cash..........................    143,880     (18,653)      126,375
Cash, Beginning of Year..................................    107,722     126,375            --
                                                           ---------   ---------   -----------
Cash, End of Year........................................  $ 251,602   $ 107,722   $   126,375
                                                           ---------   ---------   -----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest.................  $   1,268   $  19,485   $    15,589
                                                           =========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide, exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for five counties in Montana, three counties in Idaho, and three counties in Colorado. The Colorado operating rights were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories --

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

recorded. For the five months ended December 31, 1994, the company incurred a loss and no income taxes were due.

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 or 1996.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing and the determination of unearned revenue.

  Property, Plant, and Equipment --

     Property, plant and equipment consists principally of office equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods.

  Advertising --

     Advertising costs are charged to expense as incurred.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During 1994, a shareholder advanced $33,499 to the Company. This advance had no specific repayment terms and was repaid in 1995.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $73,370 at December 31, 1996.

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The company occupies its offices on a month to month to month rental arrangement. Rent expense was $3,224 in 1994, $12,090 in 1995, and $18,000 in 1996.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- SUBSEQUENT EVENT

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of revenues.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                 TAHOKA, TEXAS

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                      AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                    BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 LUBBOCK, TEXAS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

     We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the results of its operations, changes in partners' capital and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         BOLINGER, SEGARS, GILBERT & MOSS,
                                         L.L.P.
                                         Certified Public Accountants

Lubbock, Texas
February 28, 1997

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                 BALANCE SHEET
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash......................................................  $  195,586   $  175,287
  Accounts Receivable (Less allowance for uncollectibles of
     $2,875 in 1996 and $2,073 in 1995).....................      54,216       53,770
  Inventory.................................................      39,928      554,323
  Prepaid Expenses..........................................       5,905        5,937
                                                              ----------   ----------
                                                              $  295,635   $  789,317
                                                              ----------   ----------
Other assets
  Investment in Associated Organizations....................  $   61,084   $   37,853
  Franchise License (Less Accumulated Amortization of
     $339,114 in 1996 and $198,791 in 1995).................   1,064,115    1,204,438
  Membership................................................       1,000        1,000
  Deposits..................................................       1,617        1,617
                                                              ----------   ----------
                                                              $1,127,816   $1,244,908
                                                              ----------   ----------
Fixed assets
  Office Furniture and Fixtures.............................  $   98,152   $   99,119
  Office Equipment..........................................      22,439       22,439
  Leased Equipment..........................................      27,694       25,342
  Leasehold Improvements....................................      10,888       10,888
                                                              ----------   ----------
                                                              $  159,173   $  157,788
  Less: Accumulated Depreciation and Amortization...........      37,021       18,503
                                                              ----------   ----------
                                                              $  122,152   $  139,285
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                          LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts Payable -- Operating Partner.....................  $  202,090   $  311,760
  Accounts Payable -- Trade.................................      20,504       96,042
  Advance Billing...........................................     232,682        3,360
  Equipment Deposits........................................       2,210       62,014
  Other Accrued Liabilities.................................       4,100       17,221
                                                              ----------   ----------
                                                              $  461,586   $  490,397
                                                              ----------   ----------
Noncurrent liabilities
  Line of Credit Outstanding -- RTFC........................  $1,724,642   $1,484,642
                                                              ----------   ----------
Partners' capital
  Poka-Lambro Telecommunications, Inc.......................  $ (152,149)  $   47,136
  South Plains Development Corporation......................    (152,149)      47,136
  S.P.A.C.E., Inc...........................................    (152,149)      47,136
  L. E. C. Development, Inc.................................    (152,149)      47,136
  Rural Vision Development Corporation......................     (32,029)       9,927
                                                              ----------   ----------
                                                              $ (640,625)  $  198,471
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    DECEMBER 31,
                                                               -----------------------
                                                                  1996         1995
                                                               ----------   ----------
Operating Revenues
  Satellite Service Revenue.................................   $1,410,801   $  740,420
  Equipment Sales and Installation..........................      379,520      553,388
  Subscriber Activations....................................       53,650       34,403
  Miscellaneous Revenues....................................       67,287        6,154
                                                               ----------   ----------
                                                               $1,911,258   $1,334,365
                                                               ----------   ----------
Cost of Sales and Services
  Equipment Sales and Installation..........................   $  622,157   $  547,157
  Wholesale Service Costs...................................      999,466      517,744
                                                               ----------   ----------
                                                               $1,621,623   $1,064,901
                                                               ----------   ----------
Gross Profit................................................   $  289,635   $  269,464
                                                               ----------   ----------
Operating Expenses
  Advertising...............................................   $  224,919   $  319,592
  Commercial Office Expenses................................      249,694      136,045
  Depreciation and Amortization.............................      159,442      154,140
  General and Administrative................................       69,290       61,924
  Legal and Accounting......................................        6,450       21,761
  Management Expense........................................      143,122      128,984
  Office Supplies and Expenses..............................       25,782       19,978
  Property Tax..............................................       16,046        6,862
  Rent Expense..............................................       32,982       31,675
  Repair and Maintenance....................................       16,072       22,649
  Sales Commissions.........................................       55,455       33,785
  Utilities and Telephone...................................       32,236       29,921
  Interest..................................................      102,975       75,689
  Bad Debt Expense..........................................       20,765       14,337
                                                               ----------   ----------
                                                               $1,155,230   $1,057,342
                                                               ----------   ----------
          Net Operating Loss................................   $ (865,595)  $ (787,878)
                                                               ----------   ----------
Non Operating Income (Expenses)
  Interest Income...........................................   $        6   $       --
  Capital Credits...........................................       31,780       46,533
  Loss on Disposal of Assets................................       (5,287)          --
                                                               ----------   ----------
          Net Loss..........................................   $ (839,096)  $ (741,345)
                                                               ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                POKA
                               LAMBRO         SOUTH                                     RURAL
                              TELECOM-       PLAINS                      L.E.C.        VISION
                            MUNICATIONS,   DEVELOPMENT   S.P.A.C.E.   DEVELOPMENT,   DEVELOPMENT
                                INC.       CORPORATION      INC.          INC.       CORPORATION     TOTAL
                            ------------   -----------   ----------   ------------   -----------   ---------
Balance -- January 1,
  1995....................   $ 223,206      $ 223,206    $ 223,206     $ 223,206      $ 46,992     $ 939,816
  Net Loss -- 1995........    (176,070)      (176,070)    (176,070)     (176,070)      (37,065)     (741,345)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1995....................   $  47,136      $  47,136    $  47,136     $  47,136      $  9,927     $ 198,471
Net Loss -- 1996..........    (199,285)      (199,285)    (199,285)     (199,285)      (41,956)     (839,096)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1996....................   $(152,149)     $(152,149)   $(152,149)    $(152,149)     $(32,029)    $(640,625)
                             =========      =========    =========     =========      ========     =========

                 See accompanying notes to financial statements

                     SOUTH PLAINS DBS, LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------   ----------
Cash Flows From Operating Activities
  Net Loss..................................................  $(839,096)  $ (741,345)
  Adjustments to Reconcile Net Loss to Net Cash
     Used in Operating Activities
     Depreciation and Amortization..........................    159,442      154,140
     Loss on Disposal of Assets.............................      5,287
     Capital Credits -- Non-Cash............................    (31,780)     (46,533)
     Accounts Receivable....................................       (446)      11,712
     Inventory..............................................    514,395      226,129
     Prepaid Expenses.......................................         32       (4,197)
     Accounts Payable -- Trade..............................    (75,538)    (505,314)
     Equipment Deposits.....................................    (59,804)      (2,900)
     Advanced Billing.......................................    229,322       43,111
     Other Accrued Liabilities..............................    (13,120)      14,388
                                                              ---------   ----------
          Net Cash Used in Operating Activities.............  $(111,306)  $ (850,809)
                                                              ---------   ----------
Cash Flows From Investing Activities
  Additions to Fixed Assets.................................  $  (7,274)  $  (67,199)
  Investments in Associated Organizations...................      8,549        8,680
                                                              ---------   ----------
          Net Cash Provided by (Used in) Investing
            Activities......................................  $   1,275   $  (58,519)
                                                              ---------   ----------
Cash Flows From Financing Activities
  Advances an Line-of-Credit -- RTFC........................  $ 240,000   $1,484,642
  Accounts Payable -- General Partner.......................   (109,670)    (490,727)
                                                              ---------   ----------
          Net Cash Provided by Financing Activities.........  $ 130,330   $  993,915
                                                              ---------   ----------
Increase in Cash............................................  $  20,299   $   84,587
                                                              ---------   ----------
Cash -- Beginning of Year...................................    175,287       90,700
                                                              ---------   ----------
Cash -- End of Year.........................................  $ 195,586   $  175,287
                                                              ---------   ----------
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
  Interest..................................................  $ 102,975   $   75,689
                                                              ---------   ----------
  Income Taxes..............................................  $       0   $        0
                                                              =========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     South Plains DBS Limited Partnership is a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests are as follows:

Poka Lambro Telecommunications, Inc. (General)..............  23.75%
South Plains Development Corporation (General)..............  23.75%
S.P.A.C.E., Inc. (General)..................................  23.75%
L.E.C. Development, Inc. (General)..........................  23.75%
Rural Vision Development Corporation (Limited)..............   5.00%

     The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) serves as the operating partner.

  Operating Partner Responsibilities

     The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

  Allowance for Uncollectible Accounts

     The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

     The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

  Inventory

     Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

  Patronage Capital Certificates

     Patronage capital from associated organizations is recorded at the stated amount of the certificates.

  Accounts Payable -- Operating Partner, Related Party Transactions

     Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

  Recognition of Income

     Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

  Customer Billing and Collection of Digital Satellite TV (DSTV) Services

     The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

  Concentration of Credit Risk

     The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ASSETS PLEDGED

     All assets are pledged as security for the long-term debt due Rural Telephone Finance Corporation.

NOTE 3. FRANCHISE LICENSE

     The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the years ended December 31, 1996 and 1995 amounted to $140,323 and $140,323, respectively.

NOTE 4. FIXED ASSETS

     Fixed assets are stated at the original purchase cost.

     The major classes of fixed assets are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                              --------   --------
Office Furniture and Fixtures...............................  $ 98,152   $ 99,119
Office Equipment............................................    22,439     22,439
Lease Equipment.............................................    27,694     25,342
Leasehold Improvements......................................    10,888     10,888
                                                              --------   --------
                                                              $159,173   $157,788
                                                              ========   ========

     Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures...............................   7.50%
Office Equipment............................................  14.30%
Leased Equipment............................................  14.30%

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Depreciation expense on the office furniture, fixtures and equipment for the years ended December 31, 1996 and 1995 was $14,767 and $9,331, respectively.

     The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the years ended December 31, 1996 and 1995 amounted to $4,352 and $4,486, respectively.

NOTE 5. LINE OF CREDIT -- RTFC

     In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate is 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms include quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes are secured by the assets of the partnership and are guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. Total interest expense for the years ended December 31, 1996 and 1995, was $102,975 and $75,689, respectively.

NOTE 6. EQUIPMENT DEPOSITS

     Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

NOTE 7. PARTNERS' CAPITAL ACCOUNTS

     Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8. COMMITMENTS AND CONTINGENCIES

     The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner. If additional capital is necessary for the satisfaction of these commitments, this capital will be provided by the above referenced capital calls of each partner.

     The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 31, 1996:

1997........................................................  $32,280
1998........................................................  $19,040

     Lease expense recognized under this lease for the year ended December 31, 1996 and 1995, amounted to $32,982 and $31,675, respectively.

     The partnership also leases a copier and a fax machine for use in its daily operations. The lease terms are for three years commencing on August 18, 1995. Rental expense recognized under the terms noted above amounted to $2,830 and $2,548 for the years ended December 31, 1996 and 1995, respectively.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material.

NOTE 9. INCOME TAXES

     The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

                            IMAGES DBS KANSAS, L.C.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Images DBS Kansas, L.C.:

     We have audited the accompanying balance sheets of Images DBS Kansas, L.C. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Images DBS Kansas, L.C. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

June 20, 1997
Kansas City, Missouri

                             IMAGES DBS KANSAS L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              -----------   ---------
Current assets:
  Cash......................................................  $    42,806   $  16,614
  Accounts receivable:
     Subscribers (net of allowance for doubtful accounts of
      $38,480 and $8,686)...................................      238,422     327,119
     Related parties........................................        1,802          --
  Prepaid expenses..........................................        1,124       4,674
                                                              -----------   ---------
          Total current assets..............................      284,154     348,407
Intangible assets (net of accumulated amortization of $3,517
  and $2,062) (note 1)......................................        3,762       5,217
Other assets................................................       30,007       2,941
                                                              -----------   ---------
          Total assets......................................  $   317,923   $ 356,565
                                                              ===========   =========

                         LIABILITIES AND INVESTORS' CAPITAL

Current liabilities:
  Accounts payable:
     Vendors................................................  $   128,132   $  56,196
     Related parties........................................           --       5,078
  Unearned revenue..........................................      226,611      72,543
  Other liabilities.........................................      150,509      39,845
                                                              -----------   ---------
          Total current liabilities.........................      505,252     173,662
                                                              -----------   ---------
Long-term liabilities:
  Notes payable.............................................    1,078,447     650,877
  Other long-term liabilities...............................       47,181      11,330
                                                              -----------   ---------
          Total long-term liabilities.......................    1,125,628     662,207
                                                              -----------   ---------
Investors' capital:
  Contributed capital.......................................      556,968     406,968
                                                              -----------   ---------
  Accumulated deficit.......................................   (1,869,925)   (886,272)
                                                              -----------   ---------
                                                               (1,312,957)   (479,304)
                                                              -----------   ---------
          Total liabilities and investors' capital..........  $   317,923   $ 356,565
                                                              ===========   =========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996        1995
                                                              ----------   ---------
Revenues:
  Programming revenue.......................................  $  775,165   $ 246,432
  Equipment rental revenue..................................     212,172      57,433
  Other revenues............................................      12,923      18,160
                                                              ----------   ---------
          Total revenues....................................   1,000,260     322,025
                                                              ----------   ---------
Cost of revenues:
  Programming costs.........................................     678,105     213,679
  Equipment rental costs....................................     361,427      76,886
                                                              ----------   ---------
          Total cost of revenues............................   1,039,532     290,565
                                                              ----------   ---------
          Gross profit (loss)...............................     (39,272)     31,460
                                                              ----------   ---------
Expenses:
  Salaries and commissions..................................     450,819     267,232
  Advertising...............................................     117,347     181,879
  Bad debt expense..........................................      50,300      12,100
  Other general and administrative expenses.................     267,690     222,932
  Amortization expense......................................       1,455       1,455
                                                              ----------   ---------
                                                                 887,611     685,598
                                                              ----------   ---------
          Net operating loss................................    (926,883)   (654,138)
Interest expense............................................     (56,770)    (30,877)
                                                              ----------   ---------
          Net loss..........................................  $ (983,653)  $(685,015)
                                                              ==========   =========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                        STATEMENTS OF INVESTORS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          CONTRIBUTED   ACCUMULATED      TOTAL
                                                            CAPITAL       DEFICIT       CAPITAL
                                                          -----------   -----------   -----------
Balance at January 1, 1995..............................   $ 37,468     $  (201,257)  $  (163,789)
  Capital contributions.................................    369,500              --       369,500
  Net loss..............................................         --        (685,015)     (685,015)
                                                           --------     -----------   -----------
Balance at December 31, 1995............................    406,968        (886,272)     (479,304)
  Capital contributions.................................    150,000              --       150,000
  Net loss..............................................         --        (983,653)     (983,653)
                                                           --------     -----------   -----------
Balance at December 31, 1996............................   $556,968     $(1,869,925)  $(1,312,957)
                                                           ========     ===========   ===========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996        1995
                                                              ---------   ---------
Operating activities:
  Net loss..................................................  $(983,653)  $(685,015)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Amortization...........................................      1,455       1,455
     Bad debt expense.......................................     50,330      12,100
  Change in:
     Accounts receivable....................................     36,595    (322,128)
     Other assets...........................................    (27,066)       (626)
     Accounts payable.......................................     66,858      21,532
     Other liabilities......................................    110,664      21,513
     Intangible assets......................................         --      (6,672)
     Other long-term liabilities............................     35,851      11,330
     Prepaid expenses.......................................      3,550      (3,885)
     Unearned revenue.......................................    154,068      69,744
                                                              ---------   ---------
          Net cash used in operating activities.............   (551,378)   (880,652)
                                                              ---------   ---------
Investing activities -- capital contributions...............    150,000     369,500
                                                              ---------   ---------
Financing activities:
  Payments on notes payable.................................   (211,700)    (82,500)
  Proceeds from notes payable...............................    639,270     600,256
          Net cash provided by financing activities.........    427,570     517,756
                                                              ---------   ---------
          Net change in cash................................     26,192       6,604
Cash at beginning of period.................................     16,614      10,010
                                                              ---------   ---------
Cash at end of period.......................................  $  42,806   $  16,614
                                                              =========   =========

                See accompanying notes to financial statements.

                            IMAGES DBS KANSAS, L.C.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Images DBS Kansas, L.C. (Images-KS) is a limited-liability company which is in the primary business of promoting, marketing and selling direct broadcast satellite (DBS) television services in seven counties in southeastern Kansas. Images-KS is owned by the employees, officers and directors of Totah Telephone Company, Inc. (Totah) and its subsidiaries.

     In 1994, the Hughes Communications Galaxy, Inc. (Hughes) launched two satellites to provide satellite television services. The National Rural Telecommunications Cooperative (NRTC) contracted with Hughes to distribute DBS television services throughout the United States. Totah became an affiliated member of NRTC in order to acquire exclusive distribution rights for DirecTV service within certain contract areas. Totah purchased the rights in seven southeastern Kansas counties and entered into an agreement with Images-KS to license all of Totah's rights and obligations under the agreement with the NRTC to Images-KS. In return for this, Totah received a ten-percent license and royalty fee of net programming revenues. Effective January 1, 1996, Totah contributed the licensing rights to Total Communications, Inc. (Total), a wholly owned subsidiary. Subsequent to this date, the ten percent license and royalty fee paid by Images-KS is paid to Total. Total is in the primary business of providing DBS equipment to the customers of Images-KS.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided.

  Equipment Rental

     Images-KS leases satellite television equipment from Total and in turn leases this equipment to its DBS customers. The lease terms to customers are based on prevailing market conditions. The lease terms with Total are based on a fixed percentage of equipment value.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                            IMAGES DBS KANSAS, L.C.

  NRTC Patronage Capital

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

  Income Taxes

     Images-KS is a limited-liability company. All taxes are the responsibility of Images-KS's unit holders.

  Intangible Assets

     The costs of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis, over a ten-year period, which is the expected useful life of the revenue streams of those services.

  Accounts Receivable Subscribers

     Accounts receivables subscribers consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by Images-KS. Images-KS finances equipment purchases at 12% over a period of two to three years. Balances as of December 31, 1996 and 1995 were $238,422 and $327,119, respectively.

(2) RELATED PARTY TRANSACTIONS

     As described in note 1, Images-KS is owned by the employees, officers and directors of Totah and its subsidiaries. As a result, certain general and administrative expenses and payroll-related changes occur between Images-KS and Totah and its subsidiaries.

     Related party receivables and payables as of December 31, 1996 and 1995 are as follows:

                                                               1996      1995
                                                              -------   -------
Related party receivables from:
  Total.....................................................  $58,580   $18,193
  Images DBS Oklahoma, L.C..................................       --     1,980
                                                              -------   -------
                                                               58,580    20,173
                                                              -------   -------
Related party payables to:
  Total.....................................................   46,590    19,328
  Images DBS Oklahoma, L.C..................................   10,188     5,923
                                                              -------   -------
                                                               56,778    25,251
                                                              -------   -------
          Net...............................................  $ 1,802   $(5,078)
                                                              =======   =======

                            IMAGES DBS KANSAS, L.C.

     Related party notes payable and accrued interest as of December 31, 1996 and 1995 are as follows:

                                                                 1996        1995
                                                              ----------   --------
Total.......................................................  $  732,722   $494,616
Totah.......................................................     179,449         --
Other.......................................................     166,276    156,261
                                                              ----------   --------
                                                              $1,078,447   $650,877
                                                              ==========   ========

     As a result of the acquisition of Images-KS (see note 3), all notes payable were repaid on February 27, 1997.

(3) SUBSEQUENT EVENTS

     In December 1996, Images-KS contracted to sell all of its DBS operations to Golden Sky Systems, Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                           IMAGES DBS OKLAHOMA, L.C.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Images DBS Oklahoma, L.C.:

     We have audited the accompanying balance sheets of Images DBS Oklahoma, L.C. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Images DBS Oklahoma, L.C. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

June 20, 1997
Kansas City, Missouri

                           IMAGES DBS OKLAHOMA, L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              -----------   ---------
Current assets:
  Cash......................................................  $    47,362   $  11,055
  Accounts receivable:
     Subscribers -- (net of allowance for doubtful accounts
      of $29,785 and $11,888)...............................      240,589     336,278
     Related parties........................................       33,965          --
  Prepaid expenses..........................................        5,028      14,333
                                                              -----------   ---------
          Total current assets..............................      326,944     361,666
Intangible assets (net of accumulated amortization of $3,517
  and $2,062) (note 1)......................................        3,762       5,217
Other assets................................................       55,939      18,415
                                                              -----------   ---------
          Total assets......................................  $   386,645   $ 385,298
                                                              ===========   =========

                         LIABILITIES AND INVESTORS' CAPITAL

Current liabilities:
  Accounts payable:
     Vendors................................................  $   147,830   $  67,417
     Related parties........................................           --       4,688
  Unearned revenue..........................................      280,870      75,802
  Other liabilities.........................................     (155,053)     47,834
                                                              -----------   ---------
          Total current liabilities.........................      583,753     195,741
                                                              -----------   ---------
Long-term debt:
  Notes payable.............................................      746,895     495,613
  Deferred payables.........................................       55,556      13,911
                                                              -----------   ---------
          Total long-term liabilities.......................      802,451     509,524
Investors' capital:
  Contributed capital.......................................      559,966     409,966
  Accumulated deficit.......................................   (1,559,525)   (729,933)
                                                              -----------   ---------
          Total investors' capital..........................     (999,559)   (319,967)
                                                              -----------   ---------
          Total liabilities and investors' capital..........  $   386,645   $ 385,298
                                                              ===========   =========

                See accompanying notes to financial statements.

                           IMAGES DBS OKLAHOMA, L.C.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996        1995
                                                              ----------   ---------
Revenues:
  Programming revenue.......................................  $  902,967   $ 348,688
  Equipment rental revenue..................................     138,049      51,284
  Other revenues............................................      12,566      17,809
                                                              ----------   ---------
          Total revenues....................................   1,053,582     417,781
                                                              ----------   ---------
Cost of revenues:
  Programming costs.........................................     780,879     269,704
  Equipment rental costs....................................     286,161      67,788
                                                              ----------   ---------
          Total cost of revenues............................   1,067,040     337,492
                                                              ----------   ---------
          Gross profit (loss)...............................     (13,458)     80,289
                                                              ----------   ---------
Expenses:
  Salaries and commissions..................................     256,134     197,560
  Advertising...............................................     189,933     174,567
  Bad debt expense..........................................      49,600      15,900
  Other general and administrative expenses.................     279,631     208,574
  Amortization expense......................................       1,455       1,455
                                                              ----------   ---------
                                                                 776,753     598,056
                                                              ----------   ---------
          Net operating loss................................    (790,211)   (517,767)
Interest expense............................................     (39,381)    (26,340)
                                                              ----------   ---------
          Net loss..........................................  $ (829,592)  $(544,107)
                                                              ==========   =========

                See accompanying notes to financial statements.

                           IMAGES DBS OKLAHOMA, L.C.

                        STATEMENTS OF INVESTORS' CAPITAL
               FOR THE YEARS ENDED TO DECEMBER 31, 1996 AND 1995

                                                           CONTRIBUTED   ACCUMULATED     TOTAL
                                                             CAPITAL       DEFICIT      CAPITAL
                                                           -----------   -----------   ---------
Balance at January 1, 1995...............................   $ 40,466     $  (185,826)  $(145,360)
  Capital contributions..................................    369,500              --     369,500
  Net loss...............................................         --        (544,107)   (544,107)
                                                            --------     -----------   ---------
Balance at December 31, 1995.............................    409,966        (729,933)   (319,967)
  Capital contributions..................................    150,000              --     150,000
  Net loss...............................................         --        (829,592)   (829,592)
                                                            --------     -----------   ---------
Balance at December 31, 1996.............................   $559,966     $(1,559,525)  $(999,559)
                                                            ========     ===========   =========

                See accompanying notes to financial statements.

                           IMAGES DBS OKLAHOMA, L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996        1995
                                                              ---------   ---------
Operating activities:
  Net loss..................................................  $(829,592)  $(544,107)
  Adjustments to reconcile income:
     Amortization...........................................      1,455       1,455
     Bad debt expense.......................................     49,600      15,900
  Change in:
     Accounts receivable....................................     12,124    (336,244)
     Other assets...........................................    (37,524)    (17,100)
     Accounts payable.......................................     75,725      48,418
     Other liabilities......................................    107,219      20,576
     Intangibles............................................         --      (6,672)
     Deferred payables......................................     41,645      13,911
     Prepaid expenses.......................................      9,305     (13,780)
     Unearned revenue.......................................    205,068      66,975
                                                              ---------   ---------
          Net cash used in operating activities.............   (364,975)   (750,668)
                                                              ---------   ---------
Investing activities:
  Capital contributions.....................................    150,000     369,500
                                                              ---------   ---------
          Net cash provided by investing activities.........    150,000     369,500
                                                              ---------   ---------
Financing activities:
  Payments on notes payable.................................   (227,695)    (82,500)
  Proceeds from notes payable...............................    478,977     461,318
                                                              ---------   ---------
          Net cash provided by financing activities.........    251,282     378,818
                                                              ---------   ---------
          Net change in cash................................     36,307      (2,350)
Cash at beginning of period.................................     11,055      13,405
                                                              ---------   ---------
Cash at end of period.......................................  $  47,362   $  11,055
                                                              =========   =========

                See accompanying notes to financial statements.

                           IMAGES DBS OKLAHOMA, L.C.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Images DBS Oklahoma, L.C. (Images-OK) is a limited-liability company which is in the primary business of promoting, marketing and selling direct broadcast satellite (DBS) television services in four counties in northeastern Oklahoma. Images-OK is owned by the employees, officers and directors of Totah Telephone Company, Inc. (Totah) and its subsidiaries.

     In 1994, the Hughes Communications Galaxy, Inc. (Hughes) launched two satellites to provide satellite television services. The National Rural Telecommunications Cooperative (NRTC) contracted with Hughes to distribute DBS television services throughout the United States. Totah became an affiliated member of NRTC in order to acquire exclusive distribution rights for DirecTV service within certain contract areas. Totah purchased the rights in seven southeastern Oklahoma counties and entered into an agreement with Images-OK to license all of Totah's rights and obligations under the agreement with the NRTC to Images-OK. In return for this, Totah received a ten-percent license and royalty fee of net programming revenues. Effective January 1, 1996, Totah contributed the licensing rights to Total Communications, Inc. (Total), a wholly-owned subsidiary. Subsequent to this date, the ten percent license and royalty fee paid by Images-OK is paid to Total. Total is in the primary business of providing DBS equipment to the customers of Images-OK.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represents subscriber advance billings and is deferred until the service is provided.

  Equipment Rental

     Images-OK leases satellite television equipment from Total and in turn leases this equipment to its DBS customers. The lease terms with customers are based on prevailing market conditions. The lease terms with Total are based on a fixed percentage of equipment value.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                           IMAGES DBS OKLAHOMA, L.C.

  NRTC Patronage Capital

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

  Income Taxes

     Images-OK is a limited-liability company. All taxes are the responsibility of Images-OK's unit holders.

  Intangible Assets

     The costs of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis, over a ten-year period, which is the expected useful life of the revenue stream of those services.

  Accounts Receivable -- subscribers

     Accounts receivable-subscribers consist of amounts due from subscribers for
(1) monthly programming fees and (2) equipment purchases financed by the Company. The Company finances equipment purchases at 12% over a period of two to three years. Trade receivables as of December 31, 1996 and 1995 were $240,589 and $366,278, respectively.

(2) RELATED PARTY TRANSACTIONS

     As described in note 1, Images-OK is owned by the employees, officers and directors of Totah and its subsidiaries. As a result, certain general and administrative expenses and payroll-related charges occur between Images-OK and Totah and its subsidiaries.

     Related receivables and payables as of December 31, 1996 and 1995 are as follows:

                                                               1996      1995
                                                              -------   -------
Related party receivables for:
  Total.....................................................  $62,605   $11,788
  Images DBS Kansas, L.C....................................   10,188     5,923
  Other related party receivables...........................    9,723     2,768
                                                              -------   -------
                                                               82,516    20,479
                                                              -------   -------
Related party payables for:
  Total.....................................................   48,551    23,187
  Images DBS Kansas, L.C....................................       --     1,980
                                                              -------   -------
                                                               48,551    25,167
                                                              -------   -------
          Net...............................................  $33,965   $(4,688)
                                                              =======   =======

                           IMAGES DBS OKLAHOMA, L.C.

     Related party notes payable plus accrued interest as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Total.......................................................  $401,515   $362,265
Totah.......................................................   166,276         --
Other.......................................................   179,104    133,348
                                                              --------   --------
                                                              $746,895   $495,613
                                                              ========   ========

     As a result of the acquisition of Images-OK (see note 3), all notes payable were repaid on February 27, 1997.

(3) SUBSEQUENT EVENTS

     In December 1996, Images-OK contracted to sell all of its DBS operations to Golden Sky Systems, Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                           TOTAL COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Total Communications, Inc.

     We have audited the accompanying balance sheets of Total Communications, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total Communications, Inc. at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

June 20, 1997
Kansas City, Missouri

                           TOTAL COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996          1995
                                                              -----------   ----------
Current assets:
  Cash......................................................  $   163,452   $   22,384
  Lease receivable (net of allowance for doubtful accounts
     of $300,000 and $91,000)...............................    1,699,709      518,115
  Accounts receivable -- related parties (net of allowance
     for doubtful accounts of $108,314 and $32,207).........      514,288      232,594
  Inventory.................................................      363,010      853,528
                                                              -----------   ----------
          Total current assets..............................    2,740,459    1,626,621
Property and equipment (net of accumulated depreciation of
  $221,661 and $115,429) (note 2)...........................      386,910      409,166
Investment in affiliates....................................      (83,017)      73,551
Intangible assets (net of accumulated amortization of
  $145,857 and $0) (note 1).................................    1,106,081           --
Notes receivable -- related parties (note 4)................    1,134,237      856,881
Other assets................................................      123,476      101,972
                                                              -----------   ----------
          Total assets......................................  $ 5,408,146   $3,068,191
                                                              ===========   ==========

                    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable:
     Other..................................................  $   105,437   $   54,660
     Related parties........................................      338,352      250,137
  Notes payable (note 3)....................................      404,459      239,713
  Customer deposits payable.................................      299,072      104,964
  Other accrued expenses....................................       52,301       26,486
  Unearned revenue..........................................       34,234       19,811
                                                              -----------   ----------
          Total current liabilities.........................    1,233,855      695,771
                                                              -----------   ----------
Long-term liabilities:
  Notes payable (note 3)....................................    4,007,462    2,653,607
  Accrued interest payable..................................      104,946       27,800
  Other.....................................................       53,805        8,310
                                                              -----------   ----------
          Total long-term liabilities.......................    4,166,213    2,689,717
                                                              -----------   ----------
Shareholders' Equity (deficit):
  Common stock, $1 par value, 12,500 shares authorized,
     10,000 shares issued and outstanding...................       10,000       10,000
  Additional paid-in capital................................    1,841,938      590,000
  Accumulated deficit.......................................   (1,843,860)    (917,297)
                                                              -----------   ----------
          Total shareholders' equity (deficit)..............        8,078     (317,297)
                                                              -----------   ----------
          Total liabilities and shareholders' equity........  $ 5,408,146   $3,068,191
                                                              ===========   ==========

                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996         1995
                                                              ----------   ----------
Revenues:
  Equipment sales...........................................  $2,615,634   $1,372,908
  Rental income.............................................     351,158       74,892
                                                              ----------   ----------
          Total revenues....................................   2,966,792    1,447,800
                                                              ----------   ----------
Cost of revenues -- equipment costs.........................   2,174,598    1,052,902
                                                              ----------   ----------
          Gross profit......................................     792,194      394,898
                                                              ----------   ----------
Expenses:
  Salaries and commissions..................................     503,771      328,539
  Depreciation and amortization.............................     258,464      115,429
  Bad debt expense..........................................     296,833      118,907
  Loss on asset disposal....................................      98,135        4,885
  Equity in losses of unconsolidated affiliates.............     156,569       72,754
  Other general and administrative expenses.................     272,986      153,303
                                                              ----------   ----------
          Total expenses....................................   1,586,758      793,817
                                                              ----------   ----------
          Net operating loss................................    (794,564)    (398,919)
Interest:
  Interest income...........................................      98,323       64,496
  Interest expense..........................................    (230,322)    (143,073)
                                                              ----------   ----------
          Net interest expense..............................    (131,999)     (78,577)
                                                              ----------   ----------
          Net loss..........................................  $ (926,563)  $ (477,496)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          ADDITIONAL
                                                COMMON     PAID-IN     ACCUMULATED
                                                 STOCK     CAPITAL       DEFICIT       TOTAL
                                                -------   ----------   -----------   ----------
Balance at January 1, 1995....................  $10,000   $  590,000   $  (439,801)  $  160,199
  Net loss....................................       --           --      (477,496)    (477,496)
                                                -------   ----------   -----------   ----------
Balance at December 31, 1995..................   10,000      590,000      (917,297)    (317,297)
  Noncash capital contributions (note 1)......       --    1,251,938            --    1,251,938
  Net loss....................................       --           --      (926,563)    (926,563)
                                                -------   ----------   -----------   ----------
Balance at December 31, 1996..................  $10,000   $1,841,938   $(1,843,860)  $    8,078
                                                =======   ==========   ===========   ==========

                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
Operating activities:
  Net loss..................................................  $  (926,563)  $  (477,496)
  Adjustments to reconcile income:
     Depreciation and amortization..........................      258,464       115,429
     Bad debt expense.......................................      296,833       118,907
  Change in:
     Accounts receivable....................................     (369,527)     (122,532)
     Lease receivable.......................................   (1,390,594)     (586,303)
     Inventory..............................................      490,518      (535,999)
     Other assets...........................................      (21,504)     (101,972)
     Deferred payable.......................................      391,068       165,661
     Accrued interest.......................................       77,146        27,800
     Accounts payable.......................................      138,992       (11,140)
     Other accrued expenses.................................       25,815        (2,195)
     Customer deposits payable..............................      194,108       104,964
     Other long-term liabilities............................       45,495      (143,125)
     Unearned revenue.......................................       14,423        19,811
                                                              -----------   -----------
          Net cash used in operating activities.............     (775,326)   (1,428,190)
                                                              -----------   -----------
Investing activities:
  Investments-- Images DBS..................................      156,568        72,754
  Notes receivable..........................................     (277,356)     (678,898)
  Property and equipment....................................      (90,351)     (224,853)
                                                              -----------   -----------
          Net cash used for investing activities............     (211,139)     (830,997)
                                                              -----------   -----------
Financing activities:
  Payments on notes payable.................................       (4,012)      (50,152)
  Proceeds from notes payable...............................    1,131,545     2,264,999
                                                              -----------   -----------
          Net cash provided by financing activities.........    1,127,533     2,214,847
                                                              -----------   -----------
          Net change in cash................................      141,068       (44,340)
Cash at beginning of period.................................       22,384        66,724
                                                              -----------   -----------
Cash at end of period.......................................  $   163,452   $    22,384
                                                              ===========   ===========

                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Total Communications, Inc. (the Company) is in the primary business of providing direct broadcast satellite television systems (DBS) equipment to the customers of Images DBS Kansas, Inc. (Images-KS) and Images DBS Oklahoma, Inc. (Images-OK). The Company had a 9% and 6%, respectively, equity interest in Images-KS and Images-OK, at December 31, 1996. In 1993, the Hughes Communications Galaxy, Inc. (Hughes), along with the National Rural Telecommunications Cooperative (NRTC) launched two satellites which provide DBS (DirecTV) in the United States. The Company's indirect parent, Totah Telephone Company, Inc. (Totah), became an affiliated associate member of NRTC in order to provide exclusive marketing rights for distribution of DirecTV service within the contract area. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1996, Totah transferred these marketing rights, which had a book value of $1,251,938, to the Company. In 1997, for a 10% investment fee, the Company assigned these rights to Images DBS Kansas, L. C. (Images-KS) and Images DBS Oklahoma, L. C. (Images-OK).

     At December 31, 1996, the Company's assigned operating rights covered seven counties in southeastern Kansas and four counties in northeastern Oklahoma.

  Revenue Recognition

     Equipment sales are recognized as revenue when the equipment is delivered to the customer. Equipment lease revenue is recognized when earned.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Property, Plant and Equipment

     Property, plant and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                           TOTAL COMMUNICATIONS, INC.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Equipment Leases

     The Company leases satellite television equipment to Images-KS and Images-OK who in turn leases the equipment to DBS customers. The lease terms to customers are based on prevailing market conditions, The lease terms between Total and the Images' companies are based on a fixed percentage of equipment value.

  Income Taxes

     The Company files consolidated income tax returns with its parent. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the parent. Had the Company filed separate tax returns, no tax benefit would have been recognized due to the recurring losses of the Company. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1996 and 1995 consists of

                                                                1996       1995
                                                              --------   --------
Equipment...................................................  $257,940   $226,589
Automobiles.................................................   143,494    120,028
Furniture and fixtures......................................    87,554     61,283
Leasehold improvement.......................................   119,583    116,695
                                                              --------   --------
                                                               608,571    524,595
Less accumulated depreciation...............................   221,661    115,429
                                                              --------   --------
                                                              $386,910   $409,166
                                                              ========   ========

                           TOTAL COMMUNICATIONS, INC.

(3) NOTES PAYABLE

     Notes payable consisted of the following at December 31, 1996 and 1995:

                                                                 1996         1995
                                                              ----------   ----------
Notes payable to Totah Telephone Company, bearing interest
  at 6.15%, principal and interest payments due quarterly on the first day of each January, April, July and October
  Maturing November 19, 1998................................  $1,752,569   $  861,740
Notes payable to Totah Telephone Company, bearing interest
  at the Prevailing Bank Prime Rate plus 1.5%, guaranteed by
  Total Customer Services, Inc., principal due on December
  31, 1999. Interest payable quarterly on the first day of
  each January, April, July and October.....................   1,500,000    1,500,000
Notes payable to Shidler, unsecured, bearing interest at 8%, maturing with principal and interest due on December 31,
  1998......................................................   1,133,464      515,655
Notes payable to Bank IV, secured by automobile, bearing
  interest at 9.75%, principal and interest due monthly,
  maturing June 30, 1999....................................      11,913       15,925
Note payable to Robertson, secured by automobile............      13,975           --
                                                              ----------   ----------
                                                              $4,411,921   $2,893,320
                                                              ==========   ==========

     As a result of the acquisition of Total (see note 5), all notes were repaid on February 27, 1997.

(4) RELATED PARTY TRANSACTIONS

     As described in note 1, Total is indirectly owned by Totah, The employees, officers and directors of Totah and its subsidiaries own Images-KS and Images-OK. As a result, certain general and administrative expenses and payroll-related charges occur between Total, both the Images companies and other subsidiaries of Totah.

     Related party receivables and payables as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Related party receivables from:
  Images-OK.................................................  $ 48,551   $ 23,187
  Images-KS.................................................    46,590     19,328
  Other.....................................................   527,461    222,286
                                                              --------   --------
                                                               622,602    264,801
                                                              --------   --------
Less allowance..............................................   108,314     32,207
                                                              --------   --------
                                                               514,288    232,594
                                                              --------   --------
Related party payables from:
  Images-OK.................................................    62,605     11,788
  Images-KS.................................................    58,580     18,193
  Other.....................................................   217,167    220,156
                                                              --------   --------
                                                               338,352    250,137
                                                              --------   --------
          Net receivable (payable)..........................  $175,936   $(17,543)
                                                              ========   ========

                           TOTAL COMMUNICATIONS, INC.

     Related party notes receivable as of December 31, 1996 and 1995 are as follows:

                                                                 1996        1995
                                                              ----------   --------
Images-OK...................................................  $  401,515   $362,265
Images-KS...................................................     732,722    494,616
                                                              ----------   --------
                                                              $1,134,237   $856,881
                                                              ==========   ========

     As a result of the acquisition of Total (see note 5), all notes receivable were collected on February 27, 1997.

(5) SUBSEQUENT EVENTS

     In December 1996, the Company contracted to sell all of its DBS operations to Golden Sky Systems, Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Electric Cooperative:

     We have audited the accompanying balance sheets JECTV (the Segment) as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JECTV as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

August 15, 1997, except at to
notes 6 and 7, which
are as of September 2 and
August 26, 1997 respectively
Kansas City, Missouri

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  429,507   $  177,492
  Accounts receivable (note 2)..............................     152,778      106,540
  Inventory.................................................     187,612      445,896
  Notes receivable (note 3).................................     289,100      441,175
                                                              ----------   ----------
          Total current assets..............................   1,058,997    1,171,103
Furniture, fixtures and equipment (net of accumulated
  depreciation of $224,861 and $41,785) (note 5)............     775,865      542,015
Intangible assets (net of accumulated amortization of
  $179,455 and $107,673)....................................     538,366      610,148
Other assets (note 4).......................................      75,488       17,731
                                                              ----------   ----------
          Total assets......................................  $2,448,716   $2,340,997
                                                              ==========   ==========

                           LIABILITIES AND SEGMENT EQUITY

Current liabilities:
  Accounts payable (note 6).................................  $  235,101   $  118,865
  Unearned revenue..........................................     176,368       54,189
  Accrued interest (note 6).................................     155,807       50,526
  Other (note 4)............................................      80,383       22,871
  Note payable (note 6).....................................   1,451,796    1,340,630
                                                              ----------   ----------
          Total current liabilities.........................   2,099,455    1,587,081
Segment equity..............................................     349,261      753,916
                                                              ----------   ----------
          Total liabilities and segment equity..............  $2,448,716   $2,340,997
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
Revenues:
  Programming revenues...................................  $1,609,572   $  723,437   $  29,503
  Equipment sales........................................     359,579      644,505     469,865
  Lease revenue (note 5).................................     197,417       48,022          --
  Other revenues.........................................      84,816      218,462      58,865
                                                           ----------   ----------   ---------
          Total revenues.................................   2,251,384    1,634,426     558,233
                                                           ----------   ----------   ---------
Cost of revenues:
  Programming costs......................................   1,007,875      447,331      30,582
  Equipment costs........................................     421,622      604,891     395,433
  Rebate expense.........................................      78,703       14,882         472
  Other costs of revenues................................     125,059      160,991      82,104
                                                           ----------   ----------   ---------
          Total cost of revenues.........................   1,633,259    1,228,095     508,591
                                                           ----------   ----------   ---------
          Gross profit...................................     618,125      406,331      49,642
                                                           ----------   ----------   ---------
Expenses:
  Salaries, wages and commissions........................     225,449      179,332      76,991
  Depreciation and amortization..........................     256,858      105,566      39,435
  Bad debt expense.......................................     161,383      165,236      11,607
  Marketing..............................................     104,850      190,631      12,124
  Other selling, general and administrative expenses.....      48,636       43,059      16,687
                                                           ----------   ----------   ---------
                                                              797,176      683,824     156,844
                                                           ----------   ----------   ---------
          Operating loss.................................    (179,051)    (277,493)   (107,202)
Interest income..........................................      40,867       31,437          --
Interest expense.........................................    (105,281)     (50,526)         --
                                                           ----------   ----------   ---------
          Net loss.......................................  $ (243,465)  $ (296,582)  $(107,202)
                                                           ==========   ==========   =========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993................................      $  717,821
  Additional investment by Jackson Electric.................         730,719
  Net loss..................................................        (107,202)
                                                                  ----------
Balance at December 31, 1994................................       1,341,338
  Return of capital to Jackson Electric.....................        (290,840)
  Net loss..................................................        (296,582)
                                                                  ----------
Balance at December 31, 1995................................         753,916
  Return of capital to Jackson Electric.....................        (161,190)
  Net loss..................................................        (243,465)
                                                                  ----------
Balance at December 31, 1996................................      $  349,261
                                                                  ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                            ---------   ----------   ---------
Cash from operating activities:
  Net loss................................................  $(243,465)  $ (296,582)  $(107,202)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................    256,858      105,566      39,435
     Bad debt expense.....................................    161,383      165,236      11,607
  Change in:
     Accounts receivable..................................   (169,623)     (87,112)    (75,658)
     Inventory............................................    (27,017)    (703,393)   (157,278)
     Other assets.........................................    (57,757)     (17,731)         --
     Accounts payable.....................................    116,236       96,037      22,828
     Unearned revenue.....................................    122,179       37,819      16,370
     Accrued interest.....................................    105,281       50,526          --
     Other liabilities....................................     59,969       16,806       6,065
                                                            ---------   ----------   ---------
          Net cash provided by (used in) operating
            activities....................................    324,044     (632,828)   (243,833)
                                                            ---------   ----------   ---------
Cash flows from investing activities:
  Additions to equipment..................................   (136,082)    (129,711)    (34,857)
  Issuance of notes receivable............................    (79,957)    (621,246)   (174,863)
  Payments on notes receivable............................    194,034      216,594      17,727
                                                            ---------   ----------   ---------
          Net cash used in investment activities..........    (22,005)    (534,363)   (191,993)
                                                            ---------   ----------   ---------
Cash flows from financing activities:
  Cash invested by (returned to) Jackson Electric.........   (161,190)    (290,840)    730,719
  Proceeds from issuance of debt..........................  1,006,807    1,552,500          --
  Payments on debt........................................   (895,641)    (211,870)         --
                                                            ---------   ----------   ---------
          Net cash provided by (used in) financing
            activities....................................    (50,024)   1,049,790     730,719
                                                            ---------   ----------   ---------
          Net change in cash..............................    252,015     (117,401)    294,893
Cash at beginning of period...............................    177,492      294,893          --
                                                            ---------   ----------   ---------
Cash at end of period.....................................  $ 429,507   $  177,492   $ 294,893
                                                            =========   ==========   =========

              See accompanying notes to the financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     JECTV (the Segment) is a segment of Jackson Electric Cooperative (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of accounts receivable, notes receivable, accounts payable, and long-term debt are carried at cost, which approximates fair value.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company, and thus the Segment, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming and leases (net of allowance of $7,700 and
     $0)....................................................  $124,839   $ 99,858
  Equipment sales (net of allowance of $14,200 and $0)......    27,939      6,682
                                                              --------   --------
                                                              $152,778   $106,540
                                                              ========   ========

(3) NOTES RECEIVABLE

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Segment repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

     At December 31, 1996 and 1995, the net notes receivable balance consists of the following:

                                                                1996       1995
                                                              --------   ---------
Notes receivable............................................  $447,711   $ 561,788
Less allowance..............................................  (158,611)   (120,613)
                                                              --------   ---------
          Notes receivable, net.............................  $289,100   $ 441,175
                                                              ========   =========

(4) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 and 1995 was $75,488 and $17,731, respectively.

(5) LEASES

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases have minimum lease terms of two years, which can be extended to up to seven years at the lessee's option.

     These leases qualify as operating leases and accordingly, the leased units are transferred from the Segment's inventory of existing units and included in furniture, fixtures and equipment at average cost along with related installation costs. Leased units are depreciated on a straight line basis over a five-year period, which approximates the average length of the rental term. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in furniture, fixtures and equipment at December 1, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $936,701   $549,507
Accumulated depreciation....................................  (202,871)   (30,845)
                                                              --------   --------
          Net carrying cost.................................  $733,830   $518,662
                                                              ========   ========

     Future minimum lease payments to be received under the Segment's equipment leases are approximately $113,000 in 1997 and $20,000 in 1998.

(6) RELATED PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

     The Company also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Segment. A percentage of the outstanding debt and a percentage of the interest paid to the finance company under the line of credit is allocated to the Segment. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 and 1995. Interest expense allocated to the Segment was $105,281, $50,526, and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company also allocates certain salary costs associated with operating the Segment to the Segment's expense accounts. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany liabilities included in the Segment's December 31, 1996 and 1995 balance sheets are as follows:

                                                                 1996         1995
                                                              ----------   ----------
Accounts payable............................................  $   34,494   $       --
Long-term debt..............................................  $1,451,796   $1,340,630
Accrued interest............................................  $  155,807   $   50,526

     The line of credit noted above was paid off September 2, 1997 in conjunction with the sale of the Segment noted in note 5.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(7) SUBSEQUENT EVENTS

     On July 15, 1997, the Company contracted to sell substantially all of the Segment's assets to Golden Sky Systems, Inc. The acquisition closed on August 26, 1997.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mankato Citizens Telephone Company:

     We have audited the accompanying balance sheets of Direct Vision (the Segment), a segment of Mankato Citizens Telephone Company, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Vision at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

May 30, 1997, except as to note 4,
which is as of July 15, 1997
Kansas City, Missouri

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Inventory.................................................  $   59,336   $  138,396
  Accounts receivable -- subscribers (note 3)...............     122,860       33,964
                                                              ----------   ----------
          Total current assets..............................     182,196      172,360
Intangible assets (net of accumulated amortization of
  $278,419 and $163,211) (note 1)...........................     887,855    1,003,063
Other assets................................................      11,870       11,563
                                                              ----------   ----------
          Total assets......................................  $1,081,921   $1,186,986
                                                              ==========   ==========

LIABILITIES AND SEGMENT EQUITY
Liabilities:
  Accounts payable:
     Intercompany (note 2)..................................  $  319,609      328,486
     Vendors................................................      51,503       22,876
  Unearned revenue..........................................     200,408       24,045
                                                              ----------   ----------
          Total liabilities.................................     571,520      375,407
Segment equity..............................................     510,401      811,579
                                                              ----------   ----------
          Total liabilities and segment equity..............  $1,081,921   $1,186,986
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 735,576   $ 273,712   $  20,825
  Equipment sales.........................................    157,031     148,931      63,980
  Other revenues..........................................     10,773       6,977       1,341
                                                            ---------   ---------   ---------
          Total revenues..................................    903,380     429,620      86,146
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    446,900     170,592      12,894
  Equipment costs.........................................    202,514     166,764      34,969
  Rebate expense..........................................    106,667          --          --
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    756,081     337,356      47,863
                                                            ---------   ---------   ---------
          Gross profit....................................    147,299      92,264      38,283
                                                            ---------   ---------   ---------
Expenses:
  Salaries and commissions................................    197,840     165,493      50,894
  Amortization............................................    120,941     115,208      48,003
  Marketing...............................................    100,508      49,591      40,734
  Billing and other expenses..............................     29,188      12,522       2,797
                                                            ---------   ---------   ---------
                                                              448,477     342,814     142,428
                                                            ---------   ---------   ---------
          Net loss........................................  $(301,178)  $(250,550)  $(104,145)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                          STATEMENTS OF SEGMENT EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                SEGMENT
                                                                 EQUITY
                                                               ----------
Balance at August 1, 1994...................................   $       --
  Company contribution to segment...........................    1,166,274
  1994 net loss.............................................     (104,145)
                                                               ----------
Balance at December 31, 1994................................    1,062,129
  1995 net loss.............................................     (250,550)
                                                               ----------
Balance at December 31, 1995................................      811,579
  1996 net loss.............................................     (301,178)
                                                               ----------
Balance at December 31, 1996................................   $  510,401
                                                               ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $(301,178)  $(250,550)  $  (104,145)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities -- amortization...    115,208     115,208        48,003
  Change in:
     Inventory...........................................     79,060     (74,660)      (63,736)
     Accounts receivable -- subscribers..................    (88,896)    (22,008)      (11,956)
     Other assets........................................       (307)     (7,230)       (4,333)
     Accounts payable -- vendor..........................     28,627      17,077         5,799
     Unearned revenue....................................    176,363      13,924        10,121
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................      8,877    (208,239)     (120,247)
                                                           ---------   ---------   -----------
Investing activities -- purchase of DBS regions..........         --          --    (1,166,274)
                                                           ---------   ---------   -----------
Financing activities:
  Capital contribution by parent.........................         --          --     1,166,274
  Increase (decrease) in payable to parent...............     (8,877)    208,239       120,247
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................     (8,877)    208,239     1,286,521
                                                           ---------   ---------   -----------
          Net change in cash.............................         --          --            --
Cash at beginning of period..............................         --          --            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $      --   $      --   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southern Minnesota.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) RELATED PARTY TRANSACTIONS

     As described in note 1, the operations of the Segment are closely related to those of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

     Intercompany payables as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Intercompany payables for:
  Cash operating losses.....................................  $269,702   $190,847
  Inventory purchases.......................................    59,336    138,396
  Other.....................................................    (9,429)      (757)
                                                              --------   --------
                                                              $319,609   $328,486
                                                              ========   ========

(3) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Segment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996      1995
                                                              --------   -------
Accounts receivable -- programming..........................  $115,113   $27,881
Accounts receivable -- financed equipment sales.............     7,747     6,083
                                                              --------   -------
                                                              $122,860   $33,964
                                                              ========   =======

(4) SUBSEQUENT EVENTS

     On April 29, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on July 15, 1997.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CTS Communications Corporation:

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of CTS Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

October 10, 1997, except as to note 4,
which is as of November 7, 1997
Kansas City, Missouri

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                1996       1995
                                                              --------   --------
Current assets:
  Cash......................................................  $168,051   $ 66,616
  Accounts receivable (note 2)..............................    67,287     25,328
  Inventory.................................................    10,705     49,805
                                                              --------   --------
          Total current assets..............................   246,043    141,749
  Equipment.................................................    42,321     42,321
  Less, accumulated depreciation............................    21,346      7,970
                                                              --------   --------
          Equipment, net....................................    20,975     34,351
Intangible assets (net of accumulated amortization of
  $154,401 and $90,513) (note 1)............................   484,484    548,372
Other assets -- NRTC patronage capital (note 3).............    12,788      4,644
                                                              --------   --------
          Total assets......................................  $764,290   $729,116
                                                              ========   ========
                         LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable..........................................  $ 70,980   $ 34,377
  Unearned revenue..........................................   118,995     14,031
  NRTC Patronage Capital....................................    12,788      4,644
                                                              --------   --------
          Total current liabilities.........................   202,763     53,052
Segment equity..............................................   561,527    676,064
                                                              --------   --------
          Total liabilities and segment equity..............  $764,290   $729,116
                                                              ========   ========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 520,940   $ 207,708   $  14,094
  Equipment sales.........................................     82,980     145,422      96,017
  Other revenues..........................................        280         152
                                                            ---------   ---------   ---------
          Total revenues..................................    604,200     353,282     110,111
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    306,079     140,734       6,357
  Equipment costs.........................................    116,614     133,867      82,435
  Rebate expense..........................................     56,538       5,413
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    479,231     280,014      88,792
                                                            ---------   ---------   ---------
          Gross profit....................................    124,969      73,268      21,319
                                                            ---------   ---------   ---------
Expenses:
  Salaries, wages and commissions.........................    116,459      98,247      12,281
  Depreciation and amortization...........................     77,264      71,250      27,233
  Bad debt expense........................................      7,482       2,276          --
  Marketing...............................................     43,061      44,202      88,409
                                                            ---------   ---------   ---------
          Total expenses..................................    244,266     215,975     127,923
                                                            ---------   ---------   ---------
          Operating loss..................................   (119,297)   (142,707)   (106,604)
Other income..............................................      2,036       1,161
                                                            ---------   ---------   ---------
          Net loss........................................  $(117,261)  $(141,546)  $(106,604)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                          STATEMENTS OF SEGMENT EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                               SEGMENT
                                                               EQUITY
                                                              ---------
Balance at July 1, 1994.....................................  $      --
  Company contribution to Segment...........................    818,328
  1994 net loss.............................................   (106,604)
                                                              ---------
Balance at December 31, 1994................................    711,724
  Company contribution to Segment...........................    105,886
  1995 net loss.............................................   (141,546)
                                                              ---------
Balance at December 31, 1995................................    676,064
  Company contribution to Segment...........................      2,724
  1996 net loss.............................................   (117,261)
                                                              ---------
Balance at December 31, 1996................................  $ 561,527
                                                              =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Operating activities:
  Net loss................................................  $(117,261)  $(141,546)  $(106,604)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     77,264      71,250      27,233
     Bad debt expense.....................................      7,482       2,276          --
  Changes in:
     Accounts receivable..................................    (49,441)    (19,051)     (8,553)
     Inventory............................................     39,100      (4,693)    (82,539)
     Accounts payable.....................................     36,603      16,839      17,538
     Unearned revenue.....................................    104,964      10,000       4,031
                                                            ---------   ---------   ---------
       Net cash provided by (used in) operating
          activities......................................     98,711     (64,925)   (148,894)
                                                            ---------   ---------   ---------
Investing activities:
  Purchases of equipment..................................         --          --      (4,894)
  Purchase of direct broadcast satellite contract areas...         --          --    (638,885)
                                                            ---------   ---------   ---------
       Net cash used for investing activities.............         --          --    (643,779)
                                                            ---------   ---------   ---------
Financing activities -- cash investments by CTS
  Communications Corporation..............................      2,724     105,886     818,328
                                                            ---------   ---------   ---------
          Net change in cash..............................    101,435      40,961      25,655
Cash at beginning of year.................................     66,616      25,655          --
                                                            ---------   ---------   ---------
Cash at end of year.......................................  $ 168,051   $  66,616   $  25,655
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for portions of two counties in southern Michigan.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Equipment

     Equipment has been recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from three to seven years.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

(3) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income is recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $12,788 and $4,644 at December 31, 1996 and 1995, respectively.

(4) SUBSEQUENT EVENTS

     On October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on November 7, 1997.

                         ARGOS SUPPORT SERVICES COMPANY

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORTS THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Argos Support Services Company:

     We have audited the accompanying balance sheet of Argos Support Services Company (the Company) as of December 31, 1996 and 1995 and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argos Support Services Company at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

August 8, 1997
Kansas City, Missouri

                         ARGOS SUPPORT SERVICES COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996          1995
                                                              -----------   ----------
Current assets:
  Cash and cash equivalents.................................  $ 1,271,024   $  227,358
  Restricted cash (note 2)..................................       50,524      135,000
  Trade receivables (net allowance of $3,732 and $0)........      473,905      117,684
  Inventory.................................................       79,994       84,478
                                                              -----------   ----------
          Total current assets..............................    1,875,447      564,520
Furniture, fixtures and equipment (net of accumulated
  depreciation of $45,777 and $15,680)......................       91,681       44,783
Intangible assets (net of accumulated amortization of
  $269,920 and $161,952)....................................      910,602      917,728
Other assets................................................       55,806       13,419
                                                              -----------   ----------
          Total assets......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                    LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Liabilities:
  Current liabilities:
     Trade payables.........................................  $   417,615   $  470,571
     Unearned revenues......................................      852,696      185,837
     Notes payable -- current portion.......................       21,085           --
     Line of credit (note 2)................................       50,000           --
     Other current liabilities (note 1).....................      144,269       40,203
                                                              -----------   ----------
          Total current liabilities.........................    1,485,665      696,611
                                                              -----------   ----------
  Long-term liabilities:
     Line of credit (note 2)................................           --      125,000
     Notes payable, less current portion (note 3)...........       10,883       11,577
     Long-term debt (note 3)................................      275,000           --
                                                              -----------   ----------
          Total long-term liabilities.......................      285,883      136,577
                                                              -----------   ----------
          Total liabilities.................................    1,771,548      833,188
                                                              -----------   ----------
Minority interest (note 5)..................................      529,472      842,091
                                                              -----------   ----------
Shareholder's equity (deficit):
  Capital stock ($1 par value; 10,000 shares authorized,
     5,800 shares issued and outstanding)...................        5,800        5,000
  Additional paid-in capital................................    1,968,018      608,818
  Accumulated deficit.......................................   (1,341,302)    (748,647)
                                                              -----------   ----------
          Total shareholder's equity (deficit)..............      632,516     (134,829)
                                                              -----------   ----------
          Total liabilities and shareholder's equity
            (deficit).......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996         1995
                                                              ----------   ----------
Revenues:
  Program revenues..........................................  $2,829,716   $  836,634
  Equipment sales...........................................     912,118      936,914
  Other revenues............................................      23,746        9,110
                                                              ----------   ----------
          Total revenues....................................   3,765,580    1,782,658
                                                              ----------   ----------
Cost of revenues:
  Programming costs.........................................   1,725,812      556,652
  Equipment costs...........................................     683,726      864,008
  Rebate expense............................................     408,958       16,875
  Other cost of revenues....................................      58,594          110
                                                              ----------   ----------
          Total cost of revenues............................   2,877,090    1,437,645
                                                              ----------   ----------
          Gross profit......................................     888,490      345,013
                                                              ----------   ----------
Expenses:
  Salaries and wages........................................     788,020      405,125
  Amortization and depreciation.............................     138,065      114,949
  Marketing.................................................      82,282       62,771
  Bad debt expense..........................................      20,850        4,540
  Professional fees.........................................     102,148       72,724
  Other selling, general and administrative.................     361,576      333,355
                                                              ----------   ----------
                                                               1,492,941      993,464
                                                              ----------   ----------
          Net loss before interest..........................    (604,451)    (648,451)
Interest income and expense:
  Interest income...........................................      36,971        7,511
  Interest expense..........................................     (25,175)      (8,725)
                                                              ----------   ----------
          Net loss..........................................  $ (592,655)  $ (649,665)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICE COMPANY

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           ADDITIONAL
                                                COMMON       PAID-IN        RETAINED
                                                STOCK        CAPITAL        EARNINGS       TOTAL
                                                ------   ---------------   -----------   ----------
Balance -- December 31, 1994..................  $5,000     $  608,818      $   (98,982)  $  514,836
  Net loss....................................     --              --         (649,665)    (649,665)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1995..................  5,000         608,818         (748,647)    (134,829)
  Sale of additional stock....................    800       1,359,200               --    1,360,000
  Net loss....................................     --              --         (592,655)    (592,655)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1996..................  $5,800     $1,968,018      $(1,341,302)  $  632,516
                                                ======     ==========      ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996        1995
                                                              ----------   ---------
Cash flow from operating activities
  Net loss..................................................  $ (592,655)  $(649,665)
  Adjustments to reconcile net income to net used in
     operating activities:
     Depreciation and amortization..........................     138,065     114,949
     Bad debt expense.......................................      20,850       4,540
  Changes in:
     Trade receivable.......................................    (377,071)   (122,224)
     Inventory..............................................       4,484     (70,763)
     Other assets...........................................     (42,387)    (11,070)
     Trade payables.........................................     (52,956)    469,571
     Unearned revenues......................................     666,859     185,837
     Other current liabilities..............................     104,066      22,658
                                                              ----------   ---------
          Net cash used in operating activities.............    (130,745)    (56,167)
                                                              ----------   ---------
Cash flows from investing activities:
  Additions to equipment....................................     (76,995)    (39,663)
  Proceeds from maturities of restricted cash investments...      84,476      15,000
                                                              ----------   ---------
          Net cash provided by (used in) investing
            activities......................................       7,481     (24,663)
                                                              ----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of line of credit..................          --     125,000
  Payments on line of credit................................     (75,000)   (880,747)
  Proceeds from issuance of debt and notes payable..........     296,691      15,268
  Payments on debt and notes payable........................      (1,300)    (53,691)
  Proceeds from issuance of stock...........................   1,360,000          --
  Proceeds from sales of revenue sharing rights.............          --     842,091
  Purchase of investor's revenue sharing rights.............    (413,461)         --
                                                              ----------   ---------
          Net cash provided by financing activities.........   1,166,930      47,921
                                                              ----------   ---------
          Net change in cash................................   1,043,666     (32,909)
Beginning of year cash and cash equivalents balance.........     227,358     260,267
                                                              ----------   ---------
End of year cash and cash equivalents balance...............  $1,271,024   $ 277,358
                                                              ==========   =========
Cash paid for interest......................................  $   21,165   $   8,725
                                                              ==========   =========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996 and 1995, the Company has the operating rights for territories in Texas, Florida and Utah.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of trade receivables, trade payables and long-term liabilities are carried at cost, which approximates fair value, as a result of the shortterm nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                         ARGOS SUPPORT SERVICE COMPANY

  NRTC Patronage Capital

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income included in other current liabilities was $48,107 and $10,804 at December 31, 1996 and 1995, respectively.

  Trade Receivables

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

  Depreciation

     Depreciation on furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

  Cash and Cash Equivalents

     Money market investments are classified as cash and cash equivalents for balance sheet and statement of cash flow purposes.

(2) RESTRICTED CASH

     The Company maintains a line of credit with a local bank for operating cash needs. As of December 31, 1996 and 1995, the Company had drawn $50,000 and $125,000, respectively, on this line of credit, which carries an interest rate of 8.5%, has a final maturity date of March 23, 1997 and is secured by certificates of deposit held by the bank.

(3) NOTES PAYABLE AND LONG-TERM DEBT

     Debt consist primarily of a $275,000 debenture payable to the majority shareholder of the Company. The debenture requires semiannual interest-only payments at 8.75% until maturity at April 1, 1999, at which time the principal is due in full. The Company also has two notes payable to banks totaling $31,968 at December 31, 1996.

     Scheduled repayments of long-term debt and notes payable outstanding at December 31, 1996 are as follows:

1997........................................................  $ 21,085
1998........................................................     3,543
1999........................................................   278,856
2000........................................................     3,484
                                                              --------
                                                              $306,968
                                                              ========

(4) INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis.

                         ARGOS SUPPORT SERVICE COMPANY

Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

     The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(5) MINORITY INTEREST

     During 1995, the Company sold revenue rights to investors in return for a cash investment of $842,091. These rights entitle investors to receive a percentage of any positive net revenues on certain zip codes based on programming revenues less programming costs related to the zip codes, less an allocation of marketing and selling, general and administrative expenses. No amounts were earned or paid on these revenue rights in 1995 or 1996.

     As part of the pending sale of the Company described in note 6, the Company has made offers to repurchase the revenue rights described above. Repurchase amounts exceeding the original proceeds from the sale of the rights are recorded as an intangible asset and amortized over the expected useful life of the franchise. During 1996, the Company paid $413,461 to repurchase certain revenue rights with a book value of $312,619. At December 31, 1996, the Company has offered a total of $1,182,307 to buy back the revenue rights of the three remaining investors having a book value of $529,472.

     In August 1997, the Company purchased the rights of one of these investors (book value of $250,000) for $600,000. As of August 9, 1997, the Company has outstanding offers to purchase the rights of the remaining two investors for $582,307. Ultimate amounts paid, if any, could exceed this amount.

(6) SUBSEQUENT EVENTS

     On April 3, 1997, the Company's shareholders signed a letter of interest to sell substantially all its outstanding common stock to Golden Sky Systems, Inc.
(GSS), which owned 20% of the outstanding common stock of the Company. The acquisition closed on August 8, 1997.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ace Telephone Association:

     We have audited the accompanying balance sheets of Satellite Entertainment, Inc., a wholly-owned subsidiary of Ace Telephone Association, as of December 31, 1996 and 1995 and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Satellite Entertainment, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

July 3, 1997, except as to note 6,
which is as of July 14, 1997.
Kansas City, Missouri

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  156,502   $  120,187
  Accounts receivable, net of allowance of $33,598 in 1996
     (note 2)...............................................     257,995      263,198
  Inventory.................................................      79,008      131,142
                                                              ----------   ----------
          Total current assets..............................     493,505      514,527
Furniture, fixtures and equipment, net of accumulated
  depreciation of $106,968 and $35,791 (note 5).............     326,377      358,245
Intangible assets (net of accumulated amortization of
  $278,851 and $163,464) (note 1)...........................     875,006      990,393
Other assets................................................      39,404       22,189
                                                              ----------   ----------
          Total assets......................................  $1,734,292   $1,885,354
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Accounts payable (note 4).................................  $  105,288   $   65,539
  Unearned revenue..........................................     158,493       35,581
  Other liabilities.........................................      49,197       37,326
                                                              ----------   ----------
          Total current liabilities.........................     312,978      138,446
Long-term liabilities:
  Notes payable (note 4)....................................     350,000      600,000
                                                              ----------   ----------
          Total liabilities.................................     662,978      738,446
                                                              ==========   ==========
Shareholder's equity:
  Common stock ($1 par -- 50,000 shares issued and
     outstanding)...........................................      50,000       50,000
  Additional paid-in capital................................   1,250,000    1,250,000
  Accumulated deficit.......................................    (228,686)    (153,092)
                                                              ----------   ----------
          Total shareholder's equity........................   1,071,314    1,146,908
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $1,734,292   $1,885,354
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Program revenues........................................  $1,216,893   $  542,511   $ 47,779
  Equipment sales.........................................     231,025      378,892    317,902
  Lease revenue (note 5)..................................      96,999       42,392      4,681
  Other revenues..........................................     138,594       82,838     58,004
                                                            ----------   ----------   --------
          Total revenues..................................   1,683,511    1,046,633    428,366
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     794,779      340,460     19,868
  Equipment costs.........................................     213,005      322,617    258,964
  Rebate expense..........................................      85,675       14,909        724
  Other costs of revenue..................................      99,603      128,874     59,859
                                                            ----------   ----------   --------
          Total cost of revenues..........................   1,193,062      806,860    339,415
                                                            ----------   ----------   --------
          Gross profit....................................     490,449      239,773     88,951
                                                            ----------   ----------   --------
Expenses:
  Salaries and commissions................................     139,261       76,904      3,855
  Depreciation and amortization...........................     186,563      147,794     51,462
  Bad debt expense........................................      56,587        4,274         --
  Marketing...............................................      97,044      111,068     38,060
  Other...................................................      84,791       64,656     13,110
                                                            ----------   ----------   --------
                                                               564,246      404,696    106,487
                                                            ----------   ----------   --------
          Operating loss..................................     (73,797)    (164,923)   (17,536)
  Other income............................................       4,129        5,431         --
  Interest income.........................................      17,002       12,707      4,170
  Interest expense........................................     (52,394)     (64,989)    (7,440)
                                                            ----------   ----------   --------
          Loss before tax benefit.........................    (105,060)    (211,774)   (20,806)
Income tax benefit (note 3)...............................      29,466       70,964      8,524
                                                            ----------   ----------   --------
          Net loss........................................  $  (75,594)  $ (140,810)  $(12,282)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                            ADDITIONAL
                                                  COMMON     PAID-IN     RETAINED      TOTAL
                                                   STOCK     CAPITAL     EARNINGS      EQUITY
                                                  -------   ----------   ---------   ----------
Balance at August 1, 1994.......................  $    --   $       --   $      --   $       --
  Sale of common stock..........................   50,000    1,250,000          --    1,300,000
  Net loss......................................       --           --     (12,282)     (12,282)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1994....................   50,000    1,250,000     (12,282)   1,287,718
  Net loss......................................       --           --    (140,810)    (140,810)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1995....................   50,000    1,250,000    (153,092)   1,146,908
  Net loss......................................       --           --     (75,594)     (75,594)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1996....................  $50,000   $1,250,000   $(228,686)  $1,071,314
                                                  =======   ==========   =========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $ (75,594)  $(140,810)  $   (12,282)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization.......................    186,563     147,794        51,462
     Bad debt expense....................................     56,587       4,274            --
  Change in:
     Accounts receivable.................................    (51,384)   (128,073)     (139,399)
     Inventory...........................................     52,134     298,286      (429,428)
     Other assets........................................    (17,215)    (22,189)           --
     Accounts payable....................................     39,749    (121,284)      186,823
     Unearned revenue....................................    122,912      26,401         9,180
     Other liabilities...................................     11,871      32,283         5,043
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................    325,623      96,682      (328,601)
                                                           ---------   ---------   -----------
Investing activities:
  Purchase of furniture, fixtures and equipment..........    (39,308)   (255,942)     (138,095)
  Purchase of DBS regions................................         --          --    (1,153,857)
                                                           ---------   ---------   -----------
          Net cash used in investing activities..........    (39,308)   (255,942)   (1,291,952)
                                                           ---------   ---------   -----------
Financing activities:
  Sale of common stock...................................         --          --     1,300,000
  Proceeds from issuance of notes payable................         --          --       600,000
  Payments on notes payable..............................   (250,000)         --            --
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................   (250,000)         --     1,900,000
                                                           ---------   ---------   -----------
          Net change in cash.............................     36,315    (159,260)      279,447
Cash at beginning of period..............................    120,187     279,447            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $ 156,502   $ 120,187   $   279,447
                                                           =========   =========   ===========
Cash paid for interest...................................  $  62,528   $  56,299   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Revenues for equipment sales are recognized when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of DBS receivers, satellite dishes and accessories as well as retail inventory at a Radio Shack franchise owned and operated by the Company. Radio Shack inventory had a carrying value at December 31, 1996 and 1995 of $30,079 and $31,139, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables, accounts payable and notes payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives, which range from five to thirty years.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over a period of ten years, which is the expected useful life of the revenue stream of those services.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes.

(2) ACCOUNTS RECEIVABLE

     Trade receivables consist primarily of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Company. Trade receivables as of December 31, 1996, 1995 and 1994 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming...............................................  $121,727   $ 65,884
  Financed equipment sales..................................   133,913    195,454
  Other.....................................................     2,355      1,860
                                                              --------   --------
                                                              $257,995   $263,198
                                                              ========   ========

(3) INCOME TAXES

     The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

     Total income tax benefit differs from expected income tax benefit as follows:

                                                            1996      1995      1994
                                                           -------   -------   ------
Expected income tax benefit at 34%.......................  $35,720   $72,003   $7,074
Difference due to income tax benefit allocation made by
  Parent.................................................   (6,254)   (1,039)   1,450
                                                           -------   -------   ------
          Total income tax benefit.......................  $29,466   $70,964   $8,524
                                                           =======   =======   ======

     If the Company had filed income taxes on a separate return basis, any tax benefit and net operating loss carry-forward would not be recognizable due to the Company's recurring historical losses Pro forma net income would therefore be as follows:

 1996       1995      1994
-------   --------   -------
$88,545   $190,050   $20,806
=======   ========   =======

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) RELATED PARTY TRANSACTIONS

     The Company has a revolving line of credit with the Parent whereby the Parent will loan the Company cash for operating purposes up to $1,000,000. These borrowings carry interest at prime plus two percent and require quarterly interest-only payments, with the unpaid principal balance due on April 27, 1999. The unpaid balance of these borrowings totaled $350,000 and $600,000 at December 31, 1996 and 1995, respectively.

     The Company is also party to various intercompany transactions with the Parent and a subsidiary of the Parent, including interest accruals on the line of credit noted above, intercompany cash receipts and tax benefits arising from the Company's net losses. Net receivable balances due from the Parent offset against accounts payable at December 31, 1996 and 1995 were $43,323 and $34,486, respectively.

(5) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for a minimum one-year period at a fixed monthly rental charge. After one year, the customer may continue to lease the equipment on a month-to-month basis. All minimum rents due under such leases at December 31, 1996, 1995 and 1994 are, therefore, due within the next calendar year.

     The above leases qualify for operating lease treatment and, accordingly, the leased units are transferred from inventory to furniture, fixtures and equipment at average cost when leased and depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned. The carrying amount of leased equipment included in furniture, fixtures and equipment at December 31, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $299,744   $286,104
Accumulated depreciation....................................   (92,261)   (28,935)
                                                              --------   --------
  Net carrying cost.........................................  $207,483   $257,169
                                                              ========   ========

(6) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting-deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $38,239 and $21,724 at December 31, 1996 and 1995, respectively.

(7) SUBSEQUENT EVENTS

     On March 21, 1997, the Company contracted to sell substantially all of its assets to Golden Sky Systems, Inc. The sale closed on July 14, 1997.

                              GVEC RURAL TV, INC.

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GVEC Rural TV, Inc.,
Guadalupe Valley Electric Cooperative and
Guadalupe Valley Development Corporation:

     We have audited the accompanying balance sheets of GVEC Rural TV, Inc. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GVEC Rural TV, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

August 8, 1997
Kansas City, Missouri

                              GVEC RURAL TV, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash and cash equivalents.................................  $  563,055   $       --
  Accounts receivable (notes 2 and 7).......................     214,827      186,101
  Inventory.................................................      47,348      286,718
  Note receivable (note 3)..................................      50,000       50,000
                                                              ----------   ----------
          Total current assets..............................     875,230      522,819
Intangible asset (net of accumulated amortization of
  $149,760 and $93,600).....................................     411,883      468,043
Other assets:
  Lease receivable -- noncurrent (note 7)...................     492,593      558,065
  Note receivable (note 3)..................................      30,000       80,000
  NRTC patronage capital (note 5)...........................      41,515       18,848
  Organizational costs......................................      31,436       39,295
                                                              ----------   ----------
          Total assets......................................  $1,882,657   $1,687,070
                                                              ==========   ==========

                         LIABILITIES AND INVESTORS' CAPITAL

Current liabilities:
  Accounts payable..........................................  $  122,258   $   45,604
  Related party accounts payable (note 6)...................      16,707           --
  Unearned revenue..........................................     108,106       24,571
  Other liabilities (note 5)................................      43,164       18,848
                                                              ----------   ----------
          Total current liabilities.........................     290,235       89,023
                                                              ----------   ----------
Investors' capital:
  Common stock -- class A, $1 par value; 100,000 shares
     authorized, 7,500 shares issued and outstanding........       7,500           --
  Common stock -- class B, $1 par value, 10,000 shares
     authorized, 2,500 shares issued and outstanding........       2,500           --
  Additional paid-in capital................................   1,638,047           --
  Retained earnings.........................................     (55,625)          --
  Segment equity............................................          --    1,598,047
                                                              ----------   ----------
          Total investors' capital..........................   1,592,422    1,598,047
                                                              ----------   ----------
          Total liabilities and investors' capital..........  $1,882,657   $1,687,070
                                                              ==========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Programming revenues....................................  $  752,079   $  336,503   $ 36,346
  Equipment sales.........................................     294,455      740,161    411,023
  Other revenues..........................................     241,862      219,011    181,728
                                                            ----------   ----------   --------
          Total revenues..................................   1,288,396    1,295,675    629,097
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     431,058      210,394     23,649
  Equipment costs.........................................     298,919      545,565    273,326
  Rebate expense..........................................      14,558       10,900         --
  Other cost of revenues..................................     150,407      132,625    175,066
                                                            ----------   ----------   --------
          Total cost of revenues..........................     894,942      899,484    472,041
                                                            ----------   ----------   --------
          Gross profit....................................     393,454      396,191    157,056
                                                            ----------   ----------   --------
Expenses:
  Salaries, wages and commissions.........................     213,107      259,808    112,910
  Amortization............................................      64,019       56,160     37,440
  Bad debt expense........................................      96,775        8,735         --
  Other...................................................      90,704      112,988     10,911
                                                            ----------   ----------   --------
          Total expenses..................................     464,605      437,691    161,261
                                                            ----------   ----------   --------
          Operating loss..................................     (71,151)     (41,500)    (4,205)
Gain on sale of wireless TV rights (note 3)...............          --      230,000         --
                                                            ----------   ----------   --------
          Income (loss) before interest...................     (71,151)     188,500     (4,205)
Other income..............................................       2,141        3,537         --
Interest income...........................................      13,385        8,537         --
                                                            ----------   ----------   --------
          Income (loss)...................................  $  (55,625)  $  200,574   $ (4,205)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                        STATEMENTS OF INVESTORS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   CLASS A   CLASS B   ADDITIONAL
                                   COMMON    COMMON     PAID-IN     RETAINED     SEGMENT       TOTAL
                                    STOCK     STOCK     CAPITAL     EARNINGS     EQUITY        EQUITY
                                   -------   -------   ----------   --------   -----------   ----------
Beginning balance -- December 31,
  1993...........................  $   --    $   --    $       --   $     --   $   561,643   $  561,643
  Cash investment by GVEC........      --        --            --         --       359,195      359,195
  Net loss.......................      --        --            --         --        (4,205)      (4,205)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1994.....      --        --            --         --       916,633      916,633
  Cash investment by GVEC........      --        --            --         --       480,840      480,840
  Net income.....................      --        --            --         --       200,574      200,574
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1995.....      --        --            --         --     1,598,047    1,598,047
  Capitalization of GVEC Rural
     TV, Inc. by GVEC in exchange
     for 7,500 common shares.....   7,500        --     1,590,547         --    (1,598,047)          --
  Sale of 2,500 common shares to
     GVDC........................      --     2,500        47,500         --            --       50,000
  1996 net loss..................      --        --            --    (55,625)           --      (55,625)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1996.....  $7,500    $2,500    $1,638,047   $(55,625)  $        --   $1,592,422
                                   ======    ======    ==========   ========   ===========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996       1995        1994
                                                             --------   ---------   ---------
Operating activities:
  Net income (loss)........................................  $(55,625)  $ 200,574   $  (4,205)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Amortization..........................................    64,019      56,160      37,440
     Bad debt expense......................................    96,775       8,735          --
     Gain on sale of wireless TV rights....................        --    (230,000)         --
  Changes in:
     Accounts and leases receivable........................   (60,029)   (530,311)   (222,590)
     Inventory.............................................   239,370     (97,879)   (188,839)
     Other assets..........................................        --     (39,295)         --
     Accounts payable......................................    88,661      34,243      11,361
     Unearned revenues.....................................    83,535      16,933       7,638
     Other liabilities.....................................     6,349          --          --
                                                             --------   ---------   ---------
          Net cash provided by (used in) operating
            activities.....................................   463,055    (580,840)   (359,195)
                                                             --------   ---------   ---------
Investing activities:
  Payments on notes receivable.............................    50,000     100,000          --
                                                             --------   ---------   ---------
          Net cash provided by investing activities........    50,000     100,000          --
                                                             --------   ---------   ---------
Financing activities:
  Cash investments by GVEC.................................        --     480,840     359,195
  Proceeds from issuance of stock..........................    50,000          --          --
                                                             --------   ---------   ---------
          Net cash provided by financing activities........    50,000     480,840     359,195
                                                             --------   ---------   ---------
          Net change in cash...............................   563,055          --          --
Cash at beginning of year..................................        --          --          --
                                                             --------   ---------   ---------
Cash at end of year........................................  $563,055   $      --   $      --
                                                             ========   =========   =========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     GVEC Rural TV, Inc. (the Company) is a Texas Corporation organized for the purpose of owning and operating direct broadcast services (DBS) television systems to customers within its franchise areas which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Television Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

     The Company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

     Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

     The financial statements presented as of and for the year ended December 31, 1996 present the financial position and operations of the Company. As of and for the years ended December 31, 1995 and 1994, the financial statements represent the financial position and operation of GVEC's rural television segment. This segment was not a separate subsidiary of GVEC nor was it operated as a separate entity in 1995 or 1994. The financial statements for 1995 and 1994 presented herein have been derived from the records of GVEC and have been prepared to present the segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which were allocated to the segment by GVEC. Such allocated expenses may or may not be indicative of what such expenses would have been had the segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Cash Equivalents

     The Company considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

  Inventory

     Inventory is stated at the lower of average cost or market and consists primarily of receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of

                              GVEC RURAL TV, INC.

assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial reporting and tax basis of certain assets.

  Organizational Costs

     The cost of legal and other professional fees associated with the formation of GVEC Rural TV, Inc. on January 1, 1996 were capitalized and were being amortized over a five-year period.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees and for rental charges on leased equipment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Programming (net of allowance of $3,418 and $0 at December
  31, 1996 and 1995)........................................  $ 64,117   $ 42,784
Equipment leases -- current portion (note 7)................   122,967    130,904
Other.......................................................    27,743     12,413
                                                              --------   --------
                                                              $214,827   $186,101
                                                              ========   ========

                              GVEC RURAL TV, INC.

(3) NOTE RECEIVABLE

     In January 1995, the Company sold for $230,000 its rights to provide certain wireless television services to an unrelated party. An initial payment of $100,000 was received at the time of sale, and the buyer signed a note for the remaining $130,000. The note was paid in full in March 1997.

(4) INCOME TAXES

     The Company's deferred tax assets relate principally to nondeductible reserves for bad debt and a net operating loss carryforward.

     A summary of deferred tax assets at December 31, 1996 follows:

Deferred tax assets:
  Temporary differences.....................................   $ 2,056
  Net operating loss carryforward...........................     7,552
                                                               -------
          Total deferred tax assets.........................     9,608
Less asset valuation reserve................................    (9,608)
                                                               -------
          Net deferred tax assets...........................   $    --
                                                               =======

     Due to outstanding net operating loss carryforwards, no provision for income taxes was recorded in 1996. The net operating loss for tax purposes of $22,211 as of December 31, 1996 expires in 2011.

     In 1995 and 1994, the Company was not directly subject to income taxes, as it was operated as a segment of GVEC. GVEC did not allocate tax expense (benefit) to the segment and, accordingly, no provision for income taxes has been made in 1995 or 1994.

(5) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income of $41,515 and $18,848 was included in other liabilities at December 31, 1996 and 1995, respectively.

(6) RELATED PARTY TRANSACTIONS

     On January 1, 1996, GVEC contributed all of its satellite television assets to GVEC Rural TV, Inc. in exchange for 100% of the issued and outstanding 7,500 shares of Class A common stock. These assets were recorded at historical cost. GVDC purchased 100% of the issued and outstanding 2,500 shares of Class B common stock in January 1996. Class A and B common shares have identical features except that dividends may be declared separately on each issue at the discretion of the Board of Directors. GVEC and GVEC Rural TV, Inc. share the same Board of Directors as GVDC.

     GVEC continues to perform management and accounting functions for GVEC Rural TV, Inc. and bills GVEC Rural TV, Inc. for such services. A related payable to GVEC of $16,707 exists at December 31, 1996.

                              GVEC RURAL TV, INC.

(7) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for periods of three to seven years at a fixed monthly rental charge. These leases qualify as sales-type capital leases and are therefore recorded as sales of equipment.

     Future minimum rental payments to be received, less a monthly handling fee and an allowance for uncollectible accounts, are included in accounts receivable. At December 31, 1996, 1995 and 1994, the net lease receivable was $615,560, $688,969 and $202,500, respectively. The December 31, 1996 lease receivable is to be received in subsequent years as follows:

1997........................................................   $122,967
1998........................................................    122,967
1999........................................................    122,967
2000........................................................    122,967
2001........................................................    114,689
Thereafter..................................................     41,401
Less allowance..............................................    (32,398)
                                                               --------
          Total.............................................   $615,560
                                                               ========

     Lease receivables due within one year are classified as current receivables on the Company's balance sheets.

(8) SUBSEQUENT EVENT

     On June 3, 1997, the Company contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on July 8, 1997.

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of Nemont Communications Inc. (NCI), as of December 31, 1997, and the related statements of operations, segment equity, and cash flows for the year then ended. The financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            CHMS, P.C.
                                            Certified Public Accountants
                                            Sidney, Montana

July 31, 1998

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                                                1997
                                                              --------
Current assets
  Cash......................................................  $    925
  Accounts receivable -- Note B.............................    72,645
  Inventory -- Note A.......................................    18,248
                                                              --------
          Total current assets..............................    91,818
Intangible equipment -- net of accumulated
  amortization -- Note D....................................   239,780
Other assets
  Notes receivable -- Note E................................    24,193
  NRTC patronage capital -- Note C..........................    47,249
                                                              --------
          Total other assets................................    71,442
                                                              --------
          Total assets......................................  $403,040
                                                              ========
                     LIABILITIES & SEGMENT EQUITY
Current liabilities
  Accounts payable..........................................  $253,035
  Unearned revenue..........................................    95,171
  Notes payable -- Note F...................................    23,225
                                                              --------
          Total current liabilities.........................   371,431
Segment equity..............................................    31,609
                                                              --------
          Total liabilities and segment equity..............  $403,040
                                                              ========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                 1997
                                                              ----------
REVENUES
  Programming revenues......................................  $1,636,584
  Equipment sales...........................................     146,111
  Other revenues............................................       3,921
                                                              ----------
          TOTAL REVENUES....................................   1,786,616
COST OF REVENUES
  Programming costs.........................................   1,214,952
  Equipment costs...........................................     170,007
  Rebate expense............................................      12,546
  Commission expense........................................     525,636
                                                              ----------
          TOTAL COST OF REVENUES............................   1,923,141
                                                              ----------
  GROSS PROFIT..............................................    (136,525)
EXPENSES
  Bad debt expense..........................................       7,866
  Amortization..............................................      38,365
  Marketing.................................................      34,365
  Office expense -- general.................................      52,192
  Salaries..................................................     114,950
                                                              ----------
          TOTAL EXPENSES....................................     247,738
                                                              ----------
  LOSS FROM OPERATIONS......................................    (384,263)
OTHER INCOME
  Interest income...........................................       4,673
  Dividend income...........................................      21,446
                                                              ----------
                                                                  26,119
                                                              ----------
          NET LOSS..........................................  $ (358,144)
                                                              ==========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                          STATEMENT OF SEGMENT EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
BALANCE AT JANUARY 1, 1997..................................  $ 280,411
  Company contribution to Segment...........................    109,342
  Net Loss..................................................   (358,144)
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $  31,609
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
CASH FLOWS FROM OPERATION ACTIVITIES
  Net loss..................................................  $(358,144)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     38,365
     Patronage capital allocation...........................    (15,012)
  Changes in operating assets and liabilities:
     (increase) decrease in accounts receivable.............    (47,408)
     (increase) decrease in inventories.....................      2,336
     Increase (decrease) in accounts payable................     58,513
     Increase (decrease) in unearned revenue................     95,171
                                                              ---------
          NET CASH USED BY OPERATING ACTIVITIES.............   (226,179)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable...........................     38,402
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash investments by Nemont Communications, Inc............    109,342
  Payments on notes payable.................................     (4,205)
                                                              ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    105,137
                                                              ---------
          NET DECREASE IN CASH..............................    (82,640)
CASH AT BEGINNING OF YEAR...................................     83,565
                                                              ---------
  CASH AT END OF YEAR.......................................  $     925
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Direct Broadcast Satellite (the Segment) is a segment of Nemont Communications, Inc. (the Company). The Company is a wholly-owned subsidiary of Nemont Telephone Cooperative (the Parent). The Segment was formed in 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communication Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for portions of four counties in northeastern Montana.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advances billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair value of financial instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Asset

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE B -- ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE C -- NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend.

NOTE D -- INTANGIBLE ASSETS

NRTC -- DBS Franchise Fee...................................  $ 383,648
  less accumulated amortization.............................   (143,868)
                                                              ---------
                                                              $ 239,780
                                                              =========

NOTE E -- NOTES RECEIVABLE

     Notes receivable consist of amounts due from customers financing the purchase of DBS dishes. Interest is being charged at a rate of 12% per year, due in monthly installments over a term of 36 months.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- NOTES PAYABLE

     Non-interest bearing notes with associated companies are as follows:

Northern Electric Cooperative...............................  $ 6,000
  Yellowstone Valley Electric Cooperative...................    7,200
  Sheridan Electric Cooperative.............................   10,025
                                                              -------
                                                              $23,225
                                                              =======

NOTE G -- SUBSEQUENT EVENTS

     During October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed in January 1998.

                                PRIMEWATCH, INC.

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997
             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of PrimeWatch, Inc.:

     We have audited the accompanying balance sheet of PrimeWatch, Inc. (a North Carolina corporation) as of December 31, 1997, and the related statements of operations, stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrimeWatch, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
March 30, 1998.

                                PRIMEWATCH, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                                                 1997
                                                              -----------
Current assets:
  Cash and cash equivalents.................................  $    60,813
  Accounts receivable.......................................      217,208
  Materials and supplies....................................       62,495
  Prepaid expenses..........................................       25,388
  Notes receivable..........................................       25,553
                                                              -----------
                                                                  391,457
                                                              -----------
Property and equipment......................................      177,325
  Less -- Accumulated depreciation..........................      (83,575)
                                                              -----------
                                                                   93,750
                                                              -----------
Investments in associated organizations.....................      166,350
                                                              -----------
Other assets................................................      645,406
                                                              -----------
                                                              $ 1,296,963
                                                              ===========

                  LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt.........................  $   185,412
  Capital lease obligations.................................            0
  Accounts payable and accrued expenses.....................      279,223
  Deferred revenue..........................................      139,893
                                                              -----------
                                                                  604,528
Long-term debt..............................................    1,252,333
                                                              -----------
          Total liabilities.................................    1,856,861
                                                              -----------
Commitments and contingencies (Notes 1 and 8)
Stockholder's equity (deficit):
  Common stock, $100 par value, authorized 100,000 shares,
     8,900 shares issued and outstanding at December 31,
     1997...................................................      890,000
Retained deficit............................................   (1,449,898)
                                                              -----------
          Total stockholder's equity (deficit)..............     (559,898)
                                                              -----------
                                                              $ 1,296,963
                                                              ===========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                                PRIMEWATCH, INC.

                            STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 31, 1997

                                                                 1997
                                                              ----------
Sales.......................................................  $2,301,144
Cost of goods sold..........................................   1,640,672
                                                              ----------
          Gross profit......................................     660,472
Operating expenses..........................................     586,163
Depreciation and amortization...............................     142,896
                                                              ----------
          Loss from operations..............................     (68,587)
Interest expense............................................     102,847
Interest and other income...................................       6,481
                                                              ----------
          Net loss..........................................  $ (164,953)
                                                              ==========

  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                         TOTAL
                                                     COMMON STOCK                    STOCKHOLDER'S
                                                   -----------------    RETAINED        EQUITY
                                                   SHARES    AMOUNT      DEFICIT       (DEFICIT)
                                                   ------   --------   -----------   -------------
Balance at December 31, 1996.....................  7,150    $715,000   $(1,284,945)    $(569,945)
  Sale of stock..................................  1,750     175,000             0       175,000
  Net loss.......................................      0           0      (164,953)     (164,953)
                                                   -----    --------   -----------     ---------
Balance at December 31, 1997.....................  8,900    $890,000   $(1,449,898)    $(559,898)
                                                   =====    ========   ===========     =========

  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
Cash flows from operating activities:
  Net loss..................................................  $(164,953)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities --
     Depreciation and amortization..........................    142,896
     Interest expense financed by long-term debt............          0
     Loss on sale of property...............................     14,254
     Noncash capital credits................................    (13,037)
     Amortization of rebate program.........................     78,016
     Other, net.............................................          0
     Changes in operating assets and liabilities:
       Accounts receivable..................................    (89,716)
       Materials and supplies...............................     28,367
       Prepaid expenses.....................................       (151)
       Accounts payable and accrued expenses................    (34,751)
       Deferred revenue.....................................    (59,891)
                                                              ---------
          Net cash provided by (used in) operating
          activities........................................    (98,966)
                                                              ---------
Cash flows from investing activities:
  Purchase of property and equipment........................    (19,027)
  Proceeds from sale of property............................     24,068
  Decrease in notes receivable..............................     15,268
                                                              ---------
          Net cash provided by (used in) investing
          activities........................................     20,309
                                                              ---------
Cash flow from financing activities:
  Proceeds from long-term debt..............................    100,000
  Repayment of capital lease obligations....................     (3,417)
  Repayment of long-term debt...............................   (174,357)
  Proceeds from sale of stock...............................    175,000
                                                              ---------
          Net cash provided by (used in) financing
          activities........................................     97,226
                                                              ---------
Net increase in cash and cash equivalents...................     18,569
Cash and cash equivalents, beginning of year................     42,244
                                                              ---------
Cash and cash equivalents, end of year......................  $  60,813
                                                              =========
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $ 115,829
                                                              =========

  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. NATURE OF THE BUSINESS:

     PrimeWatch, Inc. (the Company) was incorporated in the state of North Carolina on November 1, 1992, and is a wholly owned subsidiary of Halifax Electric Membership Corporation (Halifax). The Company's principal business activities are the sale, lease and service of satellite and security systems and the sale of C-Band and DBS system programming.

     The Company sells and leases security and satellite systems and related monitoring and programming, respectively, from its facilities located in Enfield, North Carolina. The Company's customer base is primarily within Halifax, Warren, Nash and Edgecomb Counties.

     Halifax and the Company have entered into negotiations to sell the outstanding common stock of the Company to an unrelated third party. No definitive agreement has been reached. The Company has suffered recurring losses and at December 31, 1997, had a retained deficit of $1,449,898. The Company has obtained representations from Halifax to fund any operating deficit for fiscal 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Revenue Recognition

     Subscribers to monthly DBS and C-Band System programming are billed in advance. Revenues are recognized in the month the service is provided to the subscriber. Advance billings represent deferred revenue in the accompanying balance sheets.

  Cash and Cash Equivalents

     The Company considers all temporary cash investments purchased with an original maturity of three months or less to be cash equivalents.

  Materials and Supplies

     Materials and supplies are valued at the lower of average cost or market.

  Notes Receivable

     Notes receivable result from sales of satellite and security systems financed by the Company. These notes bear interest ranging from 12% to 12.9% and payments of principal and interest are required to be made monthly over periods of two to five years. Notes receivable at December 31, 1997, of $25,553 were net of an allowance for uncollectible accounts of $11,265.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the following estimated useful lives:

                                                               ESTIMATED
                                                              USEFUL LIFE
                                                              ------------
Machinery and equipment.....................................  3 - 10 years
Security equipment..........................................  3 - 5 years
Office equipment............................................  5 - 10 years
Mobile phone equipment......................................  5 years
Leased equipment............................................  5 years

                                PRIMEWATCH, INC.

     Depreciation expense for the year ended December 31, 1997, was $42,466, of which $3,191 related to amortization of capital lease obligations.

     The Company leases some equipment to customers under terms which are accounted for as operating leases. Rental revenues from these leases are recognized ratably over the life of the lease and the related equipment is depreciated over its estimated useful life. Until December 1995, all leases were cancelable at any time. All new leases are noncancellable for 12 months. After the initial term, the leases continue on a month-to-month basis until terminated by either party.

     At December 31, 1997, equipment rented to customers had a carrying value (net of accumulated depreciation of $39,001) totaling $51,393.

  Other Assets

     Other assets are reflected on the accompanying balance sheets net of accumulated amortization in the amount of $439,375 at December 31, 1997.

     Amortization is computed using the straight-line method. Deferred assets and their respective periods of amortization are detailed as follows:

                                                                         AMORTIZATION
                                                                1997        PERIOD
                                                              --------   ------------
DBS franchise...............................................  $561,909     10 years
Deferred interest expense...................................    38,838     10 years
Goodwill....................................................    28,751     20 years
CACT customer acquisition...................................    15,908      5 years
Organization costs..........................................         0      5 years
                                                              --------
                                                              $645,406
                                                              ========

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. INCOME TAXES:

     Due to a cumulative net operating loss incurred by the Company for income, tax purposes in the amount of approximately $1,395,000 at December 31, 1997, no provision for income taxes is included in the accompanying statements of income. No deferred taxes have been recognized in these financial statements, due to the uncertainty regarding the realization of the net deferred tax assets.

                                PRIMEWATCH, INC.

4. INVESTMENTS IN ASSOCIATED ORGANIZATIONS:

     Following is a comparative summary of investments in associated organizations, as of December 31, 1997:

                                                                1997
                                                              --------
NRUFC patronage capital certificates........................  $121,800
National Rural Telecommunications Cooperative patronage
  capital certificates......................................    44,550
                                                              --------
                                                              $166,350
                                                              ========

     The patronage capital certificates represent net margins of the respective associated organizations which have been allocated to the Company. There is no market for these investments.

5. LONG-TERM DEBT:

     Long-term debt consisted of the following at December 31, 1997:

                                                                 1997
                                                              ----------
National Rural Utilities Cooperative Finance Corporation
  (NRUCFC) DBS equipment loan, interest at variable rates
  (6.35% at December 31, 1997), due September 1999 with
  interest due quarterly until maturity.....................  $  500,000
NRUCFC DBS franchise rights and related interest loans,
  interest at variable rates (6.2% at December 31, 1997),
  due August 2004 and December 2004. Principal and interest
  paid quarterly............................................     937,746
                                                              ----------
                                                               1,437,746
Less Current maturities.....................................     185,412
                                                              ----------
                                                              $1,252,334
                                                              ==========

     Annual maturities of debt are approximately as follows:

1998........................................................  $  185,412
1999........................................................     697,159
2000........................................................     209,698
2001........................................................     222,997
2002........................................................     117,829
Thereafter..................................................       4,651
                                                              ----------
                                                              $1,437,746
                                                              ==========

6. PENSION PLAN:

     All employees of the Company participate in the National Rural Electric Cooperative Association (NRECA) Retirement and Security Program, a defined benefit pension plan qualified under Section 401 and tax exempt under Section 501(a) of the Internal Revenue Code. From the Company's inception into the plan through September 30, 1996, a moratorium prohibited contributions. The moratorium resulted from the plan reaching its full funding limitation. In this multiemployer plan, the accumulated benefits and plan assets are not determined or allocated separately by individual employers.

                                PRIMEWATCH, INC.

     The employees of the Company also participate in the NRECA SelectRe 401K Plan. In this defined contribution plan, the Company makes contributions to the plan equal in the amounts accrued for pension expense.

     Pension expense for the year ended December 31, 1997, totaled $16,992.

7. RELATED-PARTY TRANSACTIONS:

     The Company has an operations and maintenance agreement with Halifax to provide personnel, equipment and facilities for operations. The Company reimburses Halifax for all direct costs incurred on behalf of the Company. For the year ended December 31, 1997, the Company reimbursed Halifax $34,289.

     The balance owed to Halifax at December 31, 1997 as a result of the above agreement was $31,176, and is included in accounts payable and accrued expenses on the accompanying balance sheets.

     In addition, the Company was owed $2,534 from Halifax at December 31, 1997. This amount is included in accounts receivable on the accompanying balance sheets.

8. COMMITMENTS AND CONTINGENCIES:

     The Company leases certain equipment and facilities under operating leases Future minimum rental payments required under operating leases are as follows:

1998........................................................  $26,670
1999........................................................   12,920
2000........................................................    2,420
                                                              -------
                                                              $42,010
                                                              =======

     Rental expense for operating leases was $33,915 for the year ended December 31, 1997.

------------------------------------------------------
------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION


     UNTIL APRIL 27, 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             ---------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER MAY BE CONTACTED AS FOLLOWS:

BY HAND/OVERNIGHT EXPRESS:

     STATE STREET BANK AND TRUST COMPANY OF
       MISSOURI, N.A.
     61 BROADWAY, 15TH FLOOR
     NEW YORK, NY 10016
     ATTENTION: CORPORATE TRUST DEPARTMENT

BY MAIL:

     STATE STREET BANK AND TRUST COMPANY OF
       MISSOURI, N.A.
     TWO INTERNATIONAL PLACE, 4TH FLOOR
     BOSTON, MA 02110
     ATTENTION: CORPORATE TRUST DEPARTMENT

BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):

     (617) 664-5290
     ATTENTION: CORPORATE TRUST DEPARTMENT
     CONFIRM BY TELEPHONE: (617) 664-5587
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------



                            GOLDEN SKY SYSTEMS, INC.
                             OFFER TO EXCHANGE ITS
                       12 3/8% SENIOR SUBORDINATED NOTES
                              DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       12 3/8% SENIOR SUBORDINATED NOTES
                               DUE 2006, SERIES A
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                               December 28, 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, the registrant has adopted a by-law that provides that, to the fullest extent permitted by DGCL, the registrant shall indemnify any person serving as a director or officer of the registrant and every such director or officer serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and the registrant's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The registrant has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among the registrant, Argos Support Services Company and
                            the several shareholders named therein.+*
          2.2            -- Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.+*
          2.3            -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., the registrant,
                            Western Montana DBS, Inc. d/b/a Rock Mountain DBS and the
                            stockholders of Western Montana DBS, Inc. named
                            therein.+*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1            -- Second Amended and Restated Certificate of Incorporation
                            of the registrant.*
          3.2            -- By-Laws of the registrant, adopted as of October 1,
                            1997.*
          3.3            -- Articles of Incorporation of Argos Support Services
                            Company.
          3.4            -- By-Laws of Argos Support Services Company.
          3.5            -- Articles of Incorporation of Primewatch, Inc.
          3.6            -- By-Laws of Primewatch, Inc.
          4.1            -- Indenture, dated as of July 31, 1998, by and among the
                            registrant, as issuer, Argos Support Services Company, as
                            guarantor, PrimeWatch, Inc., as guarantor, and State
                            Street Bank and Trust Company of Missouri, N.A., as
                            trustee, relating to the registrant's 12 3/8% Senior
                            Subordinated Notes due 2006, Series A and 12 3/8% Senior
                            Subordinated Notes due 2006, Series B.*
          4.2            -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of the registrant (included in Exhibit 4.1).*
          4.3            -- Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated and NationsBanc Montgomery
                            Securities LLC, as initial purchasers.*
          4.4            -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and the
                            registrant.*
          4.5            -- Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust
                            Company of Missouri, N.A., as escrow agent, and State
                            Street Bank and Trust Company, as custodian and
                            securities intermediary.*
          4.6            -- Guarantee of Argos Support Services Company, dated July
                            31, 1998.
          4.7            -- Guaranty of Primewatch, Inc., dated July 31, 1998.
          5.1            -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.
         10.1            -- Purchase Agreement, dated July 24, 1998, among the
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A.*
         10.2            -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., the registrant, various banks,
                            Paribas (formerly known as Banque Paribas), as
                            Syndication Agent, Fleet National Bank, as Administrative
                            Agent, and General Electric Capital Corporation, as
                            Documentation Agent.++
         10.3            -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended.
         10.4            -- Intentionally omitted.
         10.5            -- Intentionally omitted.
         10.6            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Rodney A. Weary.*
         10.7            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Jo Ellen Linn.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.8            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and William J. Gerski.*
         10.9            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and Laquita Allen.*
         10.10           -- Employment Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.11           -- Non-Competition Agreement between the registrant and
                            Rodney A. Weary.*
         10.12           -- Non-Competition Agreement, between the registrant and Jo
                            Ellen Linn.*
         10.13           -- Non-Competition Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.14           -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between the registrant and each of the
                            members of the registrant's Board of Directors.*
         10.15           -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between the registrant and John R.
                            Hager.
         10.16           -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent.*
         12.1            -- Statements re Computation of Ratios.*
         21.1            -- Subsidiaries of the registrant.*
         23.1            -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).
         23.2            -- Consent of KPMG Peat Marwick LLP.
         23.3            -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
         23.4            -- Consent of Loucks & Glassley, pllp.
         23.5            -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
         23.6            -- Consent of CHMS, P.C.
         23.7            -- Consent of Arthur Andersen LLP.
         24.1            -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky Systems, Inc. (included in the
                            signature pages).
         24.2            -- Power of Attorney of the members of the Board of
                            Directors of Argos Support Services Company (included in
                            the signature pages).
         24.3            -- Power of Attorney of the members of the Board of
                            Directors of PrimeWatch, Inc. (included in the signature
                            pages).
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.*
         27.1            -- Financial Data Schedule.
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors
                            named therein.*
         99.4            -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant,
                            Rodney A. Weary, and the investors named therein.*
         99.5            -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein.*

---------------


  + Certain schedules to these Exhibits have been omitted pursuant to Item
    601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to provide a copy of any such omitted schedule to the Commission upon request.


  * Previously filed.


  ++ Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.


(b) Financial Statement Schedules.

    Schedule II     -- Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on December 22, 1998.


                                            GOLDEN SKY SYSTEMS, INC.

                                            By:     /s/ RODNEY A. WEARY
                                              ----------------------------------
                                                       Rodney A. Weary
                                                   Chairman of the Board of
                                                           Directors,
                                                 Chief Executive Officer, and
                                                            Director

     The undersigned directors and officers of Golden Sky Systems, Inc., hereby appoint Rodney A. Weary and John R. Hager, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ RODNEY A. WEARY                   Chairman of the Board, Chief        December 22, 1998
-----------------------------------------------------    Executive Officer and Director
                   Rodney A. Weary                       (Principal Executive Officer)

                  /s/ JOHN R. HAGER                    Chief Financial Officer (Principal  December 22, 1998
-----------------------------------------------------    Financial and Accounting
                    John R. Hager                        Officer)

                                                       Director
-----------------------------------------------------
                  Robert F. Benbow

                                                       Director
-----------------------------------------------------
                 William O. Charman

                          *                            Director                            December 22, 1998
-----------------------------------------------------
                 William P. Collatos

                          *                            Director                            December 22, 1998
-----------------------------------------------------
                 William A. Johnston

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                          *                            Director                            December 22, 1998
-----------------------------------------------------
                  Robert B. Liepold

                          *                            Director                            December 22, 1998
-----------------------------------------------------
                  Erik M. Torgerson

* By signing his name hereto, Rodney A. Weary is executing this document on behalf of the persons indicated
  above pursuant to powers of attorney duly executed by such persons and filed with the Securities and
  Exchange Commission.

                 /s/ RODNEY A. WEARY
-----------------------------------------------------
                   Rodney A. Weary
                  Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, each of Argos Support Services Company and Primewatch, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Kansas City, state of Missouri, on December 22, 1998.



                                            ARGOS SUPPORT SERVICES COMPANY


                                            PRIMEWATCH, INC.



                                            BY:     /s/ RODNEY A. WEARY

                                              ----------------------------------

                                                       Rodney A. Weary


                                                 Chief Executive Officer and
                                                            Director



     The undersigned directors and officers of each of Argos Support Services Company and Primewatch, Inc., hereby appoint Rodney A. Weary and John R. Hager, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ RODNEY A. WEARY                   Chief Executive Officer and         December 22, 1998
-----------------------------------------------------    Director of each of Argos
                   Rodney A. Weary                       Support Services Company and
                                                         Primewatch, Inc. (Principal
                                                         Executive Officer)

                  /s/ JOHN R. HAGER                    Chief Financial Officer of each of  December 22, 1998
-----------------------------------------------------    Argos Support Services Company
                    John R. Hager                        and Primewatch, Inc. (Principal
                                                         Financial and Accounting
                                                         Officer)

                  /s/ JO ELLEN LINN                    Director of each of Argos Support   December 22, 1998
-----------------------------------------------------    Services Company and Primewatch,
                    Jo Ellen Linn                        Inc.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Investors


Golden Sky Systems, Inc.:



     The audits referred to in our report dated April 24, 1998 included the related financial statements schedule II, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set fourth therein.



     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG Peat Marwick LLP


Kansas City, Missouri


December 22, 1998

                                                                     SCHEDULE II

                                  SCHEDULE OF
                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                          BALANCE AT   CHARGED TO   CHARGED TO                 BALANCE AT
                                          BEGINNING    COSTS AND      OTHER      DEDUCTIONS-     END OF
                                          OF PERIOD     EXPENSES     ACCOUNTS    WRITE-OFFS      PERIOD
                                          ----------   ----------   ----------   -----------   ----------

Year Ended December 31, 1997
  Allowance for doubtful accounts.......      4           414          --           (280)         138
Year Ended December 31, 1996
  Allowance for doubtful accounts.......     --             7          --             (3)           4

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among the registrant, Argos Support Services Company and
                            the several shareholders named therein.+*
          2.2            -- Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.+*
          2.3            -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., the registrant,
                            Western Montana DBS, Inc. d/b/a Rock Mountain DBS and the
                            stockholders of Western Montana DBS, Inc. named
                            therein.+*
          3.1            -- Second Amended and Restated Certificate of Incorporation
                            of the registrant.*
          3.2            -- By-Laws of the registrant, adopted as of October 1,
                            1997.*
          3.3            -- Articles of Incorporation of Argos Support Services
                            Company.
          3.4            -- By-Laws of Argos Support Services Company.
          3.5            -- Articles of Incorporation of Primewatch, Inc.
          3.6            -- By-Laws of Primewatch, Inc.
          4.1            -- Indenture, dated as of July 31, 1998, by and among the
                            registrant, as issuer, Argos Support Services Company, as
                            guarantor, PrimeWatch, Inc., as guarantor, and State
                            Street Bank and Trust Company of Missouri, N.A., as
                            trustee, relating to the registrant's 12 3/8% Senior
                            Subordinated Notes due 2006, Series A and 12 3/8% Senior
                            Subordinated Notes due 2006, Series B*.
          4.2            -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of the registrant (included in Exhibit 4.1).*
          4.3            -- Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated and NationsBanc Montgomery
                            Securities LLC, as initial purchasers.*
          4.4            -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and the
                            registrant.*
          4.5            -- Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust
                            Company of Missouri, N.A., as escrow agent, and State
                            Street Bank and Trust Company, as custodian and
                            securities intermediary.*
          4.6            -- Guarantee of Argos Support Services Company, dated July
                            31, 1998.
          4.7            -- Guaranty of Primewatch, Inc., dated July 31, 1998.
          5.1            -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.
         10.1            -- Purchase Agreement, dated July 24, 1998, among the
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A.*
         10.2            -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., the registrant, various banks,
                            Paribas (formerly known as Banque Paribas), as
                            Syndication Agent, Fleet National Bank, as Administrative
                            Agent, and General Electric Capital Corporation, as
                            Documentation Agent.++*\

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.3            -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended.
         10.4            -- Intentionally omitted.
         10.5            -- Intentionally omitted.
         10.6            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Rodney A. Weary.*
         10.7            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Jo Ellen Linn.*
         10.8            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and William J. Gerski.*
         10.9            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and Laquita Allen.*
         10.10           -- Employment Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.11           -- Non-Competition Agreement between the registrant and
                            Rodney A. Weary.*
         10.12           -- Non-Competition Agreement, between the registrant and Jo
                            Ellen Linn.*
         10.13           -- Non-Competition Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.14           -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between the registrant and each of the
                            members of the registrant's Board of Directors.*
         10.15           -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between the registrant and John R.
                            Hager.*
         10.16           -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent.*
         12.1            -- Statements re Computation of Ratios.*
         21.1            -- Subsidiaries of the registrant.*
         23.1            -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).
         23.2            -- Consent of KPMG Peat Marwick LLP.
         23.3            -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
         23.4            -- Consent of Loucks & Glassley, pllp.
         23.5            -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
         23.6            -- Consent of CHMS, P.C.
         23.7            -- Consent of Arthur Andersen LLP.
         24.1            -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky Systems, Inc. (included in the
                            signature pages).
         24.2            -- Power of Attorney of the members of the Board of
                            Directors of Argos Support Services Company (included in
                            the signature pages).
         24.3            -- Power of Attorney of the members of the Board of
                            Directors of PrimeWatch, Inc. (included in the signature
                            pages).
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.*
         27.1            -- Financial Data Schedule.*
         99.1            -- Form of Letter of Transmittal.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors
                            named therein.*
         99.4            -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant,
                            Rodney A. Weary, and the investors named therein.*
         99.5            -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein.*


---------------


  + Certain schedules to these Exhibits have been omitted pursuant to Item
    601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to provide a copy of any such omitted schedule to the Commission upon request.


  * Previously filed.


  ++ Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.


(b) Financial Statement Schedules.

    Schedule II     -- Valuation and Qualifying Accounts.